UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.      )

Filed by the Registrant ☒                                                      Filed by a Party other than the Registrant 

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           Preliminary Proxy Statement

           Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒           Definitive Proxy Statement

           Definitive Additional Materials

           Soliciting Material Pursuant to §240.14a-12

CHARMING SHOPPES, INC.
(Name of Registrant as Specified in Its Charter)

____________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CHARMING SHOPPES, INC.
3750 STATE ROAD
BENSALEM, PENNSYLVANIA 19020

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
June 25, 2009

We are pleased to give you this notice of our 2009 Annual Meeting of Shareholders:

Time and Date:	10:00 a.m. on Thursday, June 25, 2009 (eastern time)
Place:	Lane Bryant offices of Charming Shoppes, Inc. 3344 Morse Crossing Road Columbus, OH 43219-3092
Items of Business:	1. To elect the nine (9) Director nominees named herein for a one-year term.

  2.  To re-approve the material terms of the performance goals under our 2004 Stock Award and Incentive Plan to preserve Charming Shoppes’ tax deductions in accordance with Section 162(m) of the Internal Revenue Code.

3. To ratify the appointment of Ernst & Young LLP as independent auditors of Charming Shoppes to serve for the 2010 fiscal year.
4. To transact such other business as may properly come before the Meeting or any adjournment thereof.
Record Date:	You are entitled to attend and vote at the Meeting if you were a holder of record of Common Stock at the close of business on April 27, 2009.
Company Reports:

Our Annual Report on Form 10-K for our fiscal year ended January 31, 2009 is included with these materials.  Financial and other information concerning Charming Shoppes is included in our Annual Report.

Proxy Materials:	A Proxy Statement and Proxy Card are also included. If proxy materials are received by mail, a pre-paid postage-paid return envelope is enclosed.
Proxy Voting:	Your vote is important. Please read the Proxy Statement carefully and submit your proxy by mailing the enclosed Proxy Card as soon as possible.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on June 25, 2009.

As permitted by rules adopted by the Securities and Exchange Commission (“SEC”), the Company is making its Proxy Statement and its Annual Report on Form 10-K available electronically via the Internet.  In accordance with the SEC rules, we are mailing to most of our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to electronically access this Proxy Statement and our Annual Report on the Internet and how to vote online.  In general, shareholders who receive the Notice will not receive a printed copy of the proxy materials in the mail. The Notice contains instructions on how to request a paper copy of the proxy materials, including this Proxy Statement, our Annual Report and Proxy Card.

Please note that we may also send to certain shareholders a paper copy of these proxy materials by mail.  We will begin mailing the Notice to our beneficial holders on May 15, 2009. We will begin to mail printed copies of this Proxy Statement, our Annual Report and form of Proxy Card to our registered holders on or about the same time we mail the Notice.

The Proxy Statement and our fiscal 2009 Annual Report on Form 10-K to Shareholders are also available at www.charmingshoppes.com/proxy2009.

By Order of the Board of Directors

Colin D. Stern
Secretary

May 15, 2009

Page

(continued)
Page

Summary Compensation Table	33
Employment Agreement	35
Grants of Plan-Based Awards During Fiscal 2009	35
Outstanding Equity Awards at Fiscal 2009 Year-End	38
Option Exercises and Stock Vested During Fiscal 2009	41
Nonqualified Deferred Compensation for Fiscal 2009	42
Variable Deferred Compensation Plan for Executives	43
Supplemental Executive Retirement Plan (SERP)	44
Potential Payments Upon Termination or Change in Control	44

PROPOSAL FOR RE-APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER THE 2004 STOCK AWARD AND INCENTIVE PLAN TO PRESERVE CHARMING SHOPPES’ TAX DEDUCTIONS IN ACCORDANCE WITH SECTION 162(M) OF THE INTERNAL REVENUE CODE	49

EQUITY COMPENSATION PLAN INFORMATION	55

REPORT OF THE COMPENSATION COMMITTEE	56

PRINCIPAL SHAREHOLDERS AND MANAGEMENT OWNERSHIP	57

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	59

AUDIT COMMITTEE REPORT	60

AUDIT AND OTHER FEES	61
Audit and Other Fees for Past Two Fiscal Years	61
Audit and Permissible Non-Audit Services Pre-Approval Policies and Procedure	61

PROPOSAL FOR RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS	62

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	62

PROPOSALS FOR 2010 ANNUAL MEETING	62

COST OF SOLICITATION	63

HOUSEHOLDING	63

ADDITIONAL INFORMATION	63

2004 STOCK AWARD AND INCENTIVE PLAN	A-1

CHARMING SHOPPES, INC.
3750 State Road
Bensalem, Pennsylvania 19020
______________

PROXY STATEMENT
_______________

We are providing these proxy materials in connection with the solicitation by the Board of Directors of Charming Shoppes, Inc., a Pennsylvania corporation, of proxies to be voted at our 2009 Annual Meeting of Shareholders and at any adjournment of the meeting.

You are invited to attend our Annual Meeting of Shareholders (“Meeting”) on June 25, 2009, beginning at 10:00 a.m. eastern time. The Meeting will be held at the Lane Bryant offices of the Company, 3344 Morse Crossing Road, Columbus, Ohio 43219-3092.

As permitted by rules adopted by the Securities and Exchange Commission (“SEC”), on May 15, 2009, we mailed to most of our shareholders entitled to vote at the Meeting a Notice of Internet Availability of Proxy Materials (the “Notice”) containing the instructions on how to electronically access on the Internet this Proxy Statement and our Annual Report on Form 10-K for our fiscal year ended January 31, 2009 (“fiscal 2009”) and how to vote online.  In general, shareholders who receive the Notice will not receive a printed copy of the proxy materials in the mail.  If you would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice.  In addition, the Notice contains instructions on how shareholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis.

Please note that we may also send to certain shareholders entitled to vote at the Meeting our proxy materials by mail.  This Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders, Proxy Card and our Annual Report on Form 10-K for our fiscal year ended January 31, 2009 are being mailed to these shareholders on May 15, 2009.

ABOUT THE MEETING

What is the purpose of the Meeting?

At the Meeting, our shareholders will be asked to consider and act upon the following matters:

•	Election of the nine (9) Director nominees named herein for a one-year term;

•	Re-approval of the material terms of the performance goals under the 2004 Stock Award and Incentive Plan to preserve Charming Shoppes’ tax deductions;

•	Ratification of the appointment of Ernst & Young LLP as our independent auditors for the 2010 fiscal year; and

•	Such other business as may properly come before the Meeting or any adjournment thereof.

Who is entitled to attend and vote at the Meeting?

Only shareholders of record on April 27, 2009, the record date for the Meeting, are entitled to receive notice of and attend and vote at the Meeting.

What are the voting rights of shareholders?

Each share of Common Stock is entitled to one vote. There is no cumulative voting.

Why did I receive a notice in the mail regarding the Internet availability of the proxy materials?

The SEC permits companies to furnish their proxy materials over the Internet. As a result, we are mailing to most of our shareholders the Notice instead of a paper copy of the proxy materials. All shareholders will be able to access the proxy materials online.  A shareholder that receives the Notice will not be mailed a paper copy of the proxy materials unless they request a copy.  Instructions on how to access the proxy materials over the Internet and on how to request a paper copy of the proxy materials may be found on the Notice.  In addition, the Notice contains instructions on how shareholders may request to receive proxy materials in printed form by mail or electronically by

 e-mail on an ongoing basis.  These instructions are also set out below.  Unless the shareholder requests a paper copy of the proxy materials, a shareholder receiving the Notice will only be able to vote via the Internet.

Why didn’t I receive a notice about the Internet availability of the proxy materials?

We are providing some of our shareholders with paper copies of the proxy materials instead of the Notice.  Shareholders who receive the proxy materials by mail will only be able to vote by mailing the Proxy Card enclosed with the Proxy Statement.

If I only received a Notice of Internet Availability of Proxy Materials, how do I obtain a paper copy of the proxy materials?

If you want to receive a paper or e-mail copy of our proxy materials, you must request one.  There is no charge to you for requesting a copy.  Please make your request on or before June 11, 2009 to facilitate timely delivery.  If you only received the Notice, you may request a copy of the proxy materials for this Meeting and all future meetings:

•	by Internet at www.proxyvote.com;

•	by telephone at 1-800-579-1639; or

•	by e-mail at sendmaterial@proxyvote.com.

If requesting proxy materials by e-mail, please send a blank e-mail with your 12-Digit Control Number (located on the Notice) in the subject line.

How do shareholders vote?

You may vote at the Meeting in person or by proxy.

•
Voting by Internet. If you received the Notice, the website for Internet voting is on the Notice.  Please follow the instructions contained in the Notice.  Internet voting is available 24 hours a day, seven days a week through 11:59 p.m., on Wednesday, June 24, 2009.

•
Voting by mail. If you received a printed copy of the proxy materials, you may only vote by mail by marking the Proxy Card enclosed with this Proxy Statement, dating and signing it, and returning it in the postage-paid envelope provided.  If you received the Notice and wish to vote by mail, you must request a paper copy of the materials as discussed above.

Shareholders who hold their shares through a broker (in “street name”) must vote their shares in the manner prescribed by their broker.

If a shareholder gives a proxy, how are the shares voted?

Proxies received by us before the Meeting will be voted at the Meeting in accordance with your instructions.  If you sign and return the enclosed Proxy Card or vote via the Internet, but do not give voting instructions, your shares will be voted by the Proxy Committee of the Board of Directors (the “Proxy Committee”) on each matter in accordance with the recommendation of the Board of Directors or, if no recommendation is made by the Board of Directors, in the discretion of the Proxy Committee. Thus, for example, if you do not give instructions, and a nominee for Director withdraws before the election (which is not now anticipated), your shares will be voted by the Proxy Committee for any substitute nominee as may be nominated by the Board of Directors. The Proxy Committee consists of Alan Rosskamm, our Chairman of the Board of Directors, and Yvonne M. Curl, a Director and Chair of our Corporate Governance and Nominating Committee. Under the rules that govern brokers and nominees who have record ownership of shares that are held in “street name” for account holders (who are the beneficial owners of the shares), brokers and nominees have the discretion to vote such shares on routine matters, such as uncontested Director elections and ratification of independent registered public accounting firms, but not on non-routine matters, such as shareholder proposals or contested Director elections. If a broker or nominee has not received voting instructions from an account holder and does not have discretionary authority to vote shares on a particular item, a “broker non-vote” occurs. We believe that all of the proposals in this Proxy Statement should be treated as routine matters.

It is possible that matters other than those described above may be brought before shareholders at the Meeting. If we were not aware of the matter a reasonable time before the mailing of this Proxy Statement and the Notice, the Proxy Committee will vote your shares on the matter as recommended by the Board of Directors, or, if no recommendation is given, the Proxy Committee will vote your shares in their discretion. In any event, the Proxy Committee will comply with the rules of the SEC when exercising proxies on a discretionary basis.

How are proxies changed or revoked?

You may change any vote by proxy or revoke a proxy before it is exercised by filing with the Secretary of Charming Shoppes a notice of revocation, executing a proxy bearing a later date by mail if you received the proxy materials by mail, online if you received the Notice or by attending the Meeting and voting in person. Attendance at the Meeting will not by itself constitute revocation of a proxy.

How many shares are outstanding and what constitutes a quorum?

At the close of business on April 27, 2009, the record date for the Meeting, 115,408,175 shares of Common Stock were outstanding. Shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast must be present at the Meeting in person or by proxy to constitute a quorum for the transaction of business. Withheld votes and shares voted as “abstentions” or subject to broker non-votes will count for purposes of determining whether a quorum is present.

What vote is required to approve each item?

Election of Directors: The nine (9) nominees for election as Directors who receive the greatest number of votes will be elected as Directors.  Under our Articles of Incorporation, cumulative voting is not permitted.

Performance Goals under the 2004 Stock Award and Incentive Plan: In order to preserve Charming Shoppes’ tax deductions in accordance with Section 162(m) of the Internal Revenue Code (the “Code”), the material terms of the performance goals under the 2004 Stock Award and Incentive Plan must be reapproved by our shareholders by the affirmative vote of a majority of the votes cast on the matter. This plan was previously approved by our shareholders at the 2004 Annual Meeting of Shareholders.

Ratification of the Appointment of Independent Auditor: Although we are not required to submit the appointment of our independent auditors to a vote of shareholders, we believe that it is appropriate to ask that you ratify the appointment. Ratification of the appointment of Ernst & Young LLP as our independent auditors requires the affirmative vote of a majority of the votes cast on the matter.

Withheld votes, abstentions and broker non-votes will not be taken into account and will have no effect on the outcome of the election of Directors or the approval of other matters that may come before the Meeting.

Other: Approval of any other matter that comes before the Meeting will require the affirmative vote of a majority of the votes cast on the matter.

What are the Board of Directors’ recommendations?

The Board of Directors unanimously recommends that you vote as follows:

FOR the nine (9) persons nominated as Directors for a one-year term.

FOR the re-approval of the material terms of the performance goals under the 2004 Stock Award and Incentive Plan to preserve Charming Shoppes’ tax deductions.

FOR the ratification of the appointment of Ernst & Young LLP as our independent auditors for fiscal 2010.

If you received our proxy materials by mail, you may vote using the Proxy Card enclosed with this Proxy Statement.  If you received the Notice, you may vote via the Internet by following the instructions included on the Notice.

Other Information

We have enclosed our Annual Report on Form 10-K for fiscal 2009. No material contained in the Annual Report is to be considered a part of the proxy solicitation materials.

Our mailing address is Charming Shoppes, Inc., 3750 State Road, Bensalem, Pennsylvania 19020. Our corporate website address is www.charmingshoppes.com. The contents of our website are not incorporated by reference into this Proxy Statement.

DIRECTORS STANDING FOR ELECTION

At our 2008 Annual Meeting of Shareholders, our shareholders approved amendments to the Company’s Articles of Incorporation and By-laws to declassify our Board of Directors.  Consequently, each Director elected at the 2008 Annual Meeting of Shareholders serves a one-year term until the 2009 Annual Meeting of Shareholders and until a successor has been selected or qualified or until his or her earlier death, resignation or removal.

On July 10, 2008 the Board of Directors appointed M. Jeannine Strandjord to serve as a member of the Board until our next annual meeting of shareholders in order to fill the vacancy left by the sudden death of William O. Albertini.  Ms. Strandjord had previously served on the Board from April 2006 until June 2008.  In furtherance of the resolution of a proxy contest which was settled on May 8, 2008, Ms. Strandjord elected not to stand for reelection at the Company’s June 26, 2008 Annual Meeting of Shareholders.

Alan Rosskamm, a Director since 1992, was appointed Non-Executive Chairman of the Board on June 26, 2008. On July 8, 2008, Dorrit J. Bern resigned from her position as President and Chief Executive Officer of Charming Shoppes and as a Director.  Mr. Rosskamm was appointed Interim Chief Executive Officer of Charming Shoppes on July 10, 2008 and a search committee of the Board was constituted to recruit a permanent Chief Executive Officer.

On April 2, 2009, James P. Fogarty was appointed as President and Chief Executive Officer and was also elected by the Board as a Director of the Company to serve until the Meeting.  In connection with Mr. Fogarty’s appointment, Mr. Rosskamm resigned as Interim Chief Executive Officer.  Messrs. Rosskamm and Fogarty and Ms. Strandjord are among our nominees for election as Directors at the Meeting.

Pamela Davies and Charles T. Hopkins have elected not to stand for reelection. The Board is extremely grateful for their excellent service on behalf of the Company and its shareholders.

In accordance with our By-laws, our Board of Directors has specified that as of the date of the Meeting, the number of Directors will be set at nine (9).  Each director elected at the Meeting will serve for a one-year term until his or her successor shall have been duly selected and qualified.  The Board has nominated the people listed below to serve as Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE BOARD’S NOMINEES FOR ELECTION AS DIRECTORS.

BIOGRAPHIES OF DIRECTORS AND NOMINEES FOR DIRECTOR

Other than James P. Fogarty, our President and Chief Executive Officer, each of the following Directors and nominees for Director is “independent” under the NASDAQ Global Select Market listing requirements and the standards set forth in our Principles of Corporate Governance.  Upon Mr. Rosskamm’s resignation as our Interim Chief Executive Officer, the Board undertook a review of Mr. Rosskamm’s independence and determined he was independent under these standards. For more information about our determination of independence, see “CORPORATE GOVERNANCE AT CHARMING SHOPPES—Board of Directors.”

ARNAUD AJDLER	Director Since 2008

    Mr. Ajdler, 33, serves as a Director of O’Charley’s Inc. and of Destination Maternity, Inc.  From June 2004 until June 2006 Mr. Ajdler also served as the Chief Financial Officer, a Director and the Secretary of Arpeggio Acquisition Corporation. Arpeggio completed its business combination with Hill International, Inc. in June 2006 and since such time Mr. Ajdler has served as a Director of the surviving company, a NYSE listed company, which is a construction project management firm.  He has been a Managing Director of Crescendo Partners since December 2005.

MICHAEL C. APPEL	Director Since 2008

    Mr. Appel, 59, was an interim Chief Executive Officer for Caswell-Massey Co. Ltd., Ciro, Inc., Laura Ashley, N.A. and MacKenzie-Childs, Ltd. Mr. Appel served as financial advisor to the Creditors Committee in the bankruptcy proceeding of Kasper A.S.L., Ltd., a leading manufacturer of women’s apparel under the Kasper and Anne Klein brands that filed for Chapter 11 in February 2002.  Mr. Appel served as Chief Restructuring Officer of HCI Direct, the leading U.S. direct marketer of women’s hosiery. He later served as interim Chief Executive Officer at HCI Direct.  Mr. Appel currently serves as Managing Director of Quest Turnaround Advisors, a firm that provides turnaround and crisis management services to Boards of Directors, management, creditors and shareholders.

RICHARD W. BENNET, III	Director Since 2008

Mr. Bennet, 56, is the former Vice Chairman of The May Department Stores Company.  Before his appointment as Vice Chairman in 2000, Mr. Bennet served in various executive management positions including President and Chief Executive Officer of Kaufmanns and Famous Barr. Before these executive leadership positions, Mr. Bennet held a number of senior merchandising positions, including General Merchandise Manager responsibilities at Filene’s, Famous Barr and May D & F. Mr. Bennet has also served as President and Chief Executive Officer of Direct Holdings Worldwide, an international direct marketing business with a variety of holdings including Time Life Entertainment. Currently, Mr. Bennet is Co-Chief Executive Officer of CCA Global Partners, a cooperative of independent retail stores providing buying service and infrastructure to 3,600 locations with revenues of over $10 billion. Mr. Bennet also serves on the Board of Directors of drugstore.com, inc.

YVONNE M. CURL	Director Since 2004

Ms. Curl, 54, was the Chief Marketing Officer of Avaya, Inc. (“Avaya”) from October 2000 through April 2004. In that capacity, she was responsible for the strategic and operational management of Avaya’s global marketing organization. Avaya provides voice, converged voice and data customer relationship management, messaging, multi-service networking and structured cabling products and services to its customers. Before joining Avaya, Ms. Curl was employed by Xerox Corporation beginning in 1976, where she held positions in sales, marketing and field operations culminating with her appointment as Corporate Vice President, Senior Vice President and General Manager, Public Sector, Worldwide in January 1999.  Ms. Curl is also a Director of Nationwide Mutual Insurance Company, HealthSouth Corporation and Welch Allyn Inc.

JAMES P. FOGARTY	Director Since 2009

Mr. Fogarty, 40, serves as our President and Chief Executive Officer.  Before his appointment as President and Chief Executive Officer of the Company, Mr. Fogarty was a Managing Director of Alvarez & Marsal (“A&M”), an independent global professional services firm from August 1994 until his appointment as our Company’s President and Chief Executive Officer.  He was also a member of A&M’s Executive Committee for North America Restructuring.  During his tenure at A&M, Mr. Fogarty most recently served as President and Chief Operating Officer of Lehman Brothers Holdings from September 2008 until when he joined us.  From September 2005 through February 2008, he was President and Chief Executive Officer of American Italian Pasta Company, the largest producer of dry pasta in North America.  He served as the Chief Financial Officer at Levi Strauss & Co. from 2003 to 2005.  From December 2001 through September 2003, he served as Senior Vice President and Chief Financial Officer of The Warnaco Group, a then $1.5 billion global apparel maker, which emerged from bankruptcy in early 2003 after completing a successful turnaround during his tenure.

MICHAEL GOLDSTEIN	Director Since 2008

Mr. Goldstein, 67, was Chairman of Toys “R” Us, Inc. from February 1998 to June 2001, Chief Executive Officer from August 1999 to January 2000 and Vice Chairman and Chief Executive Officer from February 1994 to February 1998. Mr. Goldstein is also a Director of Medco Health Solutions, Inc., 4Kids Entertainment, Inc., Martha Stewart Living Omnimedia, Inc. and Pacific Sunwear of California, Inc.

KATHERINE M. HUDSON	Director Since 2000

Ms. Hudson, 62, served as the Chairman of the Board of Directors of Brady Corporation until November 2003 when she retired.  Before her appointment as Chairman, she was the President, Chief Executive Officer and a Director of Brady Corporation from January 1994 until March 2003. Brady Corporation is a leading manufacturer and marketer of complete identification solutions which improve productivity, performance, safety and security.  Before joining Brady Corporation, she was a Vice President at Eastman Kodak Company and General Manager of its Professional, Printing and Publishing Imaging Division.  Ms. Hudson is a Director of International Flavors and Fragrances, Inc.

ALAN ROSSKAMM	Director Since 1992

Mr. Rosskamm, 59, served as our Interim Chief Executive Officer from July 10, 2008 until April 2, 2009.  He was appointed as our Non-Executive Chairman of the Board on June 26, 2008.  Mr. Rosskamm was the Chief Executive Officer of Jo-Ann Stores, Inc. (“Jo-Ann”), from October 1985 to August 2006, and Chairman of its Board of Directors from July 1992 to August 2006. Under his leadership, Jo-Ann became the nation’s leading retailer of fabrics and sewing supplies and one of the nation’s largest retailers of craft and floral products, operating 800 stores in 47 states. He continues as a member of Jo-Ann’s Board of Directors, where he has served since 1985.

M. JEANNINE STRANDJORD	Director from April 2006 through June 2008; Director since 2008

Ms. Strandjord, 63, served as a member of our Board of Directors from April 24, 2006 to June 25, 2008.  On July 10, 2008, she was reappointed as a Director of our Board, following the sudden death of William O. Albertini.  Ms. Strandjord was Senior Vice President and Chief Integration Officer of Sprint Corporation (“Sprint”), a global communications company, from September 2003 until her retirement in November 2005, with responsibility for the implementation of Sprint’s transformation, including overall program management of comprehensive process redesign and organizational development.  From January 1985 until September 2003 Ms. Strandjord served as a senior member of management at Sprint and certain of its affiliates with positions in finance.  Ms. Strandjord is also a member of the Board of six registered investment companies which are a part of American Century Funds and a member of the Boards of DST Systems, Inc. and Euronet Worldwide, Inc. Ms. Strandjord has served as Chairman and President of the Heartland Chapter of the National Association of Corporate Directors for the last two years.

CORPORATE GOVERNANCE AT CHARMING SHOPPES

Our business is managed under the direction of our Board of Directors, in accordance with the Pennsylvania Business Corporation Law and our By-laws. Members of the Board of Directors are kept informed of our business through discussions with our Chief Executive Officer, and other officers, by reviewing materials provided to them and by participating in regular and special meetings of the Board of Directors and its committees. In addition, to promote open discussion among our non-employee Directors, our independent Directors regularly meet in executive sessions without the participation of management or employee Directors. Our Directors are encouraged to, and do, attend continuing education programs on corporate governance practices from time to time.

Board of Directors

Our Board of Directors has a long-standing commitment to sound and effective corporate governance practices. The foundation for our corporate governance is the Board’s policy that a substantial majority of the members of the Board of Directors should be independent. Our Principles of Corporate Governance Statement is available on our corporate website (www.charmingshoppes.com). We have reviewed internally and with our Board of Directors the provisions of the Sarbanes-Oxley Act of 2002, the related rules of the SEC and current NASDAQ Marketplace Rules and NASDAQ Global Select Market listing requirements and the applicable Chicago Stock Exchange listing requirements regarding corporate governance policies and procedures. Our corporate governance documents comply with all applicable requirements.

In accordance with our By-laws, our Board of Directors has specified that as of the date of the Meeting, the number of Directors will be set at nine (9). Eight (8) of the nine (9) Directors are non-employees, and the Board of Directors has determined that each of these eight (8) Directors, including Mr. Rosskamm following his resignation as Interim Chief Executive Officer, has no relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director, and that each meets the objective requirements for “independence” under the NASDAQ Marketplace Rules. Therefore, the Board of Directors has determined that each of these eight (8) Directors is “independent” under the standards currently set forth in the NASDAQ Global Select Market listing requirements and the standards set forth in our Principles of Corporate Governance. The only Director who is not independent is James P. Fogarty, our President and Chief Executive Officer.  See also “Audit Committee” below.

On May 5, 2008, the Board of Directors amended the Company’s By-laws to separate the duties of Chairman of the Board and Chief Executive Officer and to require that the Chairman of the Board be independent. Upon Mr. Rosskamm’s appointment to serve as the Company’s Interim Chief Executive Officer, the By-laws were amended to permit Mr. Rosskamm to serve in such position while remaining as our Chairman of the Board.  On April 2, 2009, the Company appointed James P. Fogarty as President, Chief Executive Officer and elected him as a Director of the Company.  Mr. Rosskamm remains the Non-Executive Chairman of our Board of Directors.

On July 10, 2008, the Board appointed Ms. M. Jeannine Strandjord to serve as a member of the Board until our next annual meeting of shareholders in order to fill the vacancy left by the sudden death of Mr. William O. Albertini.  Ms. Strandjord had previously served on the Board from April 2006 until June 2008.  In furtherance of the resolution of a proxy contest which was settled on May 8, 2008, Ms. Strandjord elected not to stand for reelection at the Company’s 2008 Annual Meeting of Shareholders.

Each Director is required to disclose to the Board of Directors any direct or indirect material interest he or she may have in a transaction with us before we enter into the transaction, and to refrain from participating in any Board of Directors decision regarding the transaction. In addition, each Director and nominee for election as Director delivers to the Company annually a questionnaire that includes, among other things, information relating to any transactions in which both the Director or nominee, or their family members, and the Company participates, and in which the Director or nominee, or such family member, has a material interest.

On April 26, 2007 our Board of Directors adopted a written policy which requires that any transaction involving the Company in which one of our Directors, nominees for Director, executive officers, or greater than five percent shareholders, or their immediate family members, has a material interest be approved or ratified by the Corporate Governance and Nominating Committee if the amount involved is at least $120,000. Previously, this function had been handled by the Audit Committee. In determining whether to approve or ratify any such transaction, the disinterested members of the Corporate Governance and Nominating Committee must consider, in addition to other factors they deem appropriate, whether the transaction is on terms no less favorable to the Company than those available to an unaffiliated third party under the same or similar circumstances.

On March 12, 2008, we entered into a residential lease agreement with Dorrit J. Bern, our former Chief Executive Officer, effective as of February 1, 2008, under which the Company began charging rent for the Company-owned apartment made available to her at a monthly rent of $7,900. In accordance with the Company’s written policy for related party transactions the lease was submitted to the Corporate Governance and Nominating Committee on March 7, 2008 for ratification. The Corporate Governance and Nominating Committee determined that the lease was at fair market value and on terms no less favorable to the Company than those to an unaffiliated third party.  On her separation from the Company, Ms. Bern vacated this apartment.

During fiscal 2009, our Board of Directors held twenty meetings either in person or by conference telephone. Each member of the Board of Directors attended at least 75% of the total number of meetings of the Board of Directors and all committees on which he or she served. From time to time, the Board of Directors and Board Committees act by unanimous written consent.

Lead Independent Director

Katherine M. Hudson previously served as our “Lead Independent Director.”  After the 2008 Annual Meeting of Shareholders, the designation of a Lead Independent Director was discontinued, and Alan Rosskamm was appointed as the Non-Executive Chairman of the Board of Directors effective June 26, 2008.

Stock Ownership Guidelines

We have adopted stock ownership guidelines that call for Directors, within five years of the adoption of the guideline on January 20, 2005 or within five years of their election to the Board of Directors, whichever is the later, to own at least 15,000 shares of our Common Stock. Deferred stock, restricted stock units and restricted stock are eligible toward meeting this ownership guideline.

Committees of the Board of Directors

Our Board of Directors has the following standing committees: Audit Committee, Compensation Committee, Corporate Governance and Nominating Committee, Finance Committee, and Administration Committee.  The charters of these Committees have been approved by our Board of Directors and (other than the Administration Committee which meets infrequently) are available on our corporate website (www.charmingshoppes.com).  Following the resignation of our former Chief Executive Officer on July 8, 2008, the Board appointed a CEO Search Committee to lead the search for a new Chief Executive Officer.  The work of this committee has been completed and it has been disbanded.

The following table presents information regarding the membership of our standing Board Committees as of the date of this Proxy Statement:

Current Board Committee Membership

	AUDIT COMMITTEE	COMPENSATION COMMITTEE	CORPORATE GOVERNANCE AND NOMINATING COMMITTEE	FINANCE COMMITTEE	ADMINISTRATION COMMITTEE
Arnaud Ajdler	+	+		+	+
Michael C. Appel		+	+
Richard W. Bennet, III		+		+
Yvonne M. Curl	+		+X
James P. Fogarty
Michael Goldstein		+X	+
Pamela Davies		+	+
Charles T. Hopkins	+X			+
Katherine M. Hudson*	+		+		+
Alan Rosskamm					+
M. Jeannine Strandjord		+		+X
Number of Meetings in Fiscal 2009**	10	10	9	3	0

_________________________________

+	Member
X	Chairperson

*	Ms. Hudson was the designated Lead Independent Director before the appointment of Alan Rosskamm as the Non-Executive Chairman of the Board effective June 26, 2008.

**	The committees from time to time act by unanimous written consent.

Audit Committee

The Audit Committee operates under a written charter that has been approved by the Board of Directors. The Charter is reviewed annually by the Board of Directors. The Audit Committee’s primary responsibility is to assist the Board of Directors in fulfilling its oversight responsibilities to our shareholders and other constituencies. In furtherance of those oversight responsibilities, the Audit Committee’s primary duties are to (1) serve as an independent and objective party to monitor the quality, reliability and integrity of our accounting and financial reporting processes, including our internal control over financial reporting, (2) monitor our compliance with ethics policies and legal and regulatory requirements, (3) review and evaluate the qualifications, independence and performance of our independent auditors and internal auditors, (4) be directly responsible for the appointment, retention and compensation of the independent auditors, including pre-approving all audit and permissible non-audit services, (5) provide an open avenue of communication among and individually with the independent auditors, internal auditors, members of management and the Board of Directors and take appropriate actions resulting from these interactions, (6) review the scope of the audits to be conducted by the independent auditors and internal auditors and meet to discuss the results of their respective audits, (7) review with management, the independent auditors and our internal auditors the selection and disclosure of critical accounting policies and practices, significant financial reporting issues and judgments and estimates made in connection with the preparation of the financial statements and changes in accounting policies and practices and the effect on the financial statements, (8) review with management and the independent auditors our audited annual and unaudited quarterly financial statements before filing them with the SEC, and (9) review with management, the internal auditors and independent auditors, management’s assessment of internal control over financial reporting and the independent auditors’ evaluation of the effectiveness of our internal control over financial reporting.

The Board of Directors has determined that each member of the Audit Committee is independent, under the independence standards discussed above, and that each member meets the additional standards of independence applicable under the Sarbanes-Oxley Act of 2002 and related rules of the SEC and the NASDAQ Marketplace Rules and NASDAQ Global Select Market listing requirements. In addition, the Board of Directors has determined that Mr. Hopkins qualifies as an “audit committee financial expert” in accordance with the definition of “audit committee financial expert” set forth in Item 401(h)(2) of Regulation S-K, adopted by the SEC.

Compensation Committee

The Compensation Committee is responsible for overseeing our compensation strategy and for the oversight and administration of our compensation programs, including our stock incentive plans. The Compensation Committee reviews and approves performance targets, eligibility, participation and award levels for incentive compensation plans; approves and reports to the Board of Directors on the administration of compensation plans and the compensation of executives at specified salary levels; approves and makes recommendations to the independent members of the Board of Directors regarding the compensation of the Chief Executive Officer; and selects participants and determines when options and other stock-based awards should be granted, the number of shares to be subject to each option or award, and other terms of the option or award. In addition, the Compensation Committee monitors aggregate share usage under our stock incentive plans and potential dilution resulting from the granting of options or awards. It also makes all other determinations involved in the administration of these stock incentive plans. The Board of Directors has determined that each member of the Compensation Committee is independent under the independence standards discussed above. In making executive compensation decisions, the Compensation Committee is advised by an independent compensation consultant, Pearl Meyer & Partners, Inc. (“PM&P”). PM&P provides the Compensation Committee with information regarding market trends and practices as they relate to matters for which the Committee is responsible. PM&P conducts analyses and provides information to support the Compensation Committee’s decision-making with regard to specific matters as they arise. The only services that PM&P performs for the Company are at the direction of the Compensation Committee. The Compensation Committee has the right to terminate the services of the compensation consultant at any time. The Compensation Committee’s Charter authorizes the Committee to delegate authority to a subcommittee, one or more members of the Compensation Committee or management.

The Compensation Committee retains PM&P directly, although in carrying out assignments, the Company’s Executive Vice President of Human Resources, General Counsel and Chief Financial Officer and their staffs often work with PM&P to provide compensation and performance data regarding the executives and the Company. In addition, PM&P may, in their discretion, seek input and feedback from management regarding their consulting work product before presentation to the Compensation Committee in order to confirm information, clarify data questions or other similar issues.

The Compensation Committee often requests our Chief Financial Officer, Executive Vice President of Human Resources and General Counsel to be present at Committee meetings where executive compensation and Company and individual performance are discussed and evaluated. These executives provide insight, suggestions or recommendations regarding executive compensation (other than their own) if present during these meetings or at other times.  The Compensation Committee also meets with the Chief Executive Officer to discuss his or her own compensation package and recommendations for other executives. Decisions regarding compensation for the Chief Executive Officer must be approved by a majority of the independent Directors meeting in an “executive session.” Decisions regarding the compensation levels of the other executive officers are made solely by the Compensation Committee by votes that generally take place during the “executive session” portion of the Compensation Committee meetings, when members of management are not present.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee: (1) reviews and recommends to the Board of Directors corporate governance policies and principles for Charming Shoppes, (2) makes recommendations to the Board of Directors regarding the size and composition of the Board of Directors, (3) recommends to the Board of Directors criteria regarding the personal qualifications required for Board of Directors membership and service on Board Committees, (4) establishes procedures for the nomination process and recommends candidates for election to the Board of Directors, (5) determines and recommends to the Board of Directors appropriate compensation for Directors, (6) evaluates the performance of the Board of Directors as a whole and prepares and supervises the Board’s and the various Committees’ performance self-evaluations on an annual basis, (7) evaluates Board practices and recommends appropriate changes to the Board of Directors, and (8) considers various other corporate governance issues, including those raised by shareholders and other constituents, and recommends appropriate responses to the Board of Directors. The Board of Directors has determined that each member of the Corporate Governance and Nominating Committee is independent under the independence standards discussed above. As discussed above, under “Board of Directors,” our Board of Directors has adopted a written policy which requires that any transaction involving the Company in which one of our Directors, nominees for Director, executive officers, or greater than five percent shareholders, or their immediate family members, has a material interest be approved or ratified by the Corporate Governance and Nominating Committee if the amount involved is at least $120,000.

Finance Committee

The Finance Committee is responsible for assisting the Board of Directors in discharging its duties relating to the oversight of our financial affairs and strategic planning. Its responsibilities include: (1) reviewing and recommending to the Board of Directors for approval strategic plans and budgets, (2) approving any borrowing of funds, other than in the ordinary course of business, and (3) approving (up to specified limits) or recommending to the Board of Directors for approval certain expenditures, dispositions, guarantees, acquisitions, use of derivatives, stock repurchases and other financial policies and practices.

Administration Committee

The Administration Committee is authorized to exercise the authority of the Board of Directors on matters of a routine nature between meetings of the Board of Directors.

CEO Search Committee

The Board of Directors constituted a CEO Search Committee with effect from July 1, 2008 through April 2, 2009.  This Committee was appointed to seek a successor to Dorrit J. Bern, the Company’s former President and Chief Executive Officer, who resigned from those positions effective July 8, 2008.  On April 2, 2009, James P. Fogarty was appointed as President, Chief Executive Officer and elected as a Director of the Company and the committee was disbanded.

Director Nominations

Nominations for election as Directors are determined by the Board of Directors after recommendation by the Corporate Governance and Nominating Committee.

The Corporate Governance and Nominating Committee considers candidates for Board membership suggested by its members, other Board members, management and shareholders. Such suggestions, together with appropriate biographical information, should be submitted to the Corporate Secretary of the Company at 3750 State Road, Bensalem, Pennsylvania 19020. Candidates who have been suggested by shareholders are evaluated by the Corporate Governance and Nominating Committee in the same manner as other candidates. In the past, the Corporate Governance and Nominating Committee has retained a third party executive recruitment firm to assist the Committee members in identifying and evaluating potential nominees for the Board of Directors. While we have not established minimum requirements for potential nominees for the Board of Directors, in addition to considering a candidate’s personal character, integrity, foresight, intelligence and judgment, the Corporate Governance and Nominating Committee and the Board of Directors also consider the requisite mix of Director experiences, skills, perspectives and diversity that is most appropriate for Charming Shoppes.

The Corporate Governance and Nominating Committee will consider whether to nominate any person nominated by a shareholder in accordance with our By-laws relating to shareholder nominations. Our By-laws establish advance notice procedures for Director nominations, other than by or at the direction of the Board of Directors or Board committee. These procedures generally provide that a notice submitted by a shareholder for a proposed Director nominee must be given in writing to the Corporate Secretary of Charming Shoppes by the date on which a shareholder proposal would be required to be submitted to us in order to be set forth in our Proxy Statement, in accordance with SEC rules. See also “PROPOSALS FOR 2010 ANNUAL MEETING.”

This notice generally must, among other things, (1) identify the name and address of the nominating shareholder and nominee and any arrangements or understandings among them and any other third person regarding the nomination, (2) contain representations concerning: (a) the Common Stock ownership of the nominating shareholder, any beneficial owner and certain associated persons, (b) the number of shares held by potential nominees and the nominating shareholder’s intention to appear at the annual meeting and make the nomination, (c) any interest such persons have in the proposal, and (d) the extent to which the nominating shareholder, any beneficial owner and certain associated persons have hedged their positions in the Company, and (3) include all relevant information concerning the nominee and his or her relationship or transactions with Charming Shoppes that are required to be disclosed in the Proxy Statement pursuant to SEC rules.  The notice of a proposed Director nominee by a shareholder should be submitted to the Corporate Secretary, Charming Shoppes, Inc., 3750 State Road, Bensalem, Pennsylvania 19020.

The full text of the relevant By-law provisions, which includes the full list of the information that must be submitted to nominate a director, may be obtained upon written request directed to our Corporate Secretary.

Communications with Directors

The Board of Directors has established a process for shareholders and other interested parties to communicate directly with the Directors individually or as a group. Any shareholder or other interested party who desires to contact one or more of Charming Shoppes’ Directors may send a letter to the following address:

Board of Directors (or name of individual Director)
c/o Corporate Secretary
Charming Shoppes, Inc.
3750 State Road
Bensalem, PA 19020

All such communications will be forwarded to the appropriate Director or Directors specified in such communications as soon as practicable.

Annual Meeting

It has been the longstanding practice of Charming Shoppes for all Directors to attend the annual meeting of shareholders. To facilitate this, our practice is to schedule a Board of Directors meeting to immediately follow the annual meeting. All Directors then in office were present at our last annual meeting.  We expect all of our Directors to attend the Meeting.

Standards of Business Conduct

Charming Shoppes has had a written code of conduct for many years. Our Standards of Business Conduct apply to Charming Shoppes’ Directors and employees, including our Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer. The Standards include guidelines relating to the ethical handling of actual or potential conflicts of interest, compliance with laws, accurate financial reporting, and procedures for promoting compliance with, and reporting violations of, the Standards. The Standards of Business Conduct is available on Charming Shoppes’ website at www.charmingshoppes.com. Charming Shoppes intends to post any amendments to or waivers of its Standards of Business Conduct (to the extent applicable to Charming Shoppes’ Chief Executive Officer, Chief Financial Officer or Principal Accounting Officer) at this location on our website and also to disclose the waivers on a Form 8-K within the prescribed time period.

COMPENSATION OF DIRECTORS

We use a combination of cash and stock-based compensation to attract and retain qualified candidates to serve as non-employee Directors on our Board of Directors. We set compensation for non-employee Directors at a level that reflects the significant amount of time and high skill level required of Directors in performing their duties to the Company and to our shareholders. The table below summarizes the compensation paid or earned by the Company’s current and former non-employee Directors during fiscal 2009, which ended on January 31, 2009.

DIRECTOR COMPENSATION
FISCAL 2009

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Arnaud Ajdler	50,500	78,750	129,250
William O. Albertini (3)	44,000	135,000	179,000
Michael C. Appel	50,500	78,750	129,250
Richard W. Bennet, III	49,750	78,750	128,500
Yvonne M. Curl	95,500	135,000	230,500
Pamela Davies (4)	72,500	135,000	207,500
Michael Goldstein	60,500	78,750	139,250
Charles T. Hopkins (4)	85,500	135,000	220,500
Katherine M. Hudson	87,250	135,000	222,250
M. Jeannine Strandjord (5)	75,000	135,000	210,000
__________________________________

(1)	Two of our Directors deferred fiscal 2009 cash fees into cash-denominated investment alternatives as follows: Mr. Albertini, $22,000 and Ms. Hudson, $54,000.

(2)
The amounts reported in the “Stock Awards” column represent the amount of compensation cost recognized by the Company in fiscal 2009 for financial statement reporting purposes, as computed in accordance with Statement of Financial Accounting Standards No. 123R (“FAS 123R”), including expense for stock awards granted before fiscal 2009 which remained unvested at any time in fiscal 2009. For information regarding significant factors, assumptions and methodologies used in our computations pursuant to FAS 123R, see Note 1, “Summary of Significant Accounting Policies: Stock-based Compensation,” to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2009. In fiscal 2009, each non-employee Director, except for M. Jeannine Strandjord, received a grant of 3,000 stock settled restricted stock units (“RSUs”) and 26,412 cash settled restricted stock units (“CRSUs”). When Ms. Strandjord was reelected to the Board of Directors in July 2008, she received 3,000 RSUs and 26,933 CRSUs on July 10, 2008, the date of her appointment to the Board. The grant date fair value of the RSUs and CRSUs granted to each Director during fiscal 2009, computed in accordance with FAS 123R, was $135,000. As of January 31, 2009, each Director had 3,000 RSUs that remained subject to a risk of forfeiture.  Only Mr. Appel, Ms. Curl, Dr. Davies, and Mr. Goldstein elected to defer these RSUs upon vesting.  As of January 31, 2009, each Director, other than Ms. Strandjord who had 26,933 CRSUs, had 26,412 CRSUs that remained subject to a risk of forfeiture.  Except for Mr. Bennet, Mr. Goldstein, Ms. Hudson, and Ms. Strandjord, all of the other Directors elected to defer these CRSUs upon vesting.  Upon deferral, the CRSUs may be settled in stock.

(3)	Mr. Albertini passed away on June 28, 2008. The vesting of Mr. Albertini’s awards was accelerated on his date of death.

(4)	Dr. Davies and Mr. Hopkins are not standing for reelection at the Meeting.

(5)
On July 10, 2008, the Board appointed Ms. M. Jeannine Strandjord to serve as a member of the Board until our next annual meeting of shareholders in order to fill the vacancy left by the sudden death of Mr. William O. Albertini.  Ms. Strandjord had previously served on the Board from April 2006 until June 2008.  In furtherance of the resolution of a proxy contest which was settled on May 8, 2008, Ms. Strandjord elected not to stand for reelection at the Company’s June 26, 2008 Annual Meeting of Shareholders.

Cash Compensation Paid to Board Members

Non-employee Directors receive compensation for their services. The pay level and structure of our Board compensation program was developed in consultation with the Committee’s independent compensation consultants, Pearl Meyer & Partners (“PM&P”).  An annual cash retainer of $50,000 is paid to each non-employee Director for Board service, other than our Non-Executive Chairman of the Board who receives $100,000. Each non-employee Director who serves as a chair of a standing committee also receives an annual cash retainer to recognize the additional work required of the chair function. The retainer for the Chair of the Audit Committee is $10,000 annually. The retainer for the other chairs of a standing committee is $5,000. Each non-employee Director also receives a meeting fee of $1,500 per Board meeting attended and a monthly update Board conference call meeting fee of $750 per conference call attended.  No committee meeting fees are payable to Committee members except for members of the CEO Search Committee.  A special CEO Search Committee was established effective July 1, 2008 to recruit a permanent chief executive officer for the Company.  The retainers for the Chair of the CEO Search Committee and for each member of that Committee were $4,000 per month and $2,500 per month, respectively.  The CEO Search Committee was disbanded on April 2, 2009 when James P. Fogarty became our President and Chief Executive Officer and was elected as a Director.  Non-employee Directors are reimbursed for certain business expenses, including their travel expenses in connection with Board and committee meeting attendance and their attendance at Director education programs.

Share Plan for Non-Employee Directors

Under our 2003 Non-Employee Directors Compensation Plan, each non-employee Director receives an automatic annual grant of RSUs equal to $135,000 divided by the closing price of the Company’s stock on the date of each annual meeting of shareholders. Each RSU represents a right to receive one share of Common Stock, or the equivalent amount in cash, at the date of vesting, or, if deferred by the Director, at a later date after termination of his or her service.  3,000 of the RSUs granted to each Director following our 2008 Annual Meeting of Shareholders were payable in shares while 26,412 were payable in cash (payable in shares if deferred), except for M. Jeannine Strandjord who received 3,000 RSUs payable in shares and 26,933 payable in cash (payable in shares if deferred) upon her later appointment to the Board.  On May 7, 2008, our compensation plan was amended so as to provide for RSUs payable in cash in view of the limited number of shares of Common Stock available for issuance under our 2003 Non-Employee Directors Compensation Plan.  These RSUs vest on June 1 of the year following grant, subject to earlier vesting in the case of death, disability, or a change in control. In addition, if a non-employee Director has a mandatory retirement or a voluntary termination, RSUs will vest on a pro rata basis, proportionate to the part of the year during which the non-employee Director served, with the remainder of the RSUs forfeited unless otherwise determined by the Board of Directors. Unvested RSUs will be forfeited if a non-employee Director is removed from service.

Our non-employee Director compensation program is summarized in the table below:

Pay Element	Amount
Non-Executive Chairman of the Board	$100,000
Cash for Board Service
• Cash Retainer	$50,000 (paid to all Directors other than the Non-Executive Chairman)
• Per Meeting Fee	$1,500 per meeting ($750 for telephonic meetings)
Equity for Board Service
• Restricted Stock Units	$135,000 RSU value per year
Cash for Committee Service (except for CEO Search Committee)
• Committee Chairs Annual Retainer	$10,000 for Audit Committee (additional); $5,000 for other Committees (additional)
• Committee Members	$0
• Per Meeting Fee	$0
Cash for CEO Search Committee Service
• Committee Chair Monthly Retainer	$4,000
• Committee Members Monthly Retainer	$2,500

Deferral of Cash Fees

A non-employee Director may elect to defer any cash fee into deferred shares of Common Stock or a cash-denominated deferred compensation amount. Fees are converted into deferred shares at 100% of the fair market value of shares of Common Stock on the date of conversion. Investment alternatives for cash-denominated deferred compensation balances are mutual funds which are the same as those available to management in the Company’s Variable Deferred Compensation Plan for Executives, described below under the caption “Nonqualified Deferred Compensation for Fiscal 2009.” In fiscal 2009, Mr. Albertini and Ms. Hudson deferred all or a portion of their cash fees for Board service under this plan.

Employee Director

Mr. Rosskamm ceased to receive compensation for his services as a Director, Chairman of the Board or as a member of any Committee of the Board of Directors when he was appointed as our Interim Chief Executive Officer.  Following the appointment of James P. Fogarty as President, Chief Executive Officer and Director on April 2, 2009, Mr. Rosskamm resigned as Interim Chief Executive Officer, but remains as the Company’s Non-Executive Chairman of the Board.  In fiscal 2010, he is eligible to receive compensation for his service as a Director.  Mr. Fogarty will not receive any additional compensation for his services as a Director.  Ms. Bern, our former Chief Executive Officer of Charming Shoppes, did not receive additional compensation for her services as a Director, Chairman of the Board, or as a member of any committee of the Board of Directors.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

Introduction

The Compensation Committee of the Board of Directors (the “Committee”) administers our compensation programs. Working with management and its outside compensation consultant, the Committee has developed a compensation and benefits strategy designed to reward the performance, behaviors and culture that we believe will drive long-term success. For a discussion of the Committee’s roles, responsibilities and a discussion of the role of executive officers in setting compensation, see “CORPORATE GOVERNANCE AT CHARMING SHOPPES—Compensation Committee.”

Recent Developments

The following are highlights of certain compensatory actions taken by the Company in fiscal 2009, which provide context for the Compensation Discussion and Analysis that follows:

•
In light of the global economic downturn and in particular the general decline in retail sales, the Company implemented cost-saving measures with regard to its compensation program including no base salary increases for the named executive officers during fiscal 2009.  The Company expects to continue implementing cost-saving measures throughout fiscal 2010.

•	No bonuses were paid under our annual incentive plan to the named executive officers with respect to fiscal 2008 or 2009.

•
In fiscal 2009, the Committee awarded annual long-term incentive grants with significantly lower values than the grants made in fiscal 2008.  On average, the grants made in fiscal 2009 were approximately 50% lower than the value of those in fiscal 2008 (measured as of the grant dates).

•	On February 13, 2009, we suspended Company matching contributions to our deferred compensation plan and our 401(k) Plan beginning April 2009 through December 31, 2009.

•
Additionally, in order to eliminate an annual expense with respect to executive compensation, the Board of Directors discontinued the Charming Shoppes, Inc. Supplemental Executive Retirement Plan as of December 31, 2008.  The annual cost to the Company eliminated by the amendment is approximately $1 million, and the total value of the accounts subject to participant elections was approximately $4.1 million.  All account balances under the SERP will be paid out to the participants.  The discontinuance of the plan does not affect the Company’s deferred compensation program, which is continuing.

•
In February 2008, the Company amended its executive severance agreements with its named executive officers and other senior officers of the Company.  Among other things, the new agreements reduced the amount of severance that executives would receive in the event of a termination of employment within 24 months after a change in control, limited the Company’s obligation to make gross up payments for excise taxes imposed on the executives under Section 4999 of the Internal Revenue Code of 1986, as amended, and provided for severance payments upon certain involuntary terminations of employment not in connection with a change in control.  Recently, the Company and the named executive officers and certain other senior officers of the Company further amended these severance agreements to eliminate the Company’s obligation to make such gross up payments.  See “Severance and Change in Control Benefits”.

•
On July 8, 2008, our former Chief Executive Officer, Dorrit J. Bern, resigned.  On July 10, 2008, the Board of Directors appointed Alan Rosskamm, the Chairman of the Board of Directors, as Interim Chief Executive Officer.  A more detailed discussion of Mr. Rosskamm’s compensation is set forth under “Former Interim Chief Executive Officer Compensation.”  On April 2, 2009, James P. Fogarty was appointed as the Company’s President, Chief Executive Officer and Director.  A more detailed discussion of Mr. Fogarty’s compensation is set forth below under “New Chief Executive Officer Compensation”.

•	Alan Rosskamm, our former Interim Chief Executive Officer, volunteered a twenty (20%) percent reduction in his base salary with effect from January 4, 2009.

•
The Board of Directors adopted a resolution to provide our shareholders with the opportunity at each of our future annual shareholders meetings, commencing with our annual shareholders meeting in 2010, to vote on an advisory resolution, proposed by us, to ratify the compensation of the named executive officers set forth in the Company’s Proxy Statement’s Summary Compensation Table and the accompanying narrative disclosure of material factors provided to understand the Summary Compensation Table (not including the Compensation Discussion and Analysis).  Their vote will be non-binding and while it will be considered by the Committee, will not directly affect any compensation paid or awarded to any named executive officer.  If any federal legislation relating to shareholder voting on executive compensation is enacted, the submission of a resolution on executive compensation by us as described above will be considered moot for all purposes and will be superseded by the requirements of such federal legislation.

Compensation Objectives, Design and Strategy

The primary objectives of Charming Shoppes’ executive compensation structure are to assure that our executive compensation and benefit programs:

•	are effective in driving performance to achieve financial goals and create shareholder value;

•	reflect our unique, entrepreneurial and customer-focused orientation;

•
help us to attract and retain talented executives by providing competitive compensation opportunities as compared to retail industry organizations and other companies that represent the market for high caliber executive talent;

•	are cost-efficient and fair to employees, management and shareholders; and

•	are well-communicated and understood by program participants.

The Committee designed our compensation program, in consultation with the Committee’s outside compensation consultant, to reflect our entrepreneurial business strategy. This means that executives with business unit responsibility are measured primarily upon the results of their units. At the corporate level, entrepreneurship means that executives are measured on our overall results and on other objective goals.

Our compensation strategy is to place a major portion of total compensation at risk in the form of annual and long-term incentive programs and to provide competitive compensation opportunities commensurate with performance. This means that the Committee assesses the relative pay opportunities vis-à-vis relative performance and that for senior executives the majority of their total compensation is contingent upon their meeting the performance goals set for them by the Committee. As shown in the Summary Compensation Table, our named executive officers’ base salaries for fiscal 2009 represented between 47% and 61% of total compensation (calculated in accordance with the Securities and Exchange Commission rules governing that Table). In part, the salaries represented a relatively higher percentage of the total compensation for fiscal 2009, as compared to fiscal 2008 and 2007, because none of the named executive officers received an annual bonus for the year.

We intend the combination of incentive compensation to balance short-term operational objectives, such as the achievement of annual operating earnings targets (income before taxes and excluding one time items) and long-term strategic goals, such as return on investment for shareholders. For the named executive officers, target annual cash incentive opportunities range from 50% to 100% of base salary, and target long-term equity incentive opportunities granted each year generally range from 60% to 160% of base salary.

We also seek to promote a long-term commitment to Charming Shoppes. This means that while we believe compensation should have a strong link to performance, we also believe there is great value to the Company in retaining a team of tenured, seasoned executives. In fiscal 2009 we encouraged this long-term commitment through (1) ”backloaded” vesting of restricted stock unit and stock appreciation right grants, i.e., awards vest 33% on the third anniversary of the grant, 33% on the fourth anniversary and 34% on the fifth anniversary, and (2) a supplemental retirement benefit, which is not fully vested until the executive reaches age 60 with at least five years of service.  Furthermore, we believe executives should also have a long-term commitment to shareholders, which we encourage through stock ownership requirements for all members of the senior management team. Combinations of cash and equity compensation have been critical factors in attracting and retaining key employees and are intended to contribute to a high level of employee commitment to our business success. These components of compensation are discussed more fully below.

In view of the very challenging economic climate, for fiscal 2010 the stock appreciation rights we granted to our named executive officers were granted on a more accelerated vesting schedule than in prior years.  Rather than vesting on the third, fourth and fifth anniversaries of the grant date, stock appreciation rights granted in fiscal 2010 will vest on the second, third and fourth anniversary of the grant date.  The Committee hopes that the accelerated vesting schedule will incentivize performance in the challenging economic environment. In addition, we have terminated the supplemental retirement benefit as a cost saving measure.

Role of the Compensation Committee

The Committee provides overall guidance for our executive compensation policies and determines the amounts and elements of compensation for our executive officers. The Committee reviews, approves and modifies as necessary, our compensation and benefits philosophy and our executive compensation programs and administers our short and long-term incentive plans and other stock or stock-based incentive plans. Under its charter, the Committee must be composed of at least three independent Directors. Five members of our Board of Directors, Michael Goldstein, Chair, Michael Appel, Richard W. Bennet, III, Pamela Davies and M. Jeannine Strandjord currently sit on the Committee, each of whom is an independent Director under the NASDAQ Global Select Market listing requirements and under our Corporate Governance Guidelines. The Committee’s function is more fully described in its charter which has been approved by our Board of Directors. The charter is available on our website at www.charmingshoppes.com and we will disclose any amendment to the charter on our website. The charter was mostly recently amended by our Board of Directors at its meeting on January 24, 2007 so as to conform the Committee’s duties and responsibilities as described therein with the requirements of the SEC’s executive compensation disclosure rules, including reviewing and discussing with management this Compensation Discussion and Analysis.

During our past fiscal year the Committee held ten meetings. Decisions with respect to the fiscal 2009 compensation of our executive officers were made at the beginning of that fiscal year. See “CORPORATE GOVERNANCE AT CHARMING SHOPPES - Compensation Committee.”

Compensation and Benefits Structure

This next section of this Compensation Discussion and Analysis describes each element of our compensation and benefits structure, with focus on:

•	Pay level—determination of the appropriate pay opportunity;

•	Pay mix—determination of each element of compensation, its purpose and design, and its relationship to the overall pay program; and

•	Pay-for-performance—determination of the performance measures and goals used in the pay programs.

Pay Level

We determine pay levels for the named executive officers based on a number of factors, including each individual’s roles and responsibilities within the Company, the individual’s experience and expertise, the pay levels for peers within the Company, the pay levels in the marketplace for similar positions and the performance of the individual, his/her business unit and the Company as a whole. The Committee is responsible for approving pay levels for the executive officers. In determining the pay levels, the Committee considers all forms of compensation and benefits, using tools such as tally sheets, to review the total value delivered through all elements of pay.

The Committee assesses competitive market compensation using a number of sources. A primary data source, although not the determinative factor, used in setting competitive market levels for the named executive officers is the information publicly disclosed by a peer group of 23 companies. The Committee closely analyzes the peer group data, but exercises its discretion in the weight it assigns to this data. We revise this peer group from time to time, in consultation with our independent compensation consultant, primarily due to mergers and other changes to the companies on the list. The peer group of 23 companies currently used for this purpose is listed below. The Committee believes that our most direct competitors for executive talent are not necessarily restricted to those retail companies but encompass a broader group of companies which are engaged in the recruitment and retention of executive talent in competition with us. The public information for the peer companies is supplemented with survey data that provides position-based compensation levels across broad industry segments. For corporate staff positions, such as Chief Financial Officer and General Counsel, we consider survey data based on companies of similar size, without regard to industry. For industry specific positions, such as the President of a division, we consider retail industry survey data for positions in organizations of similar size.

Peer Companies used for Compensation Comparison of Named Executive Officers

Abercrombie & Fitch Co.	New York & Company, Inc.
Aeropostale, Inc.	Nordstrom, Inc.
American Eagle Outfitters, Inc.	Pacific Sunwear of California, Inc.
AnnTaylor Stores Corporation	Collective Brands, Inc.
Chico’s FAS, Inc.	Phillips-Van Heusen Corporation
Coldwater Creek, Inc.	Ross Stores, Inc.
The Gap, Inc.	Saks Incorporated
J.C.Penney Company, Inc.	Stage Stores, Inc.
Jones Apparel Group, Inc.	Talbots, Inc.
Kohl’s Corporation	TJX Companies, Inc.
Limited Brands, Inc.	Williams-Sonoma, Inc.
Liz Claiborne, Inc.

The Committee intends that the total direct compensation opportunity of the executive group for the achievement of target performance should fall at the median for total direct compensation of executives performing similar functions in the competitive market.

As noted above, notwithstanding the Company’s overall pay positioning objectives, pay opportunities for specific individuals vary based on a number of factors. From time to time, the Committee is provided with competitive market information for all named executive officers each year as part of their annual review process. Actual total direct compensation in a given year will vary above or below the target compensation levels based primarily on the attainment of individual and corporate goals. In some instances the amount and structure of compensation results from negotiations with executives, which reflects the competitive market for quality managerial talent. To help attract and retain such talent, the Committee also seeks to provide a level of benefits in line with those of comparable publicly traded companies.

Pay Mix

For fiscal 2009 our compensation program consisted of the following principal elements:

•	Base Salary—fixed pay that reflects an individual’s role and responsibilities, experience, expertise, and individual performance;

•	Annual Incentive Bonus—paid to reward attainment of annual business goals;

•	Long-term Incentives—paid to reward increases in shareholder value over longer terms and align the interests of executives with the interests of shareholders; and

•
SERP Benefits—paid to attract and retain capable executives.  Due to the challenging economic climate, the SERP has been eliminated, and Company contributions to deferred compensation accounts have been suspended as cost saving measures.  See “Recent Developments.”

The Committee selected these elements because it believes that this compensation package, taken as a whole, will attract and retain executives, motivate them to achieve the business goals set by the Company and reward them and, in turn our shareholders, for achieving such goals. The rationale for the selection of each particular element is discussed below.

Base Salaries

Executive base salaries reflect our operating philosophy, culture and business direction, with each salary determined by an annual assessment of a number of factors, including job responsibilities, impact on development and achievement of business strategy, labor market compensation data, individual performance relative to job requirements, our ability to attract and retain critical executives, and salaries paid for comparable positions within an identified compensation peer group. The Committee intends that base salaries for our executives, together with other principal components of compensation at target opportunity levels, will fall at the median. The Committee periodically evaluates market base salaries for comparable positions among retailers and general industry. Nevertheless, no specific weighting is applied to the factors considered in setting the level of salary, and thus the process relies on the subjective exercise of the Committee’s judgment.  In fiscal 2009, no increases in base salary were granted to the named executive officers.  For a discussion of our former Interim Chief Executive Officer’s base salary, see “Former Interim Chief Executive Officer Compensation.”

Annual Incentive Program

The annual incentive plan is designed to reward short-term operating performance. This is a broad management incentive program, covering the named executive officers, other than Mr. Rosskamm, as well as approximately 270 other participants. The plan provides for differing target incentive levels, each expressed as a percentage of base salary. Consistent with our pay level strategy, these annual incentive levels are set to generate target annual compensation (i.e., the sum of base salary plus a target annual incentive amount) that falls at the median of the competitive market. Each participant in the annual incentive plan is assigned to an incentive level based on his/her position. For example, the position of Chief Executive Officer is in Level 1, with a target of 100% of salary and the other named executive officers are in Level 2, with a target of 50% of salary.  Due to the temporary nature of Mr. Rosskamm’s appointment as Interim Chief Executive Officer, he did not participate in the annual incentive plan.

Actual awards under the annual incentive plan vary each year based upon actual performance relative to the goals set by the Committee at the beginning of the fiscal year (performance goals are discussed below in this Compensation Discussion and Analysis under the caption “Pay-for-Performance”). The maximum that can be earned by a named executive officer under the annual incentive plan is 200% of the target award, for the achievement of “maximum” performance. Conversely, a partial bonus of 50% of target can be earned for performance that falls short of “target”, but is above “threshold” performance. No bonus is earned if performance falls below the threshold level. In fiscal 2009, performance fell below the threshold level, and as such, no bonuses were awarded to the named executive officers.

The annual incentive plan was approved by shareholders in 2003 and the performance goals were re-approved in 2008 for Section 162(m) purposes.  This plan is administered by the Committee, which approves the awards and the performance goals. Therefore, awards earned under the plan that are considered “performance-based” are fully deductible by the Company as a compensation expense.

Long-Term Incentive Program

Long-term incentives are used to balance the short-term focus of the annual incentive program by tying rewards to performance achieved over multi-year periods. Under our 2004 Stock Award and Incentive Plan (the “2004 Plan”), which was approved by shareholders at the 2004 Annual Meeting of Shareholders, the Company can use a variety of long-term incentive vehicles, including stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), performance shares, performance units and long-term cash incentives. The 2004 Plan is administered by the Committee.  Awards under the 2004 Plan which are considered “performance-based” under Section 162(m) of the Internal Revenue Code are fully deductible by the Company as a compensation expense.  Under applicable IRS requirements, Shareholder approval is required every five years to retain its deductibility.  Our Shareholders are being asked at the Meeting to re-approve the performance goals under the 2004 Stock Plan to preserve the Company’s tax deductions going forward (see “PROPOSAL FOR RE-APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER THE 2004 STOCK AWARD AND INCENTIVE PLAN TO PRESERVE CHARMING SHOPPES’ TAX DEDUCTIONS IN ACCORDANCE WITH SECTION 162(m) OF THE INTERNAL REVENUE CODE”).

In fiscal 2009, the Company relied primarily on a combination of “Time Based Awards” and “Performance Awards.” We intend this combination of the two types of awards to provide a balance between retention (through Time-Based Awards) and long-term performance (through Performance Awards). Furthermore, the use of stock-based compensation in our long-term incentive program balances the cash-based short-term pay (i.e., base salary and annual incentives). The Committee believes that stock ownership by management and equity-based performance compensation arrangements are useful tools to align the interests of management with those of the Company’s shareholders. When executives are shareholders themselves, the executives will realize a direct benefit by achieving the objective of increasing shareholder value.

Like the annual incentive plan structure, each participant also has a “target” number of Performance Awards that become 100% vested if target performance over a two-year or three-year period is met. Partial vesting of 50% (or more) of the target number of Performance Awards can occur if performance exceeds a specified threshold level but is less than the target level; and a maximum of 200% of the target number of Performance Awards can be earned by our named executive officers if the two-year or three-year performance meets or exceeds “maximum” levels. Performance Awards earned based on the achievement of the performance goal will vest on the last day of the two-year or three-year performance period, if the participant has remained employed by us through that time, subject to accelerated vesting in certain circumstances.

The vesting of Performance Awards is based on different metrics depending on when the Performance Awards were granted:

•	The vesting of Performance Awards made before fiscal 2009 are based on the achievement of targets related to Free Cash Flow (“FCF”).

•
In fiscal 2009, the Company used Total Shareholder Return (“TSR”) as the metric for the granting and vesting of Performance Awards.  This program was developed in consultation with our outside compensation consultant and is more fully described below.

•
The Company also granted to its named executive officers (other than Dorrit J. Bern, the Company’s former Chief Executive Officer, and Alan Rosskamm, the Company’s former Interim Chief Executive Officer) Performance Awards with an accelerated vesting schedule based on the achievement of EBITDA goals.

•	A more detailed discussion of the performance targets follows under the heading “Pay-for-Performance.”

Performance Awards made in fiscal 2007, with a three-year performance period ending in fiscal 2009, were based on the achievement of FCF.  The threshold performance level was not met, and as such, all of the fiscal 2007 Performance Awards scheduled to vest in fiscal 2009 were forfeited.

Performance Awards made in fiscal 2008, with a three-year performance period ending in fiscal 2010, are also based on the achievement of FCF goals.  The extent to which these Performance Awards will vest, in whole or in part, will be determined following the end of the current fiscal year.

Our long-term incentive program in fiscal 2009 which was developed in consultation with our outside compensation consultant and in connection with the renewal of our former Chief Executive Officer’s employment contract is summarized below:

Program for Fiscal 2009

“Retention” Equity

  •     Time-Based Restricted Stock Units

•      Vest ratably on 3rd, 4th, and 5th anniversaries of grant

Performance Equity

  •     Time-Based Stock Appreciation Rights

•	Vest ratably on 3rd, 4th, and 5th anniversaries of grant

Performance Awards

•      Performance-Based RSUs

•	Size of annual grant is based on performance and varies from 0 to 2X target based on Company’s 1-year relative TSR* performance

•	Provided performance targets are met, the annual grants vest ratably on the 1st and 2nd anniversaries of grant

•      Performance-Based SARs

•	Size of annual grant is based on performance and varies from 0 to 2X target based on Company’s 3-year relative TSR* performance

•	Provided performance targets are met, the annual grants vest ratably on the 1st and 2nd anniversaries of grant

•
Pursuant to our employment agreement with our former Chief Executive Officer, Performance Awards granted to her in fiscal 2009, the first year of her new agreement, could not be at less than target level.  In order to transition to the new TSR structure, it was also determined that initial grants (i.e. fiscal 2009 grants) to the other named executive officers under the new program would also be guaranteed at target levels.

_____________________

*           TSR means the return on common shares (assuming reinvestment of cash dividends) and is calculated based on the increase (or decrease) in the value of a share of stock during the applicable performance period based on the average value of a share of stock over the 20 trading days at the beginning of the performance period as compared to the average value of a share of stock over the 20 trading days at the end of the performance period.

In fiscal 2009 the Committee determined that this new program will better align executive compensation with shareholder value in several ways. First, the introduction of SARs was intended to focus on share price improvement, since the SARs have no value if the stock price does not increase after the grant date. Second, using TSR as the performance measure directly links the long-term incentive value to the value created for shareholders. Furthermore, the relative nature of the TSR measure requires the Company to outperform its peers in both up and down markets. In other words, during strong market conditions, the Company must have more than merely positive stock price performance to earn an award, but during market downturns, the executives will be rewarded for outperforming their peers despite possible price depreciation.

The grants made to Ms. Bern, our former Chief Executive Officer, and certain grants to our named executive officers in fiscal 2009 were made under the guidelines of this program. However, under the terms of her employment agreement, our former Chief Executive Officer received grants at not less than target levels of performance.  More detail is provided below in the “Pay-for-Performance” section of the Compensation Discussion and Analysis.  Pursuant to our employment agreement with our former Chief Executive Officer, Performance Awards granted to her in fiscal 2009, the first year of her new agreement, could not be at less than target level.  In order to transition to the new TSR structure, it was also determined that initial grants (i.e., fiscal 2009 grants) to the other named executive officers under the new program would also be guaranteed at target levels.

Fiscal 2009 Awards

In accordance with our fiscal 2009 program, we made the following grants pursuant to our long-term incentive program:

Former Chief Executive Officer:

•	Annual time-based RSUs;

•	Annual time-based SARs; and

•	Annual RSUs and SARs based on the achievement of TSR, but guaranteed at target level.

The time-based RSUs and SARs vest in three equal installments beginning on the third, fourth, and fifth anniversaries of the grant date, subject to the executive’s continued employment with the Company.  Upon Ms. Bern’s resignation from the Company, she forfeited these grants.

The grant of Performance Awards to Ms. Bern was made in accordance with the terms of her Employment Agreement (see “Employment Agreement” following the Summary Compensation Table).  These grants were to vest in two equal installments on the first and second anniversaries of the grant date, subject to the executive’s continued employment with the Company.  Under the Employment Agreement, the granting of Performance Awards was based on the achievement of relative Shareholder Return over a specified performance period.  However, as noted above, pursuant to her Employment Agreement, these grants were made at target level even though target performance levels were not achieved. Ms. Bern was eligible to receive Performance Awards above target upon

achievement of increased performance levels.   Upon Ms. Bern’s resignation from the Company in July 2008, the vesting of these grants was accelerated in accordance with the terms of her employment agreement.

Other Named Executive Officers (other than our former Interim Chief Executive Officer):

•	Annual time-based RSUs;

•	Annual time-based SARs;

•	Annual RSUs and SARs based on the achievement of TSR, but guaranteed at target level; and

•	EBITDA SARs

The time-based RSUs and SARs vest in three equal installments beginning on the third, fourth, and fifth anniversaries of the grant date, subject only to the executive’s continued employment with the Company.

Performance Awards granted to our other named executive officers were initially intended to be granted based on relative Shareholder Return as compared to the Company’s peer group.  Consistent with the treatment of our former Chief Executive Officer, these grants were made at target level even though the Company did not achieve target relative TSR.  The awards vest in two equal installments on the first and second anniversaries of the grant date, subject to the executive’s continued employment with the Company.

In addition, the Committee granted performance-based SARs tied to the achievement of EBITDA goals (“EBITDA SARs”).  These EBITDA SARs represent a transition from the prior performance award program (tied to FCF goals) to the new performance award program, which is focused on TSR.  Vesting of the EBITDA SARs will occur, in whole or in part, only if the Company attains performance goals based on EBITDA for the two-year performance period of fiscal 2009 and fiscal 2010.  If EBITDA goals are achieved, the SARs will vest in two equal installments on January 30, 2010 and January 29, 2011, respectively.  If EBITDA goals are not achieved, the grants are forfeited.  For the purposes of these awards, EBITDA means the Company’s cumulative earnings before interest, taxes, depreciation and amortization for the two fiscal years during the performance period (adjusted for one-time non-recurring, non-cash charges).

As with base salaries and annual incentive targets, target long-term incentive award levels are set to generally fall at the median of the competitive market. The Committee also assesses aggregate share usage and dilution levels in comparison to the peer group companies and general industry norms. Within these general grant guidelines, individual awards are made to reflect the performance of the executive and his or her potential to contribute to the success of our initiatives to create shareholder value and other individualized considerations. Administration of both Time-Based and Performance-Based Awards is managed by our internal human resources department and our legal department and specific instructions related to timing of grants are given directly by the Committee.

While both retention and long-term performance are important objectives of the long-term incentive program as evidenced by the five year vesting period for Time-Based Awards and the three-year, two-year and one-year performance periods for Performance Awards, we believe that the “at risk” component of the long-term incentive program should be higher for the more senior executives. Therefore, in fiscal 2009 the ratio of Time-Based Awards to Performance Awards varied by level of participant, with the more senior executives receiving a higher percentage of their total long-term award value in the form of Performance Awards. In fiscal 2009, the former Chief Executive Officer was granted one-half of her equity award in the form of Time-Based shares and the other half in the form of Performance Awards. The other named executive officers were granted 50% of their award in the form of Time-Based Awards and 50% in the form of Performance Awards.

Supplemental Executive Retirement Plan (SERP)

The Supplemental Executive Retirement Plan (SERP) was implemented in 2003 as a recruiting and retention tool for executives. During fiscal 2009, fifteen executives, including the named executive officers, other than our former Interim Chief Executive Officer, participated in the plan. The SERP was a nonqualified retirement plan under which the Company made monthly contributions to a retirement account based on age and service ranging from 8% of salary and annual bonus to a maximum of 35% of salary and annual bonus for long-service executives over age 55. Account balances earned interest at 3% plus the “10-year Treasury Note Yield” per year computed on a quarterly basis, were fully vested at age 60 with at least five years of service, and were paid as an annuity or lump sum at retirement. The value of the SERP accruals and a portion of the interest credited under the

SERP is reflected in the “All Other Compensation” and “Change in Pension Value and Nonqualified Deferred Compensation Earnings” columns of the Summary Compensation Table below, respectively, and additional information is presented under the caption “Nonqualified Deferred Compensation for Fiscal 2009.”  Consistent with our compensation philosophy, our SERP encouraged executive retention by increasing payments made by the Company with years of service. This both helped us in recruiting executives and in the long-term retention of our executives.

In light of the challenging global economy, in order to eliminate a significant annual expense with respect to executive compensation, the Board of Directors discontinued the SERP as of December 31, 2008. On December 17, 2008, the Board of Directors amended the Plan to discontinue retirement credits to the Plan and make other related changes.

Under the amendment, effective December 31, 2008, the Company ceased making retirement credits to the SERP, the interest rate to be credited on participants’ accounts was reduced to 3.5% and participants’ accounts became fully vested.  Participants consented to the reduction in the interest rate, and elected to receive a distribution of their accounts according to a fixed distribution schedule, which extends over one to three years based on the account balance.  The distributions were structured in a manner that is intended to avoid any loss of tax deduction under section 162(m) of the Internal Revenue Code, and the elections were intended to comply with the transition election rules under section 409A of the Internal Revenue Code.  The interest rate reduction, distribution elections and accelerated vesting only apply to participants who were active employees as of December 31, 2008.

The annual cost to the Company that was eliminated by the amendment is approximately $1 million, and the total value of the accounts was approximately $4.1 million.  The discontinuance of the SERP did not affect the Company’s deferred compensation program, which is continuing.

Deferred Compensation

We offer to named executives an opportunity to participate in our Variable Deferred Compensation Plan, or VDCP, as a cost-effective benefit that enhances the competitiveness of our compensation program. The VDCP provides participants with a way to delay receipt of income and thus income taxation until a future date. While deferred, the amount of compensation is not reduced by income taxes, and the executive can choose to have this “pre-tax” amount deemed invested in one or more notional investments. See “Nonqualified Deferred Compensation For Fiscal 2009.” Although the executive will eventually owe income taxes on any amounts distributed from the VDCP, the ability to invest on a “pre-tax” basis allows for a higher ultimate after-tax return. By providing a wealth-building opportunity through the VDCP, we believe we are better able to attract and retain executives.

Through the VDCP, we also provided matching contributions to executives that would have been made under our 401(k) plan but for limitations under U.S. tax law. As a cost savings measure, we suspended our matching contributions to the VDCP and our 401(k) Plan beginning April 2009.  We also use the VDCP to encourage executives who would receive compensation that would be non-deductible under Section 162(m) to defer receipt of the compensation until after their termination of employment, at which time the payment of such compensation would be fully deductible by the Company under current tax law. We provide an inducement for such deferrals by crediting the named executive officer with additional common stock units that have a value equal to 20% of the amounts deferred with respect to which we would have lost a tax deduction under Section 162(m). This feature was significant only for our former Chief Executive Officer, Dorrit J. Bern, who in fiscal 2009 deferred cash compensation in the amount of $541,962 and stock awards with an aggregate value of $1,499,756. As a result of the tax savings to us from these deferrals in past years, we credited our former Chief Executive Officer with stock units under the VDCP.  She did not receive stock units under the VDCP for fiscal 2009 as she was not in the employ of the Company at year end.

Our costs in offering the VDCP consist of time-value of money costs, the cost of the matching contributions that supplement the 401(k) plan, the issuance of additional stock units to induce deferrals that save us taxes, and administrative costs. The time-value of money cost results from the delay in the time at which we can take tax deductions for compensation payable to a participating executive. If notional investments within the VDCP increase in value, the amount of our payment obligation will increase, but we offset our VDCP obligations by investing in financial instruments that provide investment returns similar to the notional investments in the VDCP, other than stock units. This hedging limits our costs with respect to the VDCP. Our matching contributions to named executive officers for fiscal 2008 and fiscal 2009 and our grant of matching stock units to Dorrit J. Bern, our former Chief Executive Officer for fiscal 2008 are reflected in the Summary Compensation Table.

Other Benefits and Perquisites

As employees of the Company, the named executive officers are eligible to participate in all of the broad-based Company-sponsored benefits programs on the same basis as other full time employees.

In fiscal 2005, the Committee cancelled “split-dollar” insurance arrangements under which four of the named executive officers, including the former Chief Executive Officer, had been provided with life insurance and the Company was the beneficiary to the extent of the premiums paid by it. We previously suspended premium payments under these “split-dollar” insurance arrangements in response to the provisions of the Sarbanes-Oxley Act of 2002. We received the cash surrender value of these policies in the aggregate amount of approximately $820,000. We replaced the “split-dollar” insurance arrangements with a personal life insurance program for the benefit of these named executive officers under which we were committed to fund the premiums for replacement life insurance policies through bonuses payable in five equal annual amounts to affected executive officers on a grossed-up basis so as to account for taxes payable by them on these bonuses. The final bonuses were paid in fiscal 2009 and the amounts of the bonuses and related gross-up payments are reflected in the “All Other Compensation” column of the Summary Compensation Table.

The Company provides certain other perquisites as an additional form of compensation to executive officers, including the named executive officers.  The type and amount of perquisites is subject to the approval of the Committee, and is taken into account as part of the total compensation to executive officers. Details of these perquisites provided to the named executive officers are set forth in footnotes to the Summary Compensation Table. In the employment agreement with our former Chief Executive Officer, the Committee agreed to provide her with perquisites with a value of up to $75,000 per year under the same terms and conditions applicable to other named executive officers and with a company car and driver for business efficiency and security purposes.

In connection with Mr. Rosskamm’s appointment as Interim Chief Executive Officer, we agreed to provide him with the following perquisites: (i) use of a Company-owned apartment in Philadelphia which would otherwise have been vacant; (ii) use of a Company-owned vehicle; and (iii) commuting expenses from his personal residence to the Company’s principal office.  We provided these perquisites in recognition that it would not be practical for Mr. Rosskamm to relocate to Bensalem, Pennsylvania due to the temporary nature of his employment.

Management Stock Ownership Guidelines

The purpose of our Stock Ownership Guidelines is to more closely align our key executive’s interest with our shareholders. Where executives are shareholders themselves, the executives will realize a direct benefit by achieving the objective of increasing shareholder value. Our former Chief Executive Officer was required to hold shares of our Common Stock equal in value to at least three times her annual base salary, with which she complied until her resignation from the Company in July 2008. The other named executive officers and other members of senior management are required to hold shares of our Common Stock equal in value to at least one times their annual base salaries. Their holdings may include deferred stock, RSUs and restricted stock. These requirements are to be satisfied within five years of the adoption of this guideline on March 16, 2005 or within six years of appointment to an office subject to this guideline, whichever is the later.

Severance and Change in Control Benefits

Like most of our peers, the Company provided severance and change in control benefits for our former Chief Executive Officer under her employment agreement with the Company (see “Potential Payments Upon Termination or Change in Control—Dorrit J. Bern”) and entered into severance and change in control agreements with other senior management, including the other named executive officers, other than our former Interim Chief Executive Officer (see “Potential Payments Upon Termination or Change in Control—Other Named Executive Officers”). The Committee believes that these benefits are an important part of the total compensation and benefits package, enhancing our ability to compete for talent, and fostering stability in our management group. Our Committee regularly reviews and examines our compensation arrangements for executives. In 2007, this review included an analysis, carried out with the assistance of the Committee’s independent compensation consultants, of our executive severance agreements with our named executive officers and other senior executives. Based on this review, on February 1, 2008, we entered into revised severance agreements with our executive team, including the named executive officers, other than our former Chief Executive Officer (with whom we had recently entered into a new employment agreement). Among other things, these agreements were revised to condition severance payments upon agreement by the executives to non-competition covenants that previously had not been included in the agreements with these executives and most other executives, in addition to the existing non-solicitation covenants and a requirement that the executive deliver a release of claims. In other words, in return for providing assurances to our executives that they will be compensated if they are terminated by the Company without cause or in the case of certain fundamental changes to the Company, these executives have made a commitment to the Company that they will not voluntarily terminate their employment in order to accept other employment opportunities with our competitors. In general, our severance benefits provide for a lump sum cash payment in the event of involuntary termination or termination for good reason following a change in control and a cash payment over time in the event of involuntary termination independent of a change in control. In addition, our equity grants generally provide for the acceleration of unvested equity awards in the event of a change in control. The new agreements also limited our obligation to make gross up payments for excise taxes imposed on the executives under Section 4999 of the Internal Revenue Code of 1986, as amended.  In addition, the Committee determined to reduce the amount of severance that executives would receive in the event of a termination of employment within 24 months after a change in control. Recently, the Company and the named executive officers and certain other senior officers of the Company further amended these severance agreements to eliminate the Company’s obligation to make such gross up payments.  The Committee believes that its severance and change in control benefits are reasonable and fair to both the Company and the executives and are within the norm when compared to similar companies.

Pay-for-Performance

In fiscal 2009, we used several vehicles designed to create a strong link between pay and performance:

•
The annual incentive program rewards participants for the achievement of short-term, operational goals. As mentioned above, the annual incentive plan serves to reward not only overall Company performance, but also individual, departmental and business unit performance. In general, as discussed below, the performance metrics were the same for our named executive officers, except Alan Rosskamm, our former Interim Chief Executive Officer, who was not a participant in our annual incentive plan.

•
We believe it is important for all participants to have a significant portion of their annual incentive compensation tied to overall Company performance. We believe that corporate operating earnings (income before taxes and excluding one time items) are a primary indicator of financial performance. Therefore, for fiscal 2009, the annual incentive awards for our former Chief Executive Officer and our other named executive officers were determined solely upon the achievement of pre-established corporate operating earnings targets. The target corporate operating earnings were established early in fiscal 2009 based on our financial plan, and, with respect to the former Chief Executive Officer, were approved by the Committee and by the independent members of the Board of Directors.

•	In fiscal 2009, we did not achieve the corporate operating earnings goals set for the year, and as a result, no annual incentive compensation was paid to the named executive officers.

•
The vesting and amount of performance shares granted before fiscal 2009 were tied to FCF performance over a three-year performance period. In general, we define FCF as our net cash provided by operating activities minus capital expenditures (subject to certain exceptions and qualifications). The Company believes that FCF is an appropriate long-term performance measure because it is a clear indicator of the Company’s overall financial performance. The three-year performance period represents a sufficiently long time horizon to measure the results of strategic investments while still being short enough for the Company to set reasonably informed goals.  The FCF threshold was not achieved for the 2007-2009 three-year performance period.  As a result, there were no performance shares vested in fiscal 2009.

•
Beginning in fiscal year 2009, measurement of long-term performance was to be transitioned to TSR.  TSR measures the increase in our stock price, assuming reinvested dividends. While the Company continues to look to FCF as an important signal of financial health, the Committee believes that TSR provides a more direct link between executive compensation and shareholder value. Under the new program, a portion of each executive’s SAR grant is dependent on Charming Shoppes’ TSR relative to peer companies over the previous three-year period. A portion of time-based restricted stock unit grants is dependent on Charming Shoppes’ TSR over the previous one-year period. In addition to these two performance dependent vehicles, a portion of the annual long-term incentive grants made to executives remains dependent solely on time-based vesting, which the Committee believes is crucial to executive retention. (More detail on the 2009 long-term incentive program is discussed above in this Compensation Discussion and Analysis under the caption “Long-Term Incentive Program.”)

•
In 2009, the Committee also granted to its named executive officers, other than our former Chief Executive Officer and our former Interim Chief Executive Officer, performance-based SARs based on achievement of EBITDA goals with an accelerated vesting schedule.

•
While the vesting of the Time Vested Shares is not directly tied to performance, the ultimate value of the award at vesting is contingent upon the long-term performance of the stock price over the vesting period.

Performance measures for both the annual incentive plan and the Performance Awards, including awards based on achievement of FCF, TSR and EBITDA, have “threshold” requirements, below which no awards are earned or paid. The “maximum” amount that can be earned with respect to either is 200% of the “target” award opportunity. The Committee reviews and approves these performance levels. In setting the threshold, target and maximum performance levels, the Committee considers a number of factors, including the Company’s historical performance, the current budget and long-term forecasts, peer company performance, and general economic trends and conditions. As noted above, the Committee intends target performance levels to represent challenging and not easily attainable goals, consistent with the median target pay levels for the competitive market. Threshold performance levels are meant to represent challenging, but achievable goals. Incentive payout levels for threshold performance are designed to provide a level of total direct compensation that is below median competitive levels. Maximum performance levels are intended to represent superior performance. Likewise, the incentive payouts for the achievement of maximum performance are designed to reward our executives at overall compensation levels above the 75th percentile. We set the threshold and maximum performance levels and payout levels early in a given performance period taking into account the current business conditions we anticipate and our budgets for the year, with a view that the payouts associated with threshold and maximum performance levels should serve as incentives that will not become irrelevant due to business setbacks or unusually strong performance part way through the year. In addition, we intend that the threshold and maximum payout levels will represent a fair allocation of the positive business results achieved in a given year between our shareholders and our employees.

Annual Incentive and performance awards are intended to qualify as “performance-based” under Section 162(m) of the Internal Revenue Code. As such, the Committee may not exercise discretion to make upward adjustments to the awards earned by the named executive officers. The Committee may, in its discretion, make downward adjustments to the awards earned (i.e., it may authorize an actual payout that is less than the award earned based on the achievement of the performance goals). In fiscal 2009, performance targets were not met, and as such, no annual incentives were paid to executive officers. Accordingly, the Committee did not exercise any discretion in fiscal 2009.

Relative TSR is measured against the same 23 peer companies that are used to benchmark executive compensation levels.  If the Company’s TSR for the respective period is at the 60th percentile of the peer group, participants will earn the target award. If TSR ranks at the 30th  percentile of the peer group, then the award payout will equal 50% of the target award. If TSR is at or above the 90th percentile, then the award payout would be at the maximum of two times target opportunity. No award will be paid unless TSR is at or above the 30th percentile. Award payouts are prorated for TSR between the 30th and 90th percentile.  The amount of performance grants of SARs or stock options will be dependent on the actual relative TSR over the previous three years. The amount of performance grants of RSUs will be dependent on the actual relative TSR over the previous one-year. Both performance grants are intended to qualify as “performance-based” under Section 162(m) of the Internal Revenue Code.  In connection with the transition to our Long-Term Incentive Program implemented in fiscal 2009, grants under the program in fiscal 2009 were guaranteed at target level.  See “Long-Term Incentive Program.”

Fiscal 2009 Compensation Actions

We review salary levels for all employees annually.  For fiscal 2009, there were no base salary merit increases for our named executive officers.

As noted above, performance measures in the annual incentive plan vary by participant, depending upon their roles and responsibilities. However, all participants, including the named executive officers (other than our former Interim Chief Executive Officer), have either all or a portion of their annual incentive payments tied to corporate operating earnings goals. In addition, the achievement of corporate operating earnings goals determines the amount of the total incentive which is available for payment to each named executive officer and our other executives. None of the corporate operating earnings goals were met in fiscal 2009. As a result, we did not make any payments to the named executive officers under the annual incentive plan.

The chart below compares actual corporate operating earnings (income before taxes and excluding one time items) to the performance goals that were set at the beginning of the year and which determined the amount of the total incentive available for payment to our named executive officers.

Fiscal 2009 Annual Incentive Plan Performance Goals Corporate Operating Earnings*
Actual Fiscal 2009 Corporate Operating Earnings*	Threshold	Target	Maximum
$(68,637,000)	$ 33,000,000	$ 65,000,000	$ 85,000,000

*             income before taxes  (excluding one time items)

The chart below compares actual FCF (as described below) to the performance goals that were set at the beginning of the performance period (i.e., fiscal 2007) and which determined the number of performance shares available for distribution to our named executive officers at the completion of the three-year performance period in fiscal 2009.  None of the performance shares scheduled to vest in fiscal 2009 were earned because threshold FCF for the fiscal 2007 – 2009 period was not achieved as noted in the chart below.

Fiscal 2007-2009 Performance Goals – Cumulative Free Cash Flow
Actual Fiscal 2007-2009 Cumulative Free Cash Flow*	Threshold	Target	Maximum
$40,203,000	$ 149,000,000	$ 186,000,000	$ 223,000,000

*
Free Cash Flow = Net Cash provided by Operating Activities ** (Adjusted for one time non-recurring cash charges in accordance with generally accepted accounting principles consistently applied) minus (the sum of Investments in Capital Assets ** (excluding purchases of Assets in connection with an acquisition of a business) plus Purchases of Assets under Capital Leases **). Potential acquisitions were not considered in the computation of the FCF Goals for Fiscal 2007-2009.  Therefore, in the computation of FCF for each of the fiscal years 2007 through 2009 (the “Computation”):  the effect of any acquisition and the cost of funds borrowed in connection with such acquisition, were excluded from the Computation for the fiscal year in which such acquisition was consummated and the interest income on funds (i.e. funds not borrowed by the Company) which would have been earned by the Company on such funds (calculated at the Company’s current borrowing rate) but for the use of those funds in connection with such acquisition were included in the Computation for the fiscal year in which such acquisition is consummated.

**	As defined and recorded in the Company’s Audited Consolidated Statement of Cash Flows for each of the three fiscal years ended in the Performance Period.

Because fiscal 2009 grants were guaranteed at target level, TSR was not a factor in granting performance awards in fiscal 2009.  See “Long-Term Incentive Program.”

In fiscal 2009, the following Time-Based and Performance Awards were granted:

RSUs:

•
a total of 643,979 annual time-based RSUs were granted to a total of 95 employees, including 348,080 RSUs to the named executive officers, including our former Chief Executive Officer, but excluding our former Interim Chief Executive Officer; and

•
a total of 180,900 RSUs (at target) were granted to a total of 12 employees, including 147,020 RSUs to the named executive officers, including our former Chief Executive Officer, but excluding our former Interim Chief Executive Officer.

SARs:

•
a total of 1,327,645 annual time-based SARs were granted to a total of 101 employees, including 676,238 time-based SARs to the named executive officers, including our former Chief Executive Officer, but excluding our former Interim Chief Executive Officer;

•
a total of 351,631 SARs (at target) were granted to a total of 12 employees, including 284,889 SARs (at target) to the named executive officers, including our former Chief Executive Officer, but excluding our former Interim Chief Executive Officer; and

•	a total of 141,152 performance-based SARs were granted to two employees, including 41,152 performance-based SARs granted to Alan Rosskamm, our former Interim Chief Executive Officer.

EBITDA SARs:

•
a total of 945,600 performance-based EBITDA SARs (at target) were granted to a total of 16 employees, including 354,600 performance-based EBITDA SARs to the named executive officers, but excluding our former Chief Executive Officer and former Interim Chief Executive Officer.

See “Long-Term Incentive Program” for a further discussion of these Awards.

In addition, we granted 709,646 time-based SARs to a total of 5 employees in accordance with NASDAQ Marketplace Rule 4350(i).  These SARs were granted as an inducement for prospective employees to enter into employment relationships with the Company.  The SARs were granted without shareholder approval pursuant to NASDAQ Marketplace Rule 4350(i)(1)(A)(iv).  None of the inducement grants were made to named executive officers.

As noted above, none of the performance shares scheduled to vest in fiscal 2009 were earned because threshold FCF for the fiscal 2007-2009 performance period was not achieved.

Chief Executive Officer Compensation

During fiscal 2008, the Company entered into a new three-year employment contract with our former Chief Executive Officer, Ms. Dorrit J. Bern, effective February 1, 2008. Ms. Bern’s compensation package was determined by the independent members of our Board of Directors, based on the recommendation of the Committee, in consultation with PM&P. Effective July 8, 2008, Ms. Bern resigned as Chief Executive Officer and President and as a Director of the Company.

Her contract provided a competitive compensation opportunity with an appropriate pay-for-performance orientation. Specifically, at target performance levels, Ms. Bern’s long-term incentive opportunity under the new contract was shifted to 33% “retention” / 67% “performance,” compared to 50%-50% under her prior contract.

Her contract was also aligned with current trends regarding other perquisites and benefits. Specifically, Ms. Bern’s new contract eliminated several perquisites, such as her Company-paid apartment in Philadelphia, Pennsylvania and commuter airfare. Consequently, on March 12, 2008, we entered into a residential lease agreement, effective as of February 1, 2008, with Ms. Bern under which the Company began charging rent for the Company-owned apartment made available to her at a monthly rent of $7,900. See “CORPORATE GOVERNANCE AT CHARMING SHOPPES—Board of Directors” above. Additionally, the contract limited the conditions under which Ms. Bern was entitled to excise tax gross-up payments in the event of a change in control.  It also provided a more direct link to shareholder value creation and was more closely aligned with the interest of our shareholders, through the increased weighting of performance-based equity and the use of TSR as a performance measure.

The paragraphs below describe the key provisions of Ms. Bern’s contract.

The contract increased Ms. Bern’s base salary from $1,250,000 to $1,550,000. Ms. Bern continued at a targeted annual incentive of 100% of base salary, with a maximum payment of 200% of base salary. The performance measures governing the annual incentive plan were to be determined by the Committee on an annual basis.

On each of April 1, 2008, April 1, 2009 and April 1, 2010, Ms. Bern was to receive an annual award of $1,200,000 in time-based restricted share units and annual SARs or stock option awards having a Black-Scholes market value of $1,200,000 on the grant date for a total of $2,400,000 in awards. Both the time-based restricted share units and the SARs or stock options were to vest one-third on each of the third, fourth and fifth anniversaries of the grant date.  Upon her resignation, she forfeited 240,000 time-based RSUs and 463,370 SARs.

An additional performance award was to be granted annually contingent on relative TSR positioning against our peer group of companies. The performance goals provided for a grant at a grant date value of 50% to 200% of a targeted award amount of $1,200,000, based on achievement discussed in the “Pay-for-Performance” section of this Compensation Discussion and Analysis. One-half of the performance grants (e.g., $600,000 value on the grant date, at target) was to be in the form of time-based RSUs and the size of the grant was to be contingent on a one-year relative TSR (i.e., the April 1, 2009 grant was to be based on relative TSR for the fiscal year ended January 31, 2009). One-half of the value of the $1,200,000 performance grant (i.e., having a Black-Scholes value equal to $600,000 on the grant date, at target) was to be in the form of SARs or stock options and the size of the grant was to be contingent on a three-year relative TSR (i.e., the April 1, 2009 grant was to be based on relative TSR for the three-year period beginning on January 29, 2006 and ending on January 31, 2009).  Once granted, the performance grants were to vest on the first and second anniversaries of the grant date.

As part of the transition to this new program, the April 1, 2008 performance awards including SARs and RSUs were guaranteed to be not less than 100% of the targeted $1,200,000.

At target performance, Ms. Bern’s annual total direct compensation (salary, target bonus and targeted grant value of equity) was $6,700,000. Based on competitive data compiled by the Committee’s independent consultant, this target compensation level fell between the median and 75th percentile of the peer group.

The Committee used the same factors in determining the compensation of our former Chief Executive Officer as it does for the other executive officers. The Committee considered the peer group data as one factor for determining competitive compensation. The Committee established Company performance objectives for our former Chief Executive Officer and periodically assessed her performance in consultation with the independent Directors. The Committee also evaluated how much our former Chief Executive Officer should be compensated in relation to the other Company executives, but the Committee did not adopt any formula limiting the level of compensation as compared to other executives. Based on our former Chief Executive Officer’s level of responsibility and experience, the Committee determined that our former Chief Executive Officer’s pay was appropriate in absolute terms and as compared to the other named executive officers. Ms. Bern was paid more than the other named executive officers because she had the broadest responsibility and accountability in ensuring the success of our business. This is consistent with our philosophy of tying compensation to level of responsibility and influence over the Company’s results and performance.

Former Interim Chief Executive Officer Compensation

On July 9, 2008 we issued a press release announcing the resignation of Dorrit J. Bern as President, Chief Executive Officer, and a Director of Charming Shoppes, Inc. (the “Company”) and that Alan Rosskamm, the Company’s Chairman of the Board, would serve as Interim Chief Executive Officer while a search was conducted for Ms. Bern’s successor.

On July 16, 2008 the Committee approved a monthly salary of $100,000 to be paid to Mr. Rosskamm for his services as Interim Chief Executive Officer until a permanent Chief Executive Officer was hired.  Effective January 4, 2009 Mr. Rosskamm volunteered a twenty (20%) percent reduction in his monthly salary.  In addition, the Committee approved a grant of 41,152 SARs to Mr. Rosskamm.  Each SAR represents the right to receive, at exercise, a number of shares of the Company’s Common Stock with a fair market value at the date of exercise equal to the appreciation in value of shares over the base amount.  The base amount is $4.60 per share, which was the fair market value of a share on July 16, 2008 (the grant date).  In addition, Mr. Rosskamm received certain perquisites and personal benefits for serving as our Interim Chief Executive Officer, which are more fully discussed under the heading “Other Benefits and Perquisites.”  The Committee determined that Mr. Rosskamm’s compensation package was appropriate in light of his responsibilities as Chief Executive Officer and the interim nature of his appointment.

The SARs granted to Mr. Rosskamm were to vest and become exercisable in full on the earlier to occur of the following: (i) on the date that the first permanent Chief Executive Officer immediately succeeding Ms. Bern commences employment, (ii) upon a change in control, (iii) upon Mr. Rosskamm’s death, or (iv) upon termination of Mr. Rosskamm’s services as a Director of the Company due to disability.  The SARs will terminate and will no longer be exercisable at the earlier of (i) the seventh anniversary of the grant date, (ii) the expiration of a one-year period after Mr. Rosskamm ceases to be both a Director and employee of the Company by reason of voluntary termination; involuntary termination (other than for cause) or removal (other than for cause) if the SARs granted to him will have already vested and become exercisable at the time of such cessation; or the date of such cessation if the SARs granted to him have not already vested and become exercisable at the time of such cessation, or (iii) the expiration of a one-year period after Mr. Rosskamm ceases to be both a Director and employee of the Company by reason of death or disability.  On April 2, 2009, James P. Fogarty was appointed as the Company’s President and Chief Executive Officer and elected by the Board of Directors as a Director, and as a result, Mr. Rosskamm’s SARs vested.

Upon his appointment as Interim Chief Executive Officer, Mr. Rosskamm ceased receiving payments as a Director of the Company.  Due to Mr. Fogarty’s appointment, Mr. Rosskamm is again eligible to receive compensation as a Director.

New Chief Executive Officer Compensation

In connection with his appointment as President and Chief Executive Officer, we signed an offer letter with Mr. Fogarty on April 2, 2009.  Pursuant to the terms of the offer letter, Mr. Fogarty will receive an annual base salary of $1,000,000 and is eligible to receive an annual bonus of up to 200% of base salary (150% is the target level for such bonus) based on the achievement of certain performance goals of the Company.  The Company agreed to pay a guaranteed bonus of $1,500,000 for his first year of employment in April 2010 to the extent Mr. Fogarty does not achieve a bonus at target level.  Mr. Fogarty is also eligible to participate in the Company’s Long-Term Incentive Program beginning in Spring 2011.

The offer letter provides for Mr. Fogarty’s participation in our retirement and other employee benefit programs, including the Company’s medical plan, life insurance program, 401(k) plan and variable deferred compensation plan.  In addition, Mr. Fogarty will be provided with an annual automobile allowance of $15,000 and an annual flexible perquisite allowance of $20,000.  Under the terms of the offer letter, Mr. Fogarty will receive temporary living and commuting expenses for the first 12 months of his employment, relocation assistance and a household move reimbursement.

As an inducement for Mr. Fogarty to enter into employment with the Company, the Company granted him 2,000,000 SARs of which 1,100,000 performance-based SARs were granted in accordance with NASDAQ Marketplace Rule 4350(i)(1)(A)(iv).   Each SAR represents the right to receive, at exercise, a number of shares of the Company’s Common Stock with a fair market value at the date of exercise equal to the appreciation in value of shares over the base amount.  The base amount is $1.82 per share, which was the fair market value of a share on the grant date.  The remaining 900,000 SARs are time-based.  The time-based SARs vest in four equal annual installments on the first, second, third and fourth anniversaries of the grant date.  The performance-based SARs vest in four equal annual installments on the first, second, third and fourth anniversaries of the grant date, subject to the Company’s stock price reaching a minimum performance goal.  The performance-based SARs may also be accelerated if the fair market value of the Company’s Common Stock reaches certain target stock prices.

In addition, the Company entered into a severance agreement on April 2, 2009 with Mr. Fogarty.  Unless noted herein, the terms of Mr. Fogarty’s severance agreement are substantially similar to those provided to our other executive officers, including our named executive officers, as described below under “Potential Payments Upon Termination or Change in Control—Other Named Executive Officers”.  In the event of a qualifying termination, Mr. Fogarty would receive twice his annual base salary, payable over 24 months, while the other named executive officers would receive the sum of base salary and a three-year average bonus, payable over 12 months.  In the event of a qualifying termination within 24-months of a change in control, Mr. Fogarty would receive a lump sum amount equal to twice the sum of his annual base salary and three-year average bonus, while the other named executive officers would receive a lump sum amount equal to 1.5 times the sum of base salary and three-year average bonus.  Mr. Fogarty is not entitled to receive gross up payments for excise taxes imposed under Section 4999 of the Internal Revenue Code of 1986, as amended.

Timing of Equity Awards and the Release of Material Information

In December 2006, the Committee adopted a policy governing grants of equity awards, including stock options, SARs, restricted stock, RSUs, deferred stock, performance shares and all other forms of equity based awards under our compensation plans (the “Equity Awards Policy”), which formalized certain unofficial policies and procedures historically followed by us with respect to awards. Under the Equity Awards Policy, the Committee delegated authority to an internal stock award committee consisting of three officers (the “Internal Committee”) to determine, together with the Committee, equity awards to employees and non-employees, subject to limitations set forth in the equity compensation plans and in the Equity Awards Policy. The Internal Committee has authority to make grants only to non-executive officer employees and service providers.

The Equity Awards Policy sets forth rules regarding the timing of equity award grants. Whether an equity award is granted by the Committee or the Internal Committee, the grant date of a particular equity award generally will be the date when the actions authorizing the grant are completed or at a later specified date. However, grants of stock options and SARs, other than those made pursuant to regular annual grants, may not be made until after the release of any pending material non-public information, regardless of whether such information is anticipated to be positive or negative. Grants of all other types of equity awards generally should be made at times when no material non-public information is pending, unless such grants are made at a fixed date approved in advance, and it is determined such grants would not provide an unintended benefit to the employee or an unintended cost to us. In the case of regular annual grants of equity awards pursuant to employment agreements, the Equity Awards Policy directs such grants to be made at the times specified in the employment agreements. If an employment agreement specifies a time period during which equity awards must be made, the grant date shall be determined at a meeting of the Committee scheduled at least ninety days in advance, except in exceptional circumstances. Regular annual grants of equity awards, for which grant dates are not specified in the recipient’s employment agreement, will be made during a period of fourteen days commencing with the third trading day after the announcement of our financial results for the previous fiscal year.

Impact of Tax and Accounting on Compensation Decisions

As a general matter, the Committee takes into account the various tax and accounting implications of compensation vehicles employed by the Company.

Section 162(m) of the Internal Revenue Code generally prohibits any publicly held corporation from taking a federal income tax deduction for compensation paid in excess of $1 million in any taxable year to each of the chief executive officer and certain other executive officers. Exceptions are made for qualified performance-based compensation. The Committee seeks to maximize the effectiveness of our executive compensation plans in this regard. However, the Committee believes that compensation and benefits decisions should be driven primarily by the needs of the business, rather than by tax policy. Therefore, the Committee may make pay decisions (such as the determination of the former Chief Executive Officer’s or the former Interim Chief Executive Officer’s base salary) that potentially could result in compensation expense that is not fully deductible under Section 162(m). For fiscal 2009, we anticipate that substantially all of the compensation realized during the fiscal year by the named executive officers will be tax deductible without limitation under Section 162(m).

When determining amounts of Long-Term Incentive grants to executives and employees, the Committee examines the accounting cost associated with the grants. Under FAS 123R, grants of stock options, SARs, restricted stock, RSUs and other share-based payments result in accounting expense to us. The accounting charge is equal to the fair market value of the instruments being used. For restricted stock or RSUs, the expense is equal to the fair market value per share on the date of grant times the number of shares or units granted. For stock options and SARs, the expense is equal to the fair value of the option or SAR on the date of grant using a Black-Scholes option pricing model times the number of options or SARs granted. This expense is amortized over the award’s vesting period in most cases.

Summary Compensation Table

The table below summarizes the total compensation for fiscal 2009, 2008 and 2007 for our former Interim Chief Executive Officer, our former Chief Executive Officer and the other named executive officers.

SUMMARY COMPENSATION TABLE FOR FISCAL 2009, 2008 AND 2007

Name and Principal Position	Fiscal Year(2)	Salary ($)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)

Alan Rosskamm (1), Former Interim Chief Executive Officer (PEO)	2009	657,260	135,000(8)	75,000	0	0	64,215(9)	931,475
Dorrit J. Bern (1), Former President and Chief Executive Officer (PEO)	2009 2008 2007	670,959(10) 1,250,000 1,250,000	3,372,071 2,428,972 4,062,002	600,000 0 0	0 0 1,197,501	41,469 63,185 39,735	7,752,038(11) 1,555,294 1,773,010	12,436,537 5,297,452 8,322,248
Eric M. Specter, Executive Vice President and Chief Financial Officer (PFO)	2009 2008 2007	500,000 500,000 436,796	124,739 365,337 415,350	53,064 0 0	0 0 209,225	10,731 6,827 4,749	136,153(12) 159,936 171,993	824,689 1,032,100 1,238,113
Joseph M. Baron, Executive Vice President and Chief Operating Officer	2009 2008 2007	532,172 532,172 516,672	136,294 340,086 424,409	53,064 0 0	0 0 247,486	30,786 19,509 13,227	197,148(13) 264,598 324,257	949,464 1,156,366 1,526,051
James G. Bloise, Executive Vice President, Supply Chain, QA-QC and Technical Design (14)	2009 2008	400,007 400,147	49,643 316,565	40,461 0	0 0	20,975 12,971	167,287(15) 196,684	678,373 926,366
Colin D. Stern, Executive Vice President, General Counsel and Secretary	2009 2008 2007	401,633 401,633 389,936	99,708 230,814 299,257	32,634 0 0	0 0 186,779	33,667 21,324 14,439	283,038(16) 356,063 406,150	850,681 1,009,835 1,296,561

(1)
Ms. Bern resigned as President and Chief Executive Officer effective July 8, 2008.  Mr. Rosskamm was appointed Interim Chief Executive Officer effective July 10, 2008.  Mr. Rosskamm’s compensation for fiscal years 2007 and 2008 is not included because he was not an employee of the Company during that time.  Mr. Rosskamm ceased receiving compensation in his capacity as a Director upon his appointment as Interim Chief Executive Officer.  The table also includes all fees received by Mr. Rosskamm in fiscal 2009 in his capacity as a Director, but does not include amounts for prior periods.

(2)	We have a 52-53 week fiscal year ending the Saturday nearest January 31. Fiscal 2009 and 2008 were 52 week fiscal years. Fiscal 2007 was a 53 week fiscal year.

(3)
The amounts reported in the “Stock Awards” column represent the amount of the compensation cost recognized by us in fiscal 2009 for financial statement reporting purposes, as computed in accordance with FAS 123R. For information regarding significant factors, assumptions and methodologies used in our computations pursuant to FAS 123R, see Note 1, “Summary of Significant Accounting Policies: Stock-based Compensation,” to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2009.

The amounts in the “Stock Awards” column are also based on the expense attributable to Performance Shares covering three year performance periods granted to our named executive officers. The terms of the restricted stock unit grants are set forth under “Compensation Discussion and Analysis — Long-Term Incentive Program and Pay-for-Performance” above. In fiscal 2009, the three-year performance goals established for fiscal 2007 through fiscal 2009 were not met, and accordingly, none of the Performance Shares scheduled to vest in 2009 vested, and as such, these Performance Shares were forfeited. Pursuant to FAS 123R, we reversed previously reported compensation expense in the following amounts: Mr. Specter—$249,844 related to 42,942 Performance Shares forfeited; Mr. Baron—$249,844 related to 42,942 Performance Shares forfeited; Mr. Bloise—$175,025 related to 31,714 Performance Shares forfeited; and Mr. Stern—$156,300 related to 26,189 Performance Shares forfeited.   Upon her resignation as Chief Executive Officer and President, Ms. Bern forfeited 240,000 time-based RSUs.

(4)
The amounts reported in the “Option Awards” column represent the amount of compensation cost recognized by us in fiscal 2009 for financial statement reporting purposes, as computed in accordance with FAS 123R with respect to SARs and stock options.  For information regarding significant factors, assumptions and methodologies used in our computations pursuant to FAS 123R, see Note 1, “Summary of Significant Accounting Policies: Stock-based Compensation,” to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2009.  Upon her resignation as Chief Executive officer and President, Ms. Bern forfeited 463,320 time-based SARs.

(5)
The amounts reported in the “Non-Equity Incentive Plan Compensation” column refer to the cash compensation provided to the named executive officers pursuant to our annual incentive plan approved by shareholders in 2003 and reapproved by shareholders in 2008. This short-term incentive plan is described more fully elsewhere in this section of the Proxy Statement under “Compensation Discussion and Analysis — Compensation and Benefits Structure—Pay Mix—Annual Incentive Program.”

(6)
The amounts shown in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column represent the above-market portion of the interest earned on our Supplemental Executive Retirement Plan (“SERP”) in which the named executive officers participate. Interest under the SERP was earned at a rate of 3% plus the “10-year Treasury Note Yield” per year computed on a quarterly basis through December 31, 2008.  Thereafter interest under the SERP was and will be earned at a rate of 3.5%.  For fiscal 2009, the average interest rate under the SERP was 6.24%.  The SERP is described more fully elsewhere in this section of the Proxy Statement under “Compensation Discussion and Analysis — Supplemental Executive Retirement Plan (SERP).”

(7)	The amounts shown in this column exclude medical, disability and certain other benefits received by the named executive officers that are generally available to all of our employees.

(8)
Includes 3,000 RSUs and 26,412 CRSUs granted to Mr. Rosskamm in his capacity as Chairman of the Board of Directors under the 2003 Non-Employee Directors Compensation Plan prior to him becoming Interim Chief Executive Officer.  The grant date fair value of the RSUs and CRSUs computed in accordance with FAS 123R was $135,000.  As of January 31, 2009, these grants remained subject to risk of forfeiture.  Mr. Rosskamm elected to defer these awards upon vesting.  Upon deferral, Mr. Rosskamm’s CRSUs may be settled in stock.

(9)
Includes $41,500 for “Fees Earned or Paid in Cash” in Mr. Rosskamm’s capacity as Chairman of the Board of Directors.  Mr. Rosskamm elected to defer these cash fees into cash-denominated investment alternatives.  In addition, such amounts also include the following perquisites and personal benefits Mr. Rosskamm received in his capacity as Interim Chief Executive Officer:  $11,066 attributable to Mr. Rosskamm for use of an apartment in Philadelphia, Pennsylvania; $2,244 for the use of a company car; and $9,405 attributable to commuting expenses.

(10)	Of the amount shown as salary, Ms. Bern deferred $541,962 under our Variable Deferred Compensation Plan for Executives (the “VDCP”).

(11)
Ms. Bern’s amount includes $22,137 contributed by us to match compensation deferred by Ms. Bern in fiscal 2009 under our 401(k) Plan and VDCP and our contribution of $234,029 to the SERP attributable to Ms. Bern (includes interest at 3.55% per year but excludes the above-market portion of interest earned. See footnote (6) above). In addition, such amount includes the following perquisites and other personal benefits: $14,578 for the use of a company car and driver, and the reimbursement of the cost of medical and financial planning services.   This column also includes $7,041,294 potentially payable to Ms. Bern under her separation agreement, and which is involved in a pending arbitration.

In fiscal 2005, the Committee cancelled “split-dollar” insurance arrangements under which four of the named executive officers, including Ms. Bern, had been provided with life insurance and the Company was the beneficiary to the extent of the premiums paid by it. We had previously suspended premium payments under these “split-dollar” insurance arrangements in response to the provisions of the Sarbanes-Oxley Act of 2002. We received the cash surrender value of these policies in the aggregate amount of approximately $820,000. We replaced the “split-dollar” insurance arrangements with a new personal life insurance program for the benefit of these four officers under which we are committed to fund the premiums for replacement life insurance policies through bonuses payable in five equal annual amounts to affected executive officers on a grossed-up basis so as to account for taxes payable by them on these bonuses. The amount of the final bonus paid in fiscal 2009 to Ms. Bern was $219,000, together with a gross-up payment of $146,000 relating to this replacement life insurance arrangement, which amounts are reflected in this column.

(12)
The amount for fiscal 2009 with respect to Mr. Specter includes the following: $14,999 contributed by us to match compensation deferred by Mr. Specter in fiscal 2009 under our 401(k) Plan and VDCP; our contribution of $52,621 to the SERP attributable to Mr. Specter (includes interest at 3.55% per year and excludes the above-market portion of interest earned. See footnote (6) above); a final bonus paid in fiscal 2009 to Mr. Specter of $29,000 to fund the premiums for the replacement life insurance policy resulting from our cancellation of “split-dollar” insurance arrangements described in footnote (11) above; and a gross-up payment of $19,333 that offsets taxes payable by Mr. Specter with respect to the replacement life insurance arrangement. Also included are perquisites and personal benefits consisting of an automobile allowance and the reimbursement of the cost of medical services.

(13)
The amount for fiscal 2009 with respect to Mr. Baron includes the following: $15,965 contributed by us to match compensation deferred by Mr. Baron in fiscal 2009 under our 401(k) Plan and VDCP; our contribution of $153,288 to the SERP attributable to Mr. Baron (includes interest at 3.55% per year and excludes the above-market portion of interest earned. See footnote (6) above); and premiums of $5,295 paid by us for additional life insurance for the benefit of Mr. Baron. Also included are perquisites and personal benefits consisting of an automobile allowance and the reimbursement of the cost of medical and financial planning services.

(14)	Mr. Bloise was not a named executive officer in fiscal 2007.

(15)
The amount for fiscal 2009 with respect to Mr. Bloise includes the following: $11,954 contributed by us to match compensation deferred by Mr. Bloise in fiscal 2009 under our 401(k) Plan and VDCP; our contribution of $124,733 to the SERP attributable to Mr. Bloise (includes interest at 3.55% per year and excludes the above-market portion of interest earned. See footnote (6) above); and a premium of $8,000 paid by us for additional life insurance for the benefit of Mr. Bloise. Also included are perquisites and personal benefits consisting of an automobile allowance and the reimbursement of the cost of medical and financial planning services.

(16)
The amount for fiscal 2009 with respect to Mr. Stern includes the following: $12,049 contributed by us to match compensation deferred by Mr. Stern in fiscal 2009 under our 401(k) Plan and VDCP; our contribution of $168,122 to the SERP attributable to Mr. Stern (includes interest at 3.55% per year and excludes the above-market portion of interest earned. See footnote (6) above); a final bonus paid in fiscal 2009 to Mr. Stern of $46,000 to fund the premiums for the replacement life insurance policy resulting from our cancellation of “split-dollar” insurance arrangements described in footnote (11) above; a gross-up payment of $30,667 that offsets taxes payable by Mr. Stern with respect to the replacement life insurance arrangement; and premiums of $6,000 paid by us for additional life insurance for the benefit of Mr. Stern. Also included are perquisites and personal benefits consisting of an automobile allowance and the reimbursement of the cost of financial planning services.

Employment Agreement

Of our named executive officers, we had an employment agreement only with Dorrit J. Bern, our former Chief Executive Officer, who resigned from the Company effective July 8, 2008. Ms. Bern’s employment agreement was effective as of February 1, 2008. The employment agreement replaced Ms. Bern’s 2005 employment agreement, which expired on January 31, 2008. The new employment agreement reduced the perquisites previously available to Ms. Bern under the 2005 employment agreement and increased her base salary from $1,250,000 (which had not increased over the prior three years under the 2005 employment agreement) to $1,550,000. The employment agreement also (1) changed the ratio of time-based and performance-based equity compensation by increasing the performance-based equity compensation; (2) limited acceleration of vesting of equity compensation upon a change in control or involuntary termination; and (3) limited the tax gross-up upon a change in control.

The Committee believes these changes created a more performance-oriented overall pay package that was consistent with the goals of the Company and competitive market practices.

The employment agreement entitled Ms. Bern to an annual base salary of $1,550,000 during the term, and eligibility to receive an annual bonus up to 200% of base salary (100% of base salary is the target level for bonuses).  The grants of RSUs, SARs and performance-based RSUs to Ms. Bern, as reflected in the Summary Compensation Table, were made pursuant to her employment agreement, further details of which are described in the “Compensation Discussion and Analysis” section above.

The employment agreement provided for Ms. Bern’s participation in our retirement and other employee benefit programs.  Ms. Bern also was to be reimbursed for perquisites in an amount up to $75,000 per year, on the same terms and for the same purposes as the perquisites provided to our other senior executives. We also provided Ms. Bern with the use of a company car and driver for business efficiency and security purposes.

To the extent permitted by law, we were required to pay any legal fees incurred by Ms. Bern to enforce the employment agreement, up to a maximum of $50,000. If Ms. Bern’s employment was terminated without cause or for good reason, we were required to pay directly or reimburse Ms. Bern up to a maximum of $50,000 for costs of outplacement services that she utilized within the two-year period following termination.

Under the employment agreement, Ms. Bern also agreed not to compete with us and not to solicit our managers or higher-level employees or suppliers during her employment and for a period of 24 months following termination of employment for any reason.

The payments to Ms. Bern upon her resignation from Charming Shoppes are described below in this Proxy Statement under “Potential Payments Upon Termination or Change in Control.”

Although we do not have employment agreements with our named executive officers other than Ms. Bern, we have entered into severance agreements with Messrs. Specter, Baron, Bloise and Stern. These agreements provide for certain payments to be made to the executive if he is terminated in connection with a change in control of Charming Shoppes or if he otherwise is involuntarily terminated without cause, as described more fully under “Potential Payments Upon Termination or Change in Control.” These severance agreements also obligate each executive not to disclose or use our confidential or proprietary information during and after his employment with Charming Shoppes, not to compete with the Company nor to attempt to induce any of our employees to terminate employment, and not to interfere in a similar manner with our business during the time in which the executive is receiving payments.

Grants of Plan-Based Awards During Fiscal 2009

The following table shows all plan-based awards granted to the named executive officers during fiscal 2009. The non-equity incentive plan awards are also reflected in the Summary Compensation Table under “Non-Equity Incentive Plan Compensation,” and the stock awards identified in the table below are also repeated in the Outstanding Equity Awards at Fiscal 2009 Year-End Table which follows this table.

GRANTS OF PLAN-BASED AWARDS FOR FISCAL 2009

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares or Stock Units (#)(3)	All Other Option Awards: Number of Securities underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)

Alan Rosskamm	6/26/2008							3,000			13,770
	6/26/2008							26,412			121,230
	7/16/2008								41,152	4.60	100,000

Dorrit J. Bern	3/27/2008	387,500	1,550,000	3,100,000
	4/1/2008							240,000			1,200,000
	4/1/2008							120,000			600,000
	4/1/2008								463,320	5.00	1,200,000
	4/1/2008								231,660	5.00	600,000

Joseph M. Baron	3/27/2008	66,521	266,086	532,172
	4/1/2008							32,000			160,000
	4/1/2008							8,000			40,000
	4/1/2008								63,040	5.00	163,274
	4/1/2008								15,760	5.00	40,818
	4/1/2008				49,250	98,500	197,000			5.00	255,518

James G. Bloise	3/27/2008	50,001	200,003	400,007
	4/1/2008							24,400			122,000
	4/1/2008							6,100			30,500
	4/1/2008								48,068	5.00	124,496
	4/1/2008								12,017	5.00	31,124
	4/1/2008				44,325	88,650	177,300			5.00	229,604

Eric M. Specter	3/27/2008	62,500	250,000	500,001
	4/1/2008							32,000			160,000
	4/1/2008							8,000			40,000
	4/1/2008								63,040	5.00	163,274
	4/1/2008								15,760	5.00	40,818
	4/1/2008				49,250	98,500	197,000			5.00	255,115

Colin D. Stern	3/27/2008	50,204	200,817	401,633
	4/1/2008							19,680			98,400
	4/1/2008							4,920			24,600
	4/1/2008								38,770	5.00	100,414
	4/1/2008								9,692	5.00	25,102
	4/1/2008				34,475	68,950	137,900			5.00	178,581

(1)
The amounts in the columns under “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” represent potential threshold, target and maximum bonuses available to the named executive officers under the 2003 Incentive Compensation Plan.

(2)
The amounts shown in the “Estimated Future Payouts Under Equity Incentive Plan Awards” represent performance-based EBITDA SARs and also includes 41,152 Performance-Based SARs granted to Alan Rosskamm, the Company’s former Interim Chief Executive Officer, under the Company’s 2004 Stock Award and Incentive Plan.

(3)
The amounts shown in the “All Other Stock Awards” column represent the shares awarded under the 2004 Stock Award and Incentive Plan which are Time-Based Shares. Additionally, the “All Other Stock Awards” column includes 3,000 RSUs and 26,412 CRSUs granted to Mr. Rosskamm in his capacity as a Director under the 2003 Non-Employee Directors Compensation Plan.  The vesting schedule is described in the footnotes to the Outstanding Equity Awards at Fiscal 2009 Year-End table below.

(4)
The amounts shown in the “All Other Options Awards” column represent the shares awarded under the 2004 Stock Award and Incentive Plan which are Time-Based Stock Appreciation Rights.  The vesting schedule is described in the footnotes to the Outstanding Equity Awards at Fiscal 2009 Year-End table below.

(5)
The amounts shown in the “Grant Date Fair Value of Stock and Option Awards” column represent the fair value of the awards on the date of grant, as computed in accordance with FAS 123R. For this purpose, we have assumed Performance Shares would be earned at target level. If Performance Shares are earned at maximum levels, the additional fair value for each executive would be as follows:  Mr. Baron, $255,115; Mr. Bloise, $229,604; Mr. Specter, $255,115; and Mr. Stern, $178,581. For information regarding significant factors, assumptions and methodologies used in our computations pursuant to FAS 123R, see Note 1, “Summary of Significant Accounting Polices: Stock-based Compensation,” to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2009.

Charming Shoppes grants awards to its executive officers under two plans: the 2003 Incentive Compensation Plan (the “2003 Plan”) and the 2004 Stock Award and Incentive Plan (the “2004 Plan”).  The 2003 Plan was approved by our Shareholders at our 2003 Annual Meeting and the performance-goals were reapproved at the 2008 Annual Meetings of Shareholders.  The 2004 Plan was approved by our Shareholders at our 2004 Annual Meeting of Shareholders.  Our shareholders are being asked to re-approve the 2004 Plan to preserve our tax deductions (see “PROPOSAL FOR RE-APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER THE 2004 STOCK AWARD AND INCENTIVE PLAN TO PRESERVE CHARMING SHOPPES’ TAX DEDUCTIONS IN ACCORDANCE WITH SECTION 162(m) OF THE INTERNAL REVENUE CODE”).

The 2003 Plan rewards short-term operating performance and in certain circumstances, authorizes stock awards. See “Compensation Discussion and Analysis — Compensation Objectives, Design and Strategy” for a discussion of the business metrics upon which performance goals for 2009 were based.

Under the 2003 Plan, the Compensation Committee generally can specify the circumstances in which awards will be paid or forfeited in the event of a change in control, termination of employment by Charming Shoppes or other events. However, the 2003 Plan provides that, in the event of death, disability or retirement, the participant will receive a prorated incentive award, proportionate to the part of the performance period worked by the participant, based on actual performance, unless otherwise determined by the Compensation Committee.

Restricted stock, RSUs and SARs granted under the 2004 Plan are subject to a risk of forfeiture upon termination of employment in certain circumstances until they become vested. These awards generally would become vested on an accelerated basis upon a change in control of Charming Shoppes. Restricted stock and RSUs are credited with dividend equivalents equal to dividends, if any, paid on our Common Stock. In some cases these dividends would be deemed reinvested in additional shares of restricted stock or RSUs, but in all cases dividend equivalents, whether in the form of deferred cash or additional stock awards, remain subject to the same risk of forfeiture as the underlying restricted stock or RSUs. Vesting and dividend equivalent terms of Performance Shares are similar, with the additional requirement that performance goals be met as a condition of earning the Performance Shares. Absent unusual circumstances, vested RSUs and Performance Shares are expected to be settled solely by delivery of shares of our Common Stock. We have not paid any dividends since 1995.

Outstanding Equity Awards at Fiscal 2009 Year-End

The following table shows all outstanding equity awards held by the named executive officers at the end of fiscal 2009. The amounts reported under the “Option Awards” and “Stock Awards” columns are included in the Summary Compensation Table under “Stock Awards” and “Option Awards” to the extent included in the amount of compensation expense recognized by the Company in fiscal 2009 for financial statement reporting purposes, as computed in accordance with FAS 123R. In addition, the stock awards and option awards reported in the Grants of Plan-Based Awards table above are also reported in this table.

OUTSTANDING EQUITY AWARDS AT FISCAL 2009 YEAR-END

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#)(2)(a) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(2) (b)	Option Exercise Price ($)(c)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)(e)	Market Value of Shares or Units of Stock That Have Not Vested ($)(f)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)(g)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(h)
Alan Rosskamm	20,000			6.22	7/1/2009	3,000	3,240	0	0
	20,000			5.13	6/15/2010	26,412	28,525
	20,000			5.52	6/14/2011
	6,500			8.04	6/27/2012
	6,500			4.78	6/26/2013
	6,500			8.44	6/24/2014
	7,500			9.10	6/23/2015
	7,500			11.28	6/22/2016
			41,152	4.60	7/15/2015

Dorrit J. Bern		-	-	-	-	-	-	-	-

Eric M. Specter	83,000			3.63	2/10/2009	143,463	154,940	22,456	24,252
	66,000			6.81	1/31/2010
	66,000			6.50	2/23/2011
		15,760		5.00	03/31/2015
		63,040		5.00	03/31/2015
			98,500	5.00	03/31/2015

Joseph M. Baron		15,760		5.00	03/31/2015	150,014	162,015	22,456	24,252
		63,040		5.00	03/31/2015
			98,500	5.00	03/31/2015

James G. Bloise		12,017		5.00	03/31/2015	95,529	103,171	18,449	19,925
		48,068		5.00	03/31/2015
			88,650	5.00	03/31/2015

Colin D. Stern		9,692		5.00	03/31/2015	95,419	103,053	12,924	13,958
		38,770		5.00	03/31/2015
			68,950	5.00	03/31/2015

(1)
The numbers shown in column (e) represent the number of Time-Based Shares (RSUs and CRSUs) granted to Mr. Rosskamm in his capacity as a Director and to the other named executive officers under the terms of the Company’s 2004 Stock Award and Incentive Plan. The numbers shown in column (g) represent the number of Performance Shares granted to the other named executive officers. The number of shares presented assumes threshold levels of performance.

(2)
The numbers shown in column (a) represent the number of SARs granted at target to the other named executive officers under the terms of the Company’s 2004 Stock Award and Incentive Plan.  The numbers show in column (b) represent the number of Performance-Based SARs granted to the former Interim Chief Executive Officer and the other named executive officers under the Company’s 2004 Stock Award and Incentive Plan.

The following table presents information regarding the outstanding stock awards included in the table above that were not vested as of the last day of our 2009 fiscal year assuming target levels of performance (achievement at threshold levels of performance would result in vesting at 50% of the levels shown below with respect to Performance Shares):

Name	Shares Underlying Option Award	Shares Underlying Stock Award	Grant Date	Shares Appear in Column	Performance Conditions	Vesting Note(a)

Alan Rosskamm	41,152		7/16/2008	(b)	Note (k)	100% Upon Hiring of CEO (Note (k))
		3,000	6/26/2008	(e)	None	100% on June 1, 2009 (Note (e))
		26,412	6/26/2008	(e)	None	100% on June 1, 2009 (Note (g))

Eric M. Specter	15,760		4/1/2008	(a)	None	Years 1 and 2 (Note (h))
	63,040		4/1/2008	(a)	None	Years 3, 4 and 5 (Note (i))
	98,500		4/1/2008	(b)	Note (j)	Years 2 and 3 (Note (j))
		12,920	3/19/2004	(e)	None	Years 3, 4 and 5 (Note (c))
		26,130	2/7/2005	(e)	None	Years 3, 4 and 5 (Note (c))
		30,730	3/15/2006	(e)	None	Years 3, 4 and 5 (Note (c))
		33,683	3/26/2007	(e)	None	Years 3, 4 and 5 (Note (c))
		22,456	3/26/2007	(g)	Note (b)	100% on January 30, 2010
		32,000	4/1/2008	(e)	None	Years 3, 4 and 5 (Note (c))
		8,000	4/1/2008	(e)	None	Years 1 and 2 (Note (f))

Joseph M. Baron	15,760		4/1/2008	(a)	None	Years 1 and 2 (Note (h))
	63,040		4/1/2008	(a)	None	Years 3, 4 and 5 (Note (i))
	98,500		4/1/2008	(b)	Note (j)	Years 2 and 3 (Note (j))
		13,940	3/19/2004	(e)	None	Years 3, 4 and 5 (Note (c))
		30,150	2/7/2005	(e)	None	Years 3, 4 and 5 (Note (c))
		30,730	3/15/2006	(e)	None	Years 3, 4 and 5 (Note (c))
		1,511	6/21/2006	(e)	None	Years 1, 2 and 3 (Note (d))
		33,683	3/26/2007	(e)	None	Years 3, 4 and 5 (Note (c))
		22,456	3/26/2007	(g)	Note (b)	100% on January 30, 2010
		32,000	4/1/2008	(e)	None	Years 3, 4 and 5 (Note (c))
		8,000	4/1/2008	(e)	None	Years 1 and 2 (Note (f))

Name	Shares Underlying Option Award	Shares Underlying Stock Award	Grant Date	Shares Appear in Column	Performance Conditions	Vesting Note(a)

James G. Bloise	12,017		4/1/2008	(a)	None	Years 1 and 2 (Note (h))
	48,068		4/1/2008	(a)	None	Years 3, 4 and 5 (Note (i))
	88,650		4/1/2008	(b)	Note (j)	Years 2 and 3 (Note (j))
		7,140	3/19/2004	(e)	None	Years 3, 4 and 5 (Note (c))
		10,318	2/7/2005	(e)	None	Years 3, 4 and 5 (Note (c))
		19,897	3/15/2006	(e)	None	Years 3, 4 and 5 (Note (c))
		27,674	3/26/2007	(e)	None	Years 3, 4 and 5 (Note (c))
		18,449	3/26/2007	(g)	Note (b)	100% on January 30, 2010
		24,400	4/1/2008	(e)	None	Years 3, 4 and 5 (Note (c))
		6,100	4/1/2008	(e)	None	Years 1 and 2 (Note (f))

Colin D. Stern	9,692		4/1/2008	(a)	None	Years 1 and 2 (Note (h))
	38,770		4/1/2008	(a)	None	Years 3, 4 and 5 (Note (i))
	68,950		4/1/2008	(b)	Note (j)	Years 2 and 3 (Note (j))
		12,240	3/19/2004	(e)	None	Years 3, 4 and 5 (Note (c))
		19,296	2/7/2005	(e)	None	Years 3, 4 and 5 (Note (c))
		19,897	3/15/2006	(e)	None	Years 3, 4 and 5 (Note (c))
		19,386	3/26/2007	(e)	None	Years 3, 4 and 5 (Note (c))
		12,924	3/26/2007	(g)	Note (b)	100% on January 30, 2010
		19,680	4/1/2008	(e)	None	Years 3, 4 and 5 (Note (c))
		4,920	4/1/2008	(e)	None	Years 1 and 2 (Note (f))

(a)	Vesting is subject to acceleration in some cases in connection with termination of employment or a change in control. See “Potential Payments Upon Termination or Change in Control” below.

(b)
The vesting of the Performance Shares is based on the achievement of a FCF performance goal over a three-year performance period which began at the beginning of the fiscal year in which the award was granted. The performance targets provide for 100% vesting based on achievement of the performance goal at target, partial vesting if performance exceeds a specified threshold level less than the target level and vesting above 100% for performance above target up to a maximum of 200%. Each grant of Performance Shares which vests based on the achievement of the performance goal will vest on the last day of the performance period, subject to continued employment with Charming Shoppes.

(c)
These are Time-Based Shares that vest as to 33% of the award on each of the third and fourth anniversaries of the date of grant and as to the remaining 34% of the award on the fifth anniversary of the date of grant subject to the named executive officer’s continued employment with Charming Shoppes through the relevant anniversary dates.

(d)
These are Time-Based Shares that vest as to 33% of the award on the last day of the 13th calendar month following the month in which the grant date occurred, 33% of the award on the second anniversary of the date of grant and the remaining 34% of the award on the third anniversary of the date of grant subject to the named executive officer’s continued employment with Charming Shoppes through the relevant anniversary dates.

(e)	These are Time-Based Shares which were granted to Mr. Rosskamm as a Director as part of his compensation. See “Share Plan for Non-Employee Directors.”

(f)
These are Time-Based Shares that vest as to 50% of the award on the first anniversary of the date of grant and 50% of the award on the second anniversary of the date of grant subject to the named executive officer’s continued employment with Charming Shoppes through the relevant anniversary date.

(g)	These are CSRUs granted to Mr. Rosskamm as a Director as part of his compensation. See “Share Plan for Non-Employee Directors.”

(h)
These are Time-Based SARs that vest as to 50% of the award on the first anniversary of the date of grant and 50% of the award on the second anniversary of the date of grant subject to the named executive officer’s continued employment with Charming Shoppes through the relevant anniversary date.

(i)
These are Time-Based SARs that vest as to 33% of the award on each of the third and fourth anniversaries of the date of grant and as to the remaining 34% of the award on the fifth anniversary of the date of grant subject to the named executive officer’s continued employment with Charming Shoppes through the relevant anniversary dates.

(j)
The vesting of Performance SARs is based on the achievement of EBITDA performance goals over a two-year performance period which began at the beginning of the fiscal year in which the award was granted.  The performance targets provide for 100% vesting based on achievement of the performance goal at target, partial vesting if performance exceeds a specified threshold level less than the target level and vesting above 100% for performance above target up to a maximum of 200%.  Each grant of Performance SARs which vests based on the achievement of the performance goal will vest on the last day of the performance period, subject to continued employment with Charming Shoppes.  These Performance SARs vest as to 50% of the award on the second anniversary of the date of grant and 50% of the award on the third anniversary of the date of grant subject to the named executive officer’s continued employment with Charming Shoppes through the relevant anniversary date.

(k)
Mr. Rosskamm’s SARs were to vest and become exercisable in full on the earlier to occur of the following: (i) on the date that the first permanent Chief Executive Officer immediately succeeding Ms. Bern commences employment, (ii) upon a change in control, (iii) upon Mr. Rosskamm’s death, or (iv) upon termination of Mr. Rosskamm’s services as a Director of the Company due to disability.

Option Exercises and Stock Vested During Fiscal 2009

The following table shows all stock options which were exercised and the value realized upon exercise, and all stock awards which vested and the value realized upon vesting with respect to the named executive officers during fiscal 2009:

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Alan Rosskamm	—	—	11,529(3)	66,984
Dorrit J. Bern	—	—	508,110	2,419,434
Eric M. Specter	—	—	32,070	169,643
Joseph M. Baron	—	—	35,847	188,568
James G. Bloise	—	—	13,612	70,845
Colin D. Stern	—	—	26,514	138,070

(1)
Reflects the difference between the option exercise price and the fair market value of our Common Stock on the date of exercise (as reported on the NASDAQ Stock Market), multiplied by the number of shares for which the option was exercised. For this purpose, value is realized whether or not the named executive officer sold the shares acquired upon exercise.

(2)
Reflects the market value of our Common Stock on the vesting date (as reported on the NASDAQ Stock Market), multiplied by the number of shares that vested. For this purpose, value is realized whether or not the named executive officer sold the shares that became vested.

(3)	These 11,529 RSUs with an aggregate value of $66,984 on the grant date were granted to Mr. Rosskamm as part of his Director compensation which vested on June 1, 2008 and were deferred by Mr. Rosskamm.

Nonqualified Deferred Compensation for Fiscal 2009

The following table shows certain information with respect to the named executive officers’ nonqualified deferred compensation during fiscal 2009, pursuant to our Variable Deferred Compensation Plan (“VDCP”) and our Supplemental Executive Retirement Plan (“SERP”).  In order to eliminate an annual expense with respect to executive compensation, the Board of Directors discontinued the SERP as of December 31, 2008.  See “Supplemental Executive Retirement Plan (SERP)” below.

NONQUALIFIED DEFERRED COMPENSATION FISCAL 2009

Name	Executive Contributions in Fiscal 2009 ($)(1)	Company Contributions in Fiscal 2009 ($)(2)		Aggregate Earnings in Fiscal 2009 ($)(3)		Aggregate Withdrawals/ Distributions ($)		Aggregate Balance at 2009 Fiscal Year end ($)

Alan Rosskamm	0	0		0		0		0
Dorrit J. Bern	2,041,718	205,979	(4)	(5,525,193	)(5)	16,240,875	(6)	0	(7)
Eric M. Specter	22,500	51,549	(8)	(242,939	)(9)	55,139	(10)	840,979	(11)
Joseph M. Baron	61,200	129,593	(12)	83,743	(13)	0		1,814,722	(14)
James G. Bloise	41,077	129,593	(15)	(29,419	)(16)	45,917	(17)	954,205	(18)
Colin D. Stern	16,683	137,122	(19)	(149,859	)(20)	0		1,739,949	(21)

(1)
Represents the named executive officers’ contributions to our VDCP. These amounts are included in the Summary Compensation Table under “Salary” or “Non-Equity Incentive Plan Compensation” or both and in the case of Ms. Bern includes $1,499,757 in value of restricted stock and RSUs deferred during fiscal 2009, some of which value is reflected in the Summary Compensation Table under “Stock Awards” and all of which has been reflected as compensation to her in Summary Compensation Tables in our previous Proxy Statements.

(2)	The amounts in this column are also included in the Summary Compensation Table under “All Other Compensation”.

(3)
The amounts in this column include the above-market or preferential portion of these amounts which are also reported in the Summary Compensation Table under the column with the caption “Change in Pension Value and Nonqualified Deferred Compensation Earnings” and the returns credited to accounts under the VDCP based on the actual investment performance of mutual funds selected by participants (including returns on deferred stock units).  The weighted average rate of return for the VDCP, including returns on stock units (all of which are included in this footnote), for the named executive officers in fiscal 2009 was a negative 40%.  Excluding returns on stock units, the weighted average rate of return for the VDCP for the named executive officers was a negative 10.5%.  The weighted average rate of return for the SERP was 6.24%.

(4)	Represents $18,687 of compensation and $187,292 attributable to the Supplemental Executive Retirement Plan (“SERP”).

(5)
Represents a loss of $5,613,400 attributable to the VDCP and earnings of $88,207 attributable to the SERP. Returns also include depreciation in the value of deferrals in the form of stock units during fiscal 2009.

(6)	These amounts represent the termination payment from the VDCP of $12,917,565 and $3,323,310 from the SERP.

(7)           Ms. Bern resigned from Charming Shoppes on July 8, 2008 and therefore had no balance at fiscal year end.

(8)           Represents $11,549 of compensation deferred pursuant to the VDCP and $40,000 attributable to the SERP.

(9)           Represents a loss of $266,291 attributable to the VDCP and earnings of $23,352 attributable to the SERP.

(10)           Represents $55,139 attributable to the VDCP and $0 attributable to the SERP.

(11)	Represents $451,385 of compensation deferred pursuant to the VDCP and $389,594 attributable to the SERP.

(12)           Represents $12,515 attributable to the VDCP and $117,078 attributable to the SERP.

(13)           Represents $16,747 attributable to the VDCP and $66,996 attributable to the SERP.

(14)	Represents $695,700 of compensation deferred pursuant to the VDCP and $1,119,022 attributable to the SERP.

(15)           Represents $8,504 attributable to the VDCP and $100,037 attributable to the SERP.

(16)           Represents a loss of $75,090 attributable to the VDCP and earnings of $45,671 attributable to the SERP.

(17)           Represents $45,917 attributable to the VDCP and $0 attributable to the SERP.

(18)           Represents $179,985 of compensation deferred pursuant to the VDCP and $744,220 attributable to the SERP.

(19)           Represents $8,599 attributable to the VDCP and $128,523 attributable to the SERP.

(20)           Represents a loss of $223,126 attributable to the VDCP and earnings of $73,267 attributable to the SERP.

(21)	Represents $514,916 of compensation deferred pursuant to the VDCP and $1,224,033 attributable to the SERP.

Variable Deferred Compensation Plan for Executives

We provide a variable deferred compensation plan (the “VDCP”) to key executives and certain other officers and employees. Under the VDCP, participants may contribute up to 77% of their base compensation and 100% (90% effective from January 1, 2008) of bonus compensation to their choice of a retirement distribution account and/or an in-service distribution account while he or she is employed by the Company. In addition, participants may be permitted to contribute all or part of the shares of stock they would otherwise receive upon the lapse of restrictions applicable to restricted stock and restricted stock unit awards under one or more equity plans. Until the matching Company contributions were suspended effective April 2009, this plan included a matching Company contribution of 50% of the participant’s contribution with respect to up to 3% of the participant’s compensation (up to 6% of total compensation for contributions with respect to amounts of total compensation in excess, if any, of the sum of the participant’s compensation over the maximum amount of compensation permitted to be taken into account under the terms of the Company’s retirement savings plan), less any matching contributions made for the participant under our 401(k) plan.

Under this plan, a participant is also entitled to have credited to his or her retirement distribution account a unit equivalent to two-tenths of a share of Common Stock for every share such participant elects to defer and Common Stock equal to 20% of base salary and bonus compensation which such participant elects to defer, but only to the extent that, in the absence of deferral, the vesting of such shares or the payment of such compensation would have otherwise caused such participant’s compensation to be non-deductible by the Company under Section 162(m) of the Internal Revenue Code.

Participants are 100% vested in their contributions from base salary and bonus compensation. Participants will be 25% vested in matched contributions after two years of service, and an additional 25% vested in such contributions for each year of service after the first two. Therefore, participants are 100% vested in matched contributions after five years of service. Also, participants over the age of 65, or over the age of 55 who have ten or more years of service, will be 100% vested in matched contributions as long as they are still employed. Finally, participants are automatically 100% vested in matched contributions if they become disabled or die while employed, or if a change in control occurs while they are employed by us.

Amounts deferred under the VDCP are deemed to be invested in one or more investment portfolios made available to participants. Since the amounts in the VDCP are unfunded, participants do not actually own shares in the investment portfolios; rather, their deferral accounts are credited with gains or losses based on the actual performance of such investment portfolios. We established a “Rabbi Trust” to provide an informal funding vehicle for our nonqualified benefit obligations to our employees, and this trust holds life insurance policies on some of the plan participants. We contribute cash to these life insurance policies in amounts equal to the compensation deferred by plan participants. The cash value of the life insurance policies is allocated among funds that are similar to the funds offered to participants as investment indices under the plan.

The rate of return credited to accounts under the VDCP is based on the actual investment performance of mutual funds designated for selection by the participants. Deferrals of stock awards remain as stock units, so the rate of return on those awards depends on the market price of our stock plus dividends paid. The weighted average rate of return, including returns on stock units (which are attributable to amounts deferred by our former Chief Executive Officer), for the named executive officers in fiscal 2009 was a negative 40%.

Benefits under the VDCP’s retirement distribution accounts can be disbursed in a lump sum or in annual installments (over five or ten years) at the election of the participant; if a form of distribution is not elected, or if the value of the account is less than $50,000, distribution is in a lump sum. The first distribution payment will be made as soon as practicable after the participant’s retirement. Benefits under the VDCP’s in-service distribution account are disbursed in a lump sum on the date designated by the participant. If a participant’s employment ends before retirement or before the distribution date chosen by the participant, other than because of disability or death, the participant will receive a lump sum payment of the vested portion of its distribution account(s). Under the VDCP, distribution accounts become 100% vested in the event of a change in control, and the distributions will be made in a lump sum as soon as practicable following the change in control.

Supplemental Executive Retirement Plan (SERP)

We provided the named executive officers and certain other management and key executives with benefits pursuant to our supplemental executive retirement plan (the “SERP”).

In order to eliminate a significant annual expense with respect to executive compensation, the Board of Directors discontinued the SERP as of December 31, 2008.  On December 17, 2008, the Board of Directors amended the Plan to discontinue retirement credits to the Plan and make other related changes.  See “Compensation Discussion and Analysis – Recent Developments” for a description of the principal changes made.

The annual cost to the Company that was eliminated by these changes is approximately $1 million, and the total value of the accounts was approximately $4.1 million.  The discontinuance of the SERP did not affect the Company’s deferred compensation program, which is continuing.

Under the SERP, we contributed amounts to participant accounts based on age and years of plan service, as well as earnings on participant accounts. Generally, we made monthly SERP contributions to a participant’s retirement account based on age and service ranging from 8% of salary and annual bonus to a maximum of 35% of salary and annual bonus for long-service executives over age 55. The contribution percentage was 8% for participants whose combined age and years of service was less than 60 years, 12% for participants whose combined age and years of service was between 60 and 69, and 15% for participants whose combined age and years of service was 70 or greater. For those participants hired by the Company before February 1, 2003 who attained age 50 before that date, the contribution percentage was increased by one percent for each year of service performed before February 1, 2003 up to a maximum increase of 10%. In addition, for those participants hired before February 1, 2003 the contribution percentage is increased by an additional 10% after such participant attains age 55.

Account balances earned interest at 3% plus the “10-year Treasury Note Yield” per year computed on a quarterly basis until December 31, 2008 and thereafter at 3.5%. Benefits under the SERP vested according to the participant’s combined age and years of service. Benefits vested 50% when a participant attained 55 years of age with ten years of service. The vesting percentage increased by an additional 10% for each extra year of age (while the required number of years in service remains at ten), up to 100% when the participant attained 60 years of age, at which point only five years of service was required.  Earnings are calculated each month and then added to each participant’s SERP account.

Benefits were paid to participants if and when the participant terminated service with us, based on the vesting percentage at the time of termination. If a participant retired, benefits were paid in accordance with the participant’s election, either as a lump sum payment at retirement or in up to ten annual installments.

Potential Payments Upon Termination or Change in Control

The following explains the compensation potentially payable to each of our named executive officers in connection with termination of such executive’s employment, and in connection with a change in control of Charming Shoppes. While the description below relates to payments pursuant to employment agreements, severance agreements and the terms of our employee benefit plans, the Compensation Committee may in its discretion revise, amend or add to the benefits if it deems advisable, enter into new severance agreements, or amend existing change in control agreements with individual executive officers on different terms.  We also describe below the compensation arrangements entered into with Dorrit J. Bern in connection with her resignation as President and Chief Executive Officer on July 8, 2008.

Dorrit J. Bern

Dorrit J. Bern tendered her resignation as President, Chief Executive Officer and a Director of the Company effective July 8, 2008.  In connection with her resignation, on July 8, 2008, the Company entered into a separation agreement with Ms. Bern pursuant to which the parties agreed to reciprocal obligations including, but not limited to, the provision of compensation and other benefits to Ms. Bern which were materially consistent with the compensation and benefits to which she could have been entitled for a termination without cause under her Employment Agreement with the Company.  See “Compensation Discussion and Analysis — Chief Executive Officer Compensation.” The parties are presently engaged in an arbitration of certain matters in dispute under the separation agreement.

The payment of the severance benefits is dependent on the resolution of the pending arbitration. The following amounts would have been payable to Ms. Bern assuming she had fully performed under the separation agreement: (1) an aggregate of $5,565,000 paid over 24 equal monthly installments representing two times her annual base salary and the three year average of the actual bonus paid for the three most recently completed fiscal years; (2) $32,458 in the form of continued health, life and disability insurance; (3) performance shares deemed earned at the target level and vested, with a market value equal to $919,677; (4) full vesting of RSUs with a market value equal to $1,266,809; (5) $996,993 in enhanced value as a result of the vesting of her unvested accrued benefit under our SERP; (6) $1,443,836 related to accelerated bonus and notice period payments; and (7) $50,000 for the cost of outplacement services.  The separation agreement provides for aggregate payments of $10,274,773.  The separation agreement also provides for the payment of any earned annual incentive pursuant to our annual incentive program.  However, since performance goals were not achieved, no bonus payment would be payable.

Additionally, the separation agreement imposes non-competition and non-solicitation obligations on Ms. Bern for 24 months following her resignation date.  Ms. Bern is also subject to confidentiality provisions.  The separation agreement provides for injunctive relief against Ms. Bern for any breach of the non-competition and non-solicitation provisions, as well as the confidentiality provision.

Ms. Bern is the only named executive officer who had an employment agreement with the Company.  The payments and benefits accruing to a named executive in the various termination and change in control circumstances discussed below represent compensation that is tied to the particular type of termination or the change in control event. Amounts that are accrued in all events, including salary payable through the date of termination and accrued vacation pay, are not included as these are not payable as a result of any particular termination. Accrued vacation pay as of January 31, 2009 was as follows: Mr. Rosskamm, $20,000; Mr. Baron, $11,087; Mr. Specter, $10,417; Mr. Bloise, $8,336; and Mr. Stern, $8,367.  Likewise, the amounts shown below do not include benefits without regard to the type of termination event and attributable to the named executive officer under our SERP and VDCP, which includes the amounts deferred by the named executive officer and the matching contributions by us under those plans. See “Nonqualified Deferred Compensation for Fiscal 2009” above.

For purposes of this analysis, we value stock awards and options based on the closing market price of our stock on January 30, 2009, less the exercise price in the case of options. We have not included any additional value representing the time value of options and we have not reduced the value of unvested stock awards and options based on the portion of the vesting period elapsed at January 31, 2009.

Alan Rosskamm

Mr. Rosskamm, our former Interim Chief Executive Officer, was not a party to any severance arrangements with the Company. The SARs granted to Mr. Rosskamm upon his appointment as Interim Chief Executive Officer were to vest and become exercisable in full on the earlier to occur of the following: (i) on the date that the first permanent Chief Executive Officer immediately succeeding Ms. Bern commences employment, (ii) upon a change in control, (iii) upon Mr. Rosskamm’s death, or (iv) upon termination of Mr. Rosskamm’s services as a Director of the Company due to disability.  As a result of Mr. Fogarty’s appointment as President, Chief Executive Officer and Director of the Company, Mr. Rosskamm’s SARs vested.

The RSUs granted to Mr. Rosskamm in his capacity as a Director are subject to early vesting in the case of death, disability, or a change in control. In addition, if Mr. Rosskamm has a mandatory retirement or a voluntary termination in his capacity as a Director, his RSUs will vest on a pro rata basis, proportionate to the part of the year during which he served, with the remainder of the RSUs forfeited unless otherwise determined by the Board of Directors. Unvested RSUs will be forfeited if Mr. Rosskamm is removed from service in his capacity as a Director.

Other Named Executive Officers

As of February 1, 2008, we entered into new severance agreements with certain of our executives including Messrs. Specter, Baron, Bloise and Stern. Under the severance agreements, an executive is entitled to receive severance benefits upon termination of employment by us other than for cause or upon termination by the executive for good reason. “Cause” is defined under the severance agreements as: (1) a willful and continued failure to substantially perform the executive’s duties; (2) a willful engagement in conduct demonstrably and materially injurious to the Company; or (3) a conviction for a felony. “Good Reason” means, without the executive’s consent: (1) a material diminution of the executive’s authorities, duties or responsibilities as an employee; (2) any requirement that an executive be based at a location more than 50 miles farther from the executive’s current primary residence than the executive’s current office location; (3) a material diminution in the executive’s base salary then in effect; or (4) a material breach of the severance agreement.

The amounts payable to executives under the severance agreements depend upon whether termination occurs within a certain time frame related to a change in control. If an executive’s employment is terminated before a change in control or after 24 months following a change in control, the executive will receive severance equal to the sum of the executive’s annual base salary and a three-year average bonus, which amount will be payable over 12 months beginning 30 days after termination, monthly reimbursements of COBRA health care premiums during the 12-month severance period (or until the executive obtains similar coverage from a subsequent employer, if earlier) and a prorated annual bonus for the year of termination, based on our performance.

If termination occurs upon or during the 24-month period following a change in control, instead of the severance benefits described above, the executive will receive a lump sum severance amount equal to 1.5 times the sum of the executive’s annual base salary and three-year average bonus, a lump sum payment equal to the cost of COBRA health care premiums and life insurance and disability coverage for the 18-month period following termination, and a prorated annual bonus at target for the year of termination.

In either event, the executive will also receive a lump sum amount equal to the executive’s accrued base salary and vacation pay. We will also provide certain outplacement services.

A change in control under the severance agreement includes: (1) an acquisition of voting securities by any person after which such person has beneficial ownership of 20% or more of the voting power of outstanding voting securities, (2) the individuals who, as of February 1, 2008, were members of our Board of Directors cease for any reason to constitute at least a majority of the Board of Directors (unless the election, or nomination for election, of any new Director was approved by a vote of at least two-thirds of the Board of Directors then in office), (3) a merger, consolidation, recapitalization, or reorganization, a reverse stock split of the outstanding voting securities or an acquisition of securities or assets in which the shareholders owning 80% of the voting securities immediately before such transaction do not own at least 60% of the combined voting power of the outstanding voting securities after such transaction, or (4) a complete liquidation or dissolution or an agreement for the sale or disposition of all or substantially all the assets, other than a transaction resulting in certain affiliates owning more than 50% of the assets.

The executive is not entitled to severance payment due to termination for disability or upon retirement or death. Additionally, if the executive is terminated for cause or other than for good reason or retires, the executive will only receive accrued base salary and vacation pay through the date of termination.

Recently, these severance agreements with Messrs. Specter, Baron, Bloise and Stern were amended to provide that the executives are not entitled to a tax gross up payment if an excise tax under section 4999 of the Code is imposed on any payments upon a change in control of the Company.  Instead these severance agreements now provide that the amount of such payments may be reduced to the section 280G threshold amount if such reduction provides the executive with a greater net after-tax amount than would be the case if no reduction was made.

The severance agreements have a three-year term which, at the end of the first year of the three-year term and at the end of each year thereafter, automatically extends for one additional year unless notice of non-renewal is delivered.

During the term of the severance agreement and after the executive’s termination of employment for any reason for 12 months if the termination occurs before a change in control or after 24 months following a change in control or 18 months if termination occurs upon or within 24 months of a change in control, the executive is subject to non-competition and non-solicitation provisions. The executive is also subject to confidentiality provisions. We may seek injunctive relief against an executive for breach of the confidentiality, non-competition and non-solicitation provisions. In addition, an executive forfeits payments under the severance agreement for a breach of any of these provisions.

The new severance agreements for our senior vice presidents are similar to the agreements for the named executive officers and other executive vice presidents, except that, in general, (1) in the event of a termination without cause or termination for good reason, the regular severance multiple is 0.75 and the change in control severance multiple is one, and (2) no gross up payment will be paid with respect to any excise tax under Section 4999 of the Code.

As discussed above, our equity compensation plans are “single trigger” plans. Therefore, if a change in control of Charming Shoppes occurs, stock options, restricted stock and RSUs granted under such plans become fully vested (at target levels in the case of performance shares) and, in the case of stock options, become fully exercisable, VDCP participants are automatically 100% vested in matching Company contributions, and benefits under our SERP accelerate.

On September 18, 2008, our Compensation Committee approved amendments to the executive severance agreements with three of its named executive officers, Mr. Specter, Mr. Baron and Mr. Stern, as well as certain other Company executives.  The amendments provide that if there is an involuntary termination of employment for Cause of any of the named executive officers or any of them terminate their employment for Good Reason and such termination occurs before January 1, 2010, any restrictions on these named executive officer’s outstanding RSUs that would have lapsed on the next two anniversaries of the date of grant of the RSUs in the absence of termination will lapse on an accelerated basis at the time of such termination of employment, so those RSUs will not be forfeited.

The amounts that each of our named executive officers would have received as a result of an involuntary termination not for cause or a termination for good reason immediately following a change in control of Charming Shoppes on January 31, 2009 are set forth below.

        Eric M. Specter. Assuming a change in control of Charming Shoppes and an involuntary termination of employment or termination by the executive officer for good reason occurred on January 31, 2009, Mr. Specter would have received the following incremental severance benefits under his Severance Agreement and our employee benefit plans: (1) a lump-sum payment of $1,062,611 attributable to base salary, the three-year average bonus and short-term incentives; (2) deemed earning and vesting of performance shares at target level with a market value equal to $24,252; (3) vesting of RSUs with a market value equal to $154,940; (4) $12,237 in the form of health, life and disability insurance; and (5) $30,000 for the cost of outplacement services. In the aggregate, Mr. Specter would have received incremental benefits of $1,284,040 under these circumstances.

        Assuming an involuntary termination of employment or termination by the executive officer for good reason occurred on January 31, 2009 (without a change in control), Mr. Specter would have received the following incremental severance benefits under his severance agreement and our employee benefits plans: (1) an amount equal to $708,408 attributable to base salary plus the three-year average bonus payable in regular payroll installments over the next 12 months; (2) vesting of RSUs with a market value of $100,891; (3) $8,158 in the form of health, life and disability insurance; and (4) $30,000 for the cost of outplacement services (not to exceed $30,000).
In the aggregate, Mr. Specter would have received incremental benefits of $847,457 under these circumstances.

      Joseph M. Baron. Assuming a change in control of Charming Shoppes and an involuntary termination of employment or termination by the executive officer for good reason occurred on January 31, 2009, Mr. Baron would have received the following incremental severance benefits under his Severance Agreement and our employee benefit plans: (1) a lump-sum payment of $1,171,601 attributable to base salary, the three-year average bonus and short-term incentives; (2) deemed earning and vesting of performance shares at target level with a market value equal to $24,252; (3) vesting of RSUs with a market value equal to $162,015; (4) $15,686 in the form of health, life and disability insurance; and (5) $30,000 for the cost of outplacement services. In the aggregate, Mr. Baron would have received incremental benefits of $1,403,555 under these circumstances.

        Assuming an involuntary termination of employment or termination by the executive officer for good reason occurred on January 31, 2009 (without a change in control), Mr. Baron would have received the following incremental severance benefits under his severance agreement and our employee benefits plans: (1) an amount equal to $781,067 attributable to base salary plus the three-year average bonus payable in regular payroll installments over the next 12 months; (2) vesting of RSUs with a market value of $107,966; (3) $10,457 in the form of health, life and disability insurance; and (4) $30,000 for the cost of outplacement services (not to exceed $30,000).  In the aggregate, Mr. Baron would have received incremental benefits of $929,490 under these circumstances.

        James G. Bloise. Assuming a change in control of Charming Shoppes and an involuntary termination of employment or termination by the executive officer for good reason occurred on January 31, 2009, Mr. Bloise would have received the following incremental severance benefits under his Severance Agreement and our employee benefit plans: (1) a lump-sum payment of $791,603 attributable to base salary, the three-year average bonus and short-term incentives; (2) deemed earning and vesting of performance shares at target level with a market value equal to $19,925; (3) vesting of RSUs with a market value equal to $103,171; (4) $14,111 in the form of health, life and disability insurance; and (5) $30,000 for the cost of outplacement services. In the aggregate, Mr. Bloise would have received incremental benefits of $958,810 under these circumstances.

        Assuming an involuntary termination of employment or termination by the executive officer for good reason occurred on January 31, 2009 (without a change in control), Mr. Bloise would have received the following incremental severance benefits under his severance agreement and our employee benefits plans: (1) an amount equal to $527,735 attributable to base salary plus the three-year average bonus payable in regular payroll installments over the next 12 months; (2) vesting of RSUs with a market value of $62,722; (3) $9,409 in the form of health, life and disability insurance; and (4) $30,000 for the cost of outplacement services (not to exceed $30,000). In the aggregate, Mr. Bloise would have received incremental benefits of $629,916 under these circumstances.

        Colin D. Stern. Assuming a change in control of Charming Shoppes and an involuntary termination of employment or termination by the executive officer for good reason occurred on January 31, 2009, Mr. Stern would have received the following incremental severance benefits under his Severance Agreement and our employee benefit plans: (1) a lump-sum payment of $884,210 attributable to base salary, the three-year average bonus and short-term incentives; (2) deemed earning and vesting of performance shares at target level with a market value equal to $13,958; (3) vesting of RSUs with a market value equal to $103,053; (4) $11,702 in the form of health, life and disability insurance; and (5) $30,000 for the cost of outplacement services. In the aggregate, Mr. Stern would have received incremental benefits of $1,042,923 under these circumstances.

        Assuming an involuntary termination of employment or termination by the executive officer for good reason occurred on January 31, 2009 (without a change in control), Mr. Stern would have received the following incremental severance benefits under his severance agreement and our employee benefits plans: (1) an amount equal to $589,473 attributable to base salary plus the three-year average bonus payable in regular payroll installments over the next 12 months; (2) vesting of RSUs with a market value of $69,769; (3) $7,802 in the form of health, life and disability insurance; and (4) $30,000 for the cost of outplacement services (not to exceed $30,000). In the aggregate, Mr. Stern would have received incremental benefits of $697,044 under these circumstances.

        In addition, in all circumstances described above the other named executive officers would be entitled to any unpaid target annual cash bonus for the year of the termination.  However, since the performance goals established for fiscal 2009 were not met no such bonuses would have been awarded.

PROPOSAL FOR RE-APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER THE 2004 STOCK AWARD AND INCENTIVE PLAN TO PRESERVE CHARMING SHOPPES’ TAX DEDUCTIONS IN ACCORDANCE WITH SECTION 162(m) OF THE INTERNAL REVENUE CODE

In 2004, our shareholders approved the material terms of the performance goals of the 2004 Stock Award and Incentive Plan (the “2004 Plan”). You are being asked to re-approve these terms in order to preserve Charming Shoppes’ federal income tax deduction for performance-based compensation awards under the 2004 Plan to certain executive officers including those named in the Summary Compensation Table (“covered employees”). There has been no change to the material terms of the performance goals. We are not asking you to approve any amendments to the 2004 Plan. Under section 162(m) of the Internal Revenue Code, we must seek your approval at five-year intervals to preserve certain federal income tax deductions. Re-approval requires the affirmative vote of a majority of the shares cast in person or represented by proxy at the meeting. The Board of Directors recommends that you vote to re-approve the material terms of the performance goals under the 2004 Plan.

The following description of the material terms of the performance goals and the general description of the 2004 Plan are qualified in their entirety by the provisions of the 2004 Plan, a copy of which is attached as Appendix A to this Proxy Statement.

Material Terms of the Performance Goals – In General

The material terms of the performance goals established by Charming Shoppes under the 2004 Plan, stated in general terms, are:

Eligible Employees.
The persons who are eligible to receive awards under the 2004 Plan are employees (including executive officers) of Charming Shoppes or any subsidiary or affiliate of Charming Shoppes.  Awards may also be made as an inducement for an individual to become employed by Charming Shoppes (or a subsidiary or affiliate), but the prospective employee may not receive any payment or exercise any award until his or her employment commences.  Other persons who provide substantial services to Charming Shoppes or a subsidiary or affiliate of Charming Shoppes, including consultants but excluding our non-employee directors, are also eligible to receive awards under the 2004 Plan.

Business Criteria.
One or more of the following business criteria may be used by the Compensation Committee in establishing performance goals for performance awards under the 2004 Plan: (1) net sales; (2) earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items; (3) net income or net income per common share (basic or diluted); (4) return measures, including return on assets (gross or net), return on investment, return on capital, or return on equity; (5) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (6) interest expense after taxes; (7) economic value created or economic profit; (8) operating margin or profit margin; (9) shareholder value creation measures, including but not limited to stock price or total shareholder return; (10) dividend payout as a percentage of net income; (11) expense targets, working capital targets, or operating efficiency; and (12) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures.

The business criteria may apply to Charming Shoppes, on a consolidated basis, and/or for specified subsidiaries or affiliates or other business units of Charming Shoppes, in such terms as the 2004 Plan Compensation Committee determines, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.  The Compensation Committee may also specify that performance will be determined before payment of bonuses, capital charges, non-recurring or extraordinary income or expense, or other financial and general and administrative expenses for the performance period.

Per-Person Award Limitations.
The 2004 Plan includes limitations on the amount of awards that may be granted to a participant in a given fiscal year in order to qualify awards as “performance-based” compensation not subject to the limitation on deductibility under Section 162(m) of the Code.  Under this annual per-person limitation, a participant may in any fiscal year be granted share-based awards under the 2004 Plan relating to no more than his or her “Annual Limit.”  The Annual Limit equals 2,000,000 shares plus the amount of the participant’s unused Annual Limit relating to share-based awards as of the close of the previous fiscal year, subject to adjustments for splits and other extraordinary corporate events.  With respect to incentive awards not valued by reference to our Common Stock at the date of grant, the 2004 Plan limits such performance awards that may be earned by a participant to the participant’s defined Annual Limit, which for this purpose equals $2 million plus the amount of the participant’s unused cash Annual Limit as of the close of the previous fiscal year.  The per person limit for stock-based awards are independent of the limit on cash-denominated performance awards.   These limits apply only to awards under the 2004 Plan, and do not limit Charming Shoppes’ ability to enter into compensations arrangements outside of the 2004 Plan.

Description of the 2004 Plan

Purpose of 2004 Plan.  The 2004 Plan enables Charming Shoppes to implement a compensation program with different types of incentives for motivating employees and other leaders of Charming Shoppes and encouraging them to give Charming Shoppes long-term, excellent service.  In particular, stock-related awards are an important element of compensation for employees, because such awards enable them to acquire or increase their proprietary interest in Charming Shoppes, promoting a closer identity of interests between them and Charming Shoppes’ shareholders.  Performance-based incentive awards can provide rewards for achieving specific performance objectives, such as earnings goals.  The Compensation Committee therefore views the 2004 Plan as a key part of Charming Shoppes’ compensation program.

Types of Awards.  The 2004 Plan authorizes a broad range of awards, including:

•	stock options

•	stock appreciation rights (“SARs”)

•	restricted stock, a grant of actual shares subject to a risk of forfeiture and restrictions on transfer

•	deferred stock, a contractual commitment to deliver shares at a future date; if such a grant is forfeitable, it may be referred to as “restricted stock units”

•	other awards based on our Common Stock

•	dividend equivalents

•	stock-based performance awards, which are in effect deferred stock awards that may be earned by achieving specific performance objectives

•	cash-based performance awards tied to achievement of specific performance objectives

•	shares issuable in lieu of rights to cash compensation, which could be included under an elective deferred compensation program

Shares Available under the 2004 Plan.  The 2004 Plan reserved an aggregate of 6,500,000 shares of our Common Stock for awards plus any shares remaining available under the 1993 Employees’ Stock Incentive Plan (the “1993 Plan”) and any shares which later become available under the 1993 Plan, the 1999 Associates’ Stock Incentive Plan (the “1999 Plan”) or the 2000 Associates’ Stock Incentive Plan (the “2000 Plan”) under the share “recapture” provisions of the 2004 Plan.  Of the number of shares reserved, 2,000,000 may be delivered in connection with “full-value awards.”  For this purpose, “full-value awards” means equity awards other than options, SARs or other awards for which a participant pays or surrenders rights to payment equal to at least the grant-date fair market value of the award.  However, the 2004 Plan allows additional shares to be used for full-value awards by reducing the number of shares that remain available for options, SARs and other non-full-value awards by three shares for each share to be used for full-value awards in excess of the stated 2,000,000 share limit on full-value awards.  This adjustment results in a reduction in the total number of shares reserved under the 2004 Plan as well.  The number of shares reserved under the 2004 Plan and the limit on shares used for full-value awards are subject to adjustment in the event of stock splits, stock dividends, and other extraordinary events.  As of the end of fiscal 2009, 4,828,092 remain available for grants, of which 1,609,364 are available for full value grants.

The aggregate number of shares that may be subject to awards granted under the 2004 Plan in any fiscal year will not exceed two percent of the outstanding class of Common Stock on a fully diluted basis as of the last day of the preceding fiscal year.  For this purpose, awards granted in a given fiscal year but also cancelled or forfeited within that year will be disregarded.

Only the number of shares actually delivered to participants and as to which all restrictions have lapsed are counted against the number of shares reserved under the 2004 Plan.  Thus, shares are “recaptured” and become available again for new awards if an award expires, is forfeited, or is settled in cash, if shares are withheld or separately surrendered to pay the exercise price of an option or to satisfy tax withholding obligations relating to an award, if fewer shares are delivered upon exercise of an SAR than the number to which the SAR related, or if shares that had been issued as restricted stock are forfeited.  Thus, awards may relate to a greater number of shares than the aggregate available so long as the awards do not result in delivery and vesting of shares in excess of the number then available under the 2004 Plan. Shares delivered under the 2004 Plan may be either newly issued or treasury shares.

Eligibility. The individuals who are eligible to receive awards are discussed above, under “Material Terms of the Performance Goals – In General.” At present, approximately 270 persons may be considered to be eligible for awards under the 2004 Plan.

Administration. The 2004 Plan is administered by the Compensation Committee, except that the Board may itself act in place of the Compensation Committee to administer the 2004 Plan.  Subject to the terms and conditions of the 2004 Plan, the Compensation Committee is authorized to select participants, determine the type and number of awards to be granted and the number of shares to which awards will relate or the amount of an annual or long-term incentive award, and to determine the other terms and conditions of awards.  Although the 2004 Plan contains no terms relating to a change in control, the Compensation Committee can provide in grant agreements for accelerated vesting, lapse of restrictions, settlement, deemed satisfaction of performance conditions and cash out of awards upon a change in control.  As permitted by the 2004 Plan, the Compensation Committee has delegated authority to executive officers for the granting of awards to employees who are below the executive officer level.  See “COMPENSATION DISCUSSION AND ANALYSIS – Timing of Equity Awards and the Release of Material Information.”

Performance-Based Awards. Under the 2004 Plan, the Compensation Committee must select participants, designate performance periods and set the performance goals and amounts that may be earned corresponding to particular levels of performance, generally during the first 90 days of the performance period. The 2004 Plan permits the Compensation Committee to measure performance using a variety of business criteria, discussed above, under “Material Terms of the Performance Goals – In General.”  Performance awards are subject to the per-person award limitations discussed above, under “Material Terms of the Performance Goals – In General.” Upon completion of a performance period, the Compensation Committee must determine the level of attainment of the pre-set performance goals and that other material requirements have been met before any incentive award may be paid out. For participants whose awards are intended to qualify as performance-based compensation under Section 162(m) of the Code, the Compensation Committee retains discretion to adjust incentive awards downward, but not upward, in determining the final award amount. For other participants, both upward or downward adjustments are permitted (subject to the annual limit).

Stock Options and SARs. The Compensation Committee is authorized to grant stock options, including both incentive stock options (“ISOs”), which can result in potentially favorable tax treatment to the participant, and non-qualified stock options. SARs may also be granted, entitling the participant to receive the excess of the fair market value of a share on the date of exercise over the SAR’s designated “base price.” The exercise price of an option and the base price of a SAR are determined by the Compensation Committee, but generally may not be less than the fair market value of a share of our Common Stock on the date of grant. The maximum term of each ISO or SAR will be ten years. Subject to this limit, the times at which each option or SAR will be exercisable and provisions requiring forfeiture of unexercised options and SARs at or following termination of employment or upon the occurrence of other events generally are fixed by the Compensation Committee. Options may be exercised by payment of the exercise price in cash, shares having a fair market value equal to the exercise price or surrender of outstanding awards or other property having a fair market value equal to the exercise price, as the Compensation Committee may determine. This may include withholding of option shares to pay the exercise price. The Compensation Committee also is permitted to establish procedures for broker-assisted cashless exercises. Methods of exercise and settlement and other terms of SARs are determined by the Compensation Committee. SARs may be exercisable for shares or for cash, as determined by the Compensation Committee. The Compensation Committee can require that outstanding options be surrendered in exchange for a grant of SARs with economically matching terms.

Restricted and Deferred Stock/Restricted Stock Units. The Compensation Committee is authorized to grant restricted stock and deferred stock.  Before the end of the restricted period, shares granted as restricted stock may not be sold, and will be forfeited in the event of termination of employment in specified circumstances. The Compensation Committee establishes the length of the restricted period for awards of restricted stock. Aside from the risk of forfeiture and non-transferability, an award of restricted stock entitles the participant to the rights of a shareholder of Charming Shoppes, including the right to vote the shares and to receive dividends, unless otherwise determined by the Compensation Committee.

Deferred stock gives a participant the right to receive shares at the end of a specified deferral period. Deferred stock subject to forfeiture conditions may be denominated as an award of “restricted stock units.” The Compensation Committee establishes any vesting requirements for deferred stock/restricted stock units granted for continuing services. Before settlement, deferred stock awards, including restricted stock units, carry no voting or dividend rights or other rights associated with stock ownership, but dividend equivalents will be paid or accrue if authorized by the Compensation Committee.

Other Stock-Based Awards, Stock Bonus Awards, and Awards in Lieu of Other Obligations. The 2004 Plan authorizes the Compensation Committee to grant awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to Common Stock. The Compensation Committee determines the terms and conditions of such awards, including the consideration to be paid to exercise awards in the nature of purchase rights, the periods during which awards will be outstanding, and any forfeiture conditions and restrictions on awards. In addition, the Compensation Committee is authorized to grant shares as a bonus free of restrictions, or to grant shares or other awards in lieu of obligations under other plans or compensatory arrangements, subject to such terms as the Compensation Committee may specify. The 2004 Plan limits bonus share grants, to which no vesting period would apply, to no more than 5% of the shares authorized under the 2004 Plan.

Dividend Equivalents. The Compensation Committee may grant dividend equivalents. These are rights to receive cash, shares or other awards equal in value to the amount of dividends paid on a specified number of shares of Common Stock while an award is outstanding.

Adjustments to Shares Reserved, Awards and Award Limits. Adjustments to the number and kind of shares subject to the share limitations (including the aggregate limitation and the full-value share award limitation) and specified in the share-based Annual Limit are authorized in the event of a large, special or non-recurring dividend or distribution, recapitalization, stock split, stock dividend, reorganization, business combination, or other similar corporate transaction or event affecting the Common Stock. Similarly, adjustments are authorized to outstanding awards upon occurrence of these events, including to the number of shares subject to an award, any exercise price or share price referenced in the award terms (such as a SAR’s base price) and other terms of the award to preserve without enhancing the value of the award. The Compensation Committee is also authorized to adjust performance conditions and other terms of awards in response to these kinds of events or to changes in applicable laws, regulations, or accounting principles.

Restriction on Repricing.  The 2004 Plan includes a restriction providing that, without shareholder approval, Charming Shoppes will not amend or replace options previously granted under the 2004 Plan in a transaction that constitutes a “repricing.” Adjustments to the exercise price or number of shares subject to an option to reflect the effects of a stock split or other extraordinary corporate transaction will not constitute a “repricing.”

Amendment and Termination of the 2004 Plan. The Board may amend, suspend or terminate the 2004 Plan or the Compensation Committee’s authority to grant awards thereunder without shareholder approval, except as required by law or regulation, under the NASDAQ Marketplace Rules or the Chicago Stock Exchange listing standards.  The NASDAQ Marketplace Rules and the Chicago Stock Exchange listing standards require shareholder approval of material modifications to plans such as the 2004 Plan.  Unless earlier terminated, the 2004 Plan will terminate at such time that no shares reserved under the 2004 Plan remain available and Charming Shoppes has no further obligation with respect to any outstanding award.

Plan Benefits.  Because the Compensation Committee has discretion in granting awards under the 2004 Plan, it is not possible for Charming Shoppes to determine the amount of awards that may be granted to the named executive officers or to any of the other eligible employees.  No awards or grants have been made under the 2004 Plan that are contingent on shareholder re-approval of the material terms of the performance goals.

In accordance with SEC rules, the following table lists all options and SARs granted to the individuals and groups indicated below since the adoption of the 2004 Plan.  The options and SARs listed below for the named executive officers include the options and SARs listed in Summary Compensation Table beginning on page 33 of this Proxy Statement and are not additional awards.  As of April 27, 2009, the closing price of the Company’s Common Stock as reported on NASDAQ was $3.35 per share.

Name	Options(1)	SARs
James P. Fogarty, President and Chief Executive Officer	-	900,000
Alan Rosskamm, Former Interim Chief Executive Officer	-	41,152
Dorrit Bern, Former President and Chief Executive Officer	-	694,980
Eric M. Specter, Executive Vice President and Chief Financial Officer	-	427,300
Joseph M. Baron, Executive Vice President and Chief Operating Officer	-	342,300
James G. Bloise, Executive Vice President, Supply Chain, QA-QC and Technical Design	-	248,735
Colin D. Stern, Executive Vice President, General Counsel and Secretary	-	242,412
All current named executive officers as a group (2)	-	2,890,830
All employees, including all current officers who are not executive officers as a group	-	1,983,764

(1)	No options were granted under the 2004 Plan.

(2)	Includes current executive officers but excludes Dorrit J. Bern, the Company’s former President and Chief Executive Officer who resigned from the Company on July 8, 2008.

Federal Income Tax Implications of the 2004 Plan.  We believe that under current law the following Federal income tax consequences generally would arise with respect to awards under the 2004 Plan. The grant of an option or a SAR will create no federal income tax consequences for the participant or the Company. A participant will not have taxable income upon exercising an option which is an ISO, except that the alternative minimum tax may apply. Upon exercising an option which is not an ISO, the participant generally must recognize ordinary income equal to the difference between the exercise price and the fair market value of the freely transferable and nonforfeitable shares acquired on the date of exercise. Upon exercising a SAR, the participant must generally recognize ordinary income equal to the cash or the fair market value of the shares received.

Upon a disposition of shares acquired upon exercise of an ISO before the end of the applicable ISO holding periods, the participant must generally recognize ordinary income equal to the lesser of (i) the fair market value of the ISO shares at the date of exercise minus the exercise price or (ii) the amount realized upon the disposition of the ISO shares minus the exercise price. Otherwise, a participant’s sale of shares acquired by exercise of an option generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant’s tax “basis” in such shares. The tax “basis” normally is the exercise price plus any amount he or she recognized as ordinary income in connection with the option’s exercise. A participant’s sale of shares acquired by exercise of a SAR generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the tax “basis” in the shares, which generally is the amount he or she recognized as ordinary income in connection with the SAR’s exercise.

We normally can claim a tax deduction equal to the amount recognized as ordinary income by a participant in connection with an option or SAR, but no tax deduction relating to a participant’s capital gains. Accordingly, Charming Shoppes will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares for the applicable ISO holding periods before selling the shares.

With respect to awards other than options and SARs that result in a transfer to the participant of cash or shares or other property, if no restriction on transferability or substantial risk of forfeiture applies to the transferred amounts, the participant generally must recognize ordinary income equal to the cash or the fair market value of shares or other property actually received. Thus, for example, if Charming Shoppes grants an award of deferred stock or permits the participant to elect to defer receipt of cash or shares under a Plan award, the participant will defer the time he or she becomes subject to income tax, and Charming Shoppes’ right to claim a tax deduction will be likewise deferred. If a restriction on transferability and substantial risk of forfeiture applies to shares or other property transferred to a participant under an award (such as, for example, restricted stock), the participant generally must recognize ordinary income equal to the fair market value of the transferred amounts at the earliest time either the transferability restriction or risk of forfeiture lapses. In all cases, Charming Shoppes can claim a tax deduction in an amount equal to the ordinary income recognized by the participant, except as discussed below. A participant may elect to be taxed at the time of grant of restricted stock or other property rather than upon lapse of restrictions on transferability or the risk of forfeiture, but if the participant subsequently forfeits such shares or property he or she would not be entitled to any tax deduction, including as a capital loss, for the value of the shares or property on which he or she previously paid tax.

As discussed above, compensation that qualifies as “performance-based” compensation is excluded from the $1 million deductibility cap of Code Section 162(m), and therefore remains fully deductible by a company that pays it. Under the 2004 Plan, options and SARs granted with an exercise price or base price at least equal to 100% of the fair market value of the underlying stock at the date of grant, cash-based incentive awards to employees the Compensation Committee expects to be named executive officers at the time compensation is received, and certain other awards which are conditioned upon achievement of performance goals are intended to qualify as such “performance-based” compensation. A number of requirements must be met, however, in order for particular compensation to so qualify so there can be no assurance that such compensation under the 2004 Plan will be fully deductible under all circumstances. In addition, other awards under the 2004 Plan generally will not so qualify, so that compensation paid to certain executives in connection with such awards may, to the extent it and other compensation subject to Code Section 162(m)’s deductibility cap exceed $1 million in a given year, not be deductible by Charming Shoppes as a result of Code Section 162(m).

The foregoing provides only a general description of the application of federal income tax laws to certain awards under the 2004 Plan. This discussion is intended for the information of shareholders considering how to vote at the Meeting and not as tax guidance to participants in the 2004 Plan, as the consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes and possible taxes under section 409A of the Code) or taxes imposed under state, local, or foreign tax laws.

THE BOARD OF DIRECTORS CONSIDERS THE RE-APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER THE 2004 PLAN TO BE IN THE BEST INTERESTS OF CHARMING SHOPPES AND ITS SHAREHOLDERS AND THEREFORE RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THIS PROPOSAL AT THE MEETING.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides a summary of our compensation plans under which equity securities of Charming Shoppes were authorized for issuance as of January 31, 2009:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights(1) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	3,166,085	$5.24	5,839,677(2)
Equity compensation plans not approved by security holders	1,359,826(3)	$6.29	—
Total	4,525,911	$5.48	5,839,677

(1)
Weighted-average exercise price is calculated only for options and stock appreciation rights that have an exercise price. Thus, deferred stock and similar full-value awards (other than restricted stock) which are treated as outstanding “rights” for purposes of column (a) of this Table but which have no exercise price, are not included in the calculation of weighted-average exercise price.

(2)
2,416,647 of the shares available for future issuance may be issued other than in connection with options, warrants and rights, including 1,609,364 shares under the 2004 Plan, issuable as restricted stock, RSUs, or as a bonus, 2,955 shares under the 2003 Non-Employee Directors Compensation Plan, issuable as restricted stock or RSUs, and 804,328 shares under the Employee Stock Purchase Plan (the “ESPP”), which may be sold directly to employees at a discount. Shares other than those under the ESPP may also be issued in connection with options, warrants and rights. Shares are counted against the limits under the 2004 Plan at such time as they are actually delivered to participants and any risk of forfeiture has lapsed. Thus, shares remain available under the 2004 Plan if an award expires, is forfeited, is settled in cash, if shares are withheld or surrendered to pay the exercise price or satisfy tax withholding obligations, or if the actual shares delivered upon exercise of an award are fewer than the number of shares covered by the award, as occurs upon exercise of a stock appreciation right. The 2004 Plan includes a provision which would allow additional shares to be used for “full-value” awards by reducing the number of shares that remain available for options, SARs and other non full-value awards by three shares for each share to be used for full-value awards in excess of the stated 2,000,000 share limit on full-value awards. This adjustment would result in a reduction in the total number of shares reserved under the 2004 Plan as well.

(3)
These shares are issuable upon exercise of options and unvested deferred stock awards relating to 587,280 shares under the Amended and Restated 2000 Associates’ Stock Incentive Plan, and 62,900 shares under the 1999 Associates’ Stock Incentive Plan.  These Plans, which provide for grants only to persons who are not Directors or executive officers of Charming Shoppes, are administered by the Committee of the Board of Directors, which is permitted to delegate authority to officers of Charming Shoppes. No further awards may be granted under either of these Plans. Options under these Plans have an exercise price of at least 100% of the fair market value of the Common Stock on the grant date, vest at times specified by the Committee, and expire no later than ten years after the date of grant. The exercise price may be paid in cash or by surrender of previously acquired shares.  Also includes 709,646 inducement SARs under NASDAQ Marketplace Rule 4350(i).  The SARs were granted without shareholder approval pursuant to NASDAQ Marketplace Rule 4350(i)(1)(iv).

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of Charming Shoppes’ Board of Directors (collectively, the “Committee”) has submitted the following report for inclusion in this Proxy Statement:

Our Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on our Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, our Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in Charming Shoppes’ Annual Report on Form 10-K for the fiscal year ended January 31, 2009 for filing with the SEC.

The foregoing report is provided by the following Directors, who constitute the Compensation Committee:

Michael Goldstein (Chairperson)
Michael Appel
Richard W. Bennet, III
Pamela Davies
M. Jeannine Strandjord

PRINCIPAL SHAREHOLDERS AND MANAGEMENT OWNERSHIP

The following table shows the beneficial ownership of our Common Stock by (1) each person or group we know to be a beneficial owner of more than five percent of our outstanding Common Stock, (2) each Director and nominee for Director, (3) each named executive officer for fiscal 2009, and (4) all of our Directors and executive officers as a group. The number of shares beneficially owned is as of April 27, 2009, unless otherwise indicated, and all percentages are calculated based on the shares outstanding as of April 27, 2009. Unless otherwise indicated in the footnotes, each named person had sole voting and investment power over the shares shown as beneficially owned by that person, and the address for each named person is c/o Charming Shoppes, Inc., 3750 State Road, Bensalem, Pennsylvania 19020.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned
Arnaud Ajdler	9,356,812(1)(5)	8.11%
Michael Appel	39,412(1)(3)	*
Joseph M. Baron	204,284(2)	*
Richard W. Bennet, III	3,000(1)	*
James G. Bloise	106,625(2)	*
Yvonne M. Curl	102,524(1)	*
Pamela Davies	120,838(1)	*
James P. Fogarty	26,781(2)	*
Michael Goldstein	13,000(1)	*
Charles T. Hopkins	173,941(1)	*
Katherine M. Hudson	159,722(1)	*
Alan Rosskamm	256,175(1)	*
Eric M. Specter	342,383(2)	*
Colin D. Stern	133,157(2)	*
M. Jeannine Strandjord	69,995(1)	*
ClearBridge Advisors, LLC	9,660,745(4)	8.37%
Crescendo Partners II, L.P., Series Q	9,327,400(5)	8.08%
Dimensional Fund Advisors LP	5,967,919(6)	5.17%
First Pacific Advisors, LLC	16,696,800(7)	14.47%
Royce & Associates, LLC	13,245,081(8)	11.48%
The Clark Estates, Inc.	10,434,690(9)	9.04%
All current Directors and executive officers as a group (20 persons)	2,000,503(10)	1.73%

*           Does not exceed one percent of the outstanding class of Common Stock.

(1)           With respect to Directors who are not currently executive officers:

(i)
Includes shares as to which the Director holds options exercisable within 60 days in the following amounts:  Ms. Curl, 22,925 shares; Dr. Davies, 54,500 shares; Mr. Hopkins, 94,500 shares; Ms. Hudson, 34,500 shares; Mr. Rosskamm, 94,500 shares and Ms. Strandjord, 8,733 shares.

(ii)
Includes deferred shares which are non-forfeitable or become non-forfeitable within 60 days in the following amounts:  Ms. Curl, 19,029 shares; Dr. Davies, 32,529 shares; Ms. Hudson, 36,422 shares and Mr. Rosskamm, 32,529 shares.

(iii)	Includes 3,000 restricted stock units held by each Director which are non-forfeitable or become non-forfeitable within 60 days.

(iv)
Includes 26,412 shares issuable in settlement of CRSUs which become non-forfeitable within 60 days and have been deferred by each of the following Directors:  Mr. Ajdler, Mr. Appel, Ms. Curl, Dr. Davies, Mr. Hopkins, Mr. Rosskamm.

(v)
Includes 3,334 shares of restricted stock as to which Ms. Strandjord has voting power but which is subject to risk of forfeiture and restrictions on transferability.  Also includes 5,000 shares as to which Ms. Strandjord has shared voting and dispositive power with an adult daughter.

(vi)
Excludes shares that may be acquired by Mr. Rosskamm upon exercise of 41,152 SARs exercisable within 60 days, which SARs had a base price ($4.60 per share) in excess of the market price of Common Stock on April 27, 2009.  When SARs are exercised, the number of shares acquired equals the spread (i.e. the current market price per share minus the base price) times the number of SARs exercised divided by the current market price per share.  Thus, unlike a stock option, the full number of shares underlying a SAR cannot be acquired upon exercise of the SAR.

(2)           With respect to executive officers:

(i)	Includes 132,000 shares as to which Mr. Specter holds options exercisable within 60 days.

(ii)
Includes 26,781 shares which Mr. Fogarty could acquire upon exercise of 58,640 SARs exercisable within 60 days assuming an exercise price at April 27, 2009 based on the closing market price per share ($3.35) at that date and the base price of the SARs ($1.82 per share).  See also Note 1(vi). The actual number of shares that would be acquired upon exercise of SARs will vary based on the market price of our Common Stock at the time of exercise.

(iii)
Includes restricted stock units subject to risk of forfeiture and/or restrictions on transfer and no present voting rights in the following amounts: Mr. Baron, 91,784 shares; Mr. Bloise, 68,455 shares; Mr. Specter, 90,273 shares; and Mr. Stern, 54,857 shares.

(iv)
Includes shares of restricted stock as to which the executive officer has voting power but which are subject to risk of forfeiture and/or restrictions on transfer in the following amounts: Mr. Baron, 15,300 shares; Mr. Bloise, 5,236 shares; Mr. Specter, 13,260 shares; and Mr. Stern, 9,792 shares.

(v)
Excludes shares that may be acquired upon exercise of SARs exercisable within 60 days which SARs had a base price ($5.00 per share) in excess of the market price of Common Stock at April 27, 2009 as follows:  Mr. Baron, 7,880 shares; Mr. Bloise, 6,008 shares; Mr. Specter, 7,880 shares; and Mr. Stern, 4,846 shares.  See also Note 1(vi) above.

(vi)
Dorrit J. Bern, who resigned as our Chief Executive Officer and as a Director of the Company effective July 8, 2008, is not included in this table as current information with respect to her beneficial ownership of our Common Stock is not available to the Company.  At the date of her resignation, she directly owned 1,765,205 shares of the Company’s Common Stock.

(3)
The source of this information is a Schedule 13D/A filed May 12, 2008 by Crescendo Partners II, L.P., Series Q (“Crescendo”) and the Charming Shoppes Full Value Committee reporting beneficial ownership at May 12, 2008 (See footnote (5)). Mr. Appel directly owns 10,000 shares through the Michael Appel Rollover Account. Mr. Appel disclaims beneficial ownership of all other shares reported on the Schedule 13D/A.

(4)
The source of this information is a Schedule 13G/A filed with the Securities and Exchange Commission on February 13, 2009 and reporting beneficial ownership as of December 31, 2008. According to the Schedule 13G/A filed by ClearBridge Advisors, LLC (“ClearBridge”), ClearBridge, had sole dispositive power over 9,660,745 shares of Common Stock and sole voting  power over 7,810,356 shares of Common Stock. Their address is 620 Eighth Avenue, New York, NY 10018.

(5)
The source of this information is a Schedule 13D/A filed May 12, 2008 by Crescendo Partners II, L.P., Series Q (“Crescendo”) reporting beneficial ownership at May 12, 2008. The Schedule 13D/A reported that Crescendo beneficially owned 9,327,400 shares of Common Stock. The address of Crescendo is 825 Third Avenue, 40th Floor, New York, NY 10022.

The Schedule 13D/A was also filed on behalf of Crescendo Investments II, LLC, Crescendo Partners III, L.P., Crescendo Investments III, LLC, Eric Rosenfeld, Myca Partners, Inc., Myca Master Fund, LTD., Arnaud Ajdler, Michael Appel, Robert Frankfurt and The Charming Shoppes Full Value Committee. The Schedule 13D/A also reported that Crescendo Investments II, LLC has beneficial ownership with respect to 7,354,125 of these shares and Eric Rosenfeld has beneficial ownership with respect to 7,732,400 of these shares. The Charming Shoppes Full Value Committee has beneficial ownership over the shares held by Crescendo, Crescendo Investments II, LLC and Eric Rosenfeld plus an additional 1,570,000 shares beneficially owned by Myca Partners, Inc., Myca Master Fund, LTD and Robert Frankfurt.

Mr. Ajdler directly owns 15,000 of these shares. Mr. Ajdler disclaims beneficial ownership of all other shares reported on the Schedule 13D/A.

(6)
The source of this information is a Schedule 13G filed with the Securities and Exchange Commission on February 9, 2009 and reporting beneficial ownership as of December 31, 2008.  According to the Schedule 13G filed by Dimensional Fund Advisors LP (“Dimensional”), Dimensional had sole dispositive power over 5,967,919 shares of Common Stock and sole voting  power over 5,939,924 shares of Common Stock.  Their address is Palisades West, Building One, 6300 Bee Cave Road, Austin, TX 78746.

(7)
The source of this information is a Schedule 13G filed with the Securities and Exchange Commission on February 11, 2009 and reporting beneficial ownership as of December 31, 2008. According to the Schedule 13G filed by First Pacific Advisors, LLC (“FPA”), FPA had shared voting power over 5,557,000 shares of Common Stock and shared dispositive power over 16,696,800 shares of Common Stock. The Schedule 13G also reported that Robert L. Rodriguez and J. Richard Atwood, each a Managing Member of FPA, had beneficial ownership (with the same voting and dispositive power as FPA) with respect to these shares, and that Mr. Rodriquez had sole voting and sole dispositive power over an additional 143,200 shares. The Schedule 13G also reported FPA Capital Fund, Inc. had sole voting and shared dispositive power over 7,500,000 shares.  The address of FPA is 11400 W. Olympic Blvd., Suite 1200, Los Angeles, CA 90064.

(8)
The source of this information is a Schedule 13G/A filed with the Securities and Exchange Commission on February 6, 2009 and reporting beneficial ownership as of December 31, 2008. According to the Schedule 13G/A filed by Royce & Associates, LLC (“Royce”), Royce had sole voting and sole dispositive power over 13,245,081 shares of Common Stock. Their address is 1414 Avenue of the Americas, New York, NY 10019.

(9)
The source of this information is a Schedule 13G/A filed with the Securities and Exchange Commission on February 13, 2009 and reporting beneficial ownership as of January 26, 2009. According to the Schedule 13G/A filed by The Clark Estates, Inc. (“Clark”), Clark had sole voting power and sole dispositive power over 10,434,690 shares of Common Stock. Clark is a registered investment advisor and the reported shares are owned by certain investment companies, trusts and accounts for which Clark acts as investment advisor or investment manager. The address of The Clark Estates, Inc. is One Rockefeller Plaza, 31st Floor, New York, NY 10020.

(10)
Includes 451,658 shares as to which current Directors and executive officers hold options exercisable within 60 days, 26,781 shares which James P. Fogarty could acquire upon exercise of 58,640 SARs exercisable within 60 days (see Note 2(ii) above, 120,509 deferred shares, 416,340 restricted stock units and 60,114 shares of restricted stock as to which the Director or executive officer has voting power but which are subject to risk of forfeiture and restrictions on transferability and 5,000 shares as to which a Director shares voting and dispositive power (see Note 1(v) above).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 2009, Katherine M. Hudson, William O. Albertini, Yvonne Curl and Pamela Davies served as members of the Compensation Committee until June 25, 2008 when Michael Goldstein, Michael Appel, Richard W. Bennet, III, and Pamela Davies were appointed to serve as members of the Compensation Committee.   Upon her reelection to the Board of Directors in July 2008, M. Jeannine Strandjord was appointed to the Compensation Committee.  No member of the Compensation Committee is or was during fiscal year 2009 an employee, or is or ever has been an officer, of Charming Shoppes or its subsidiaries. No executive officer of Charming Shoppes served as a Director or a member of the Compensation Committee of another company, one of whose executive officers serves as a member of Charming Shoppes’ Board of Directors or Compensation Committee.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors has submitted the following report for inclusion in this Proxy Statement:

Our role as the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities with respect to Charming Shoppes’ accounting and financial reporting processes, including its internal control over financial reporting. Specific responsibilities of the Audit Committee are set forth in the Audit Committee Charter that has been approved by the Board of Directors. As stated in the Charter, management of Charming Shoppes is responsible for the preparation, presentation and integrity of financial statements, appropriateness of the accounting principles and reporting policies and establishing and maintaining effective internal control over financial reporting. Charming Shoppes’ independent auditors, Ernst & Young LLP, are responsible for auditing the financial statements and expressing an opinion as to their conformity with generally accepted accounting principles, reviewing the unaudited quarterly financial statements and auditing and expressing an opinion on the effectiveness of Charming Shoppes’ internal control over financial reporting. The activities of our Audit Committee are in no way designed to supersede or alter those traditional responsibilities.

In this context, our Audit Committee has met with management, the internal auditors, the independent auditors (including private sessions with the independent auditors, the internal auditors and members of management) and independently as an Audit Committee to discuss the overall scope, plans and results of audits, as well as the overall quality, reliability and integrity of Charming Shoppes’ accounting and financial reporting processes. Management represented to us that Charming Shoppes’ consolidated financial statements were prepared in accordance with generally accepted accounting principles, and our Audit Committee has reviewed and discussed the audited financial statements for fiscal 2009 with management and the independent auditors, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. In addition, our Audit Committee reviewed and discussed with management, the internal auditors and independent auditors, management’s assessment of internal control over financial reporting and the independent auditors’ evaluation of the effectiveness of Charming Shoppes’ internal control over financial reporting. We also specifically discussed with the independent auditors, Ernst & Young LLP, all matters required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended, and as adopted by the Public Accounting Oversight Board in Rule 3200T.

In addition, our Audit Committee has discussed with the independent auditors the auditors’ independence from Charming Shoppes and its management, and we received the written disclosures and letter from the independent auditors, as required by the Public Company Accounting Oversight Board Ethics and Independence Rule 3526 (Communication with Audit Committees Concerning Independence). We have concluded that the independent auditors are independent from Charming Shoppes and its management. In reaching this conclusion, we also determined that the audit and permissible non-audit services provided to Charming Shoppes were compatible with maintaining the independent auditors’ independence.

In reliance on the review and discussions referred to above, our Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements and management’s report on internal control over financial reporting be included in Charming Shoppes’ Annual Report on Form 10-K for the fiscal year ended January 31, 2009 for filing with the SEC.

The foregoing report is provided by the following independent Directors, who constitute the Audit Committee:

Charles T. Hopkins (Chairman)
Arnaud Ajdler
Yvonne M. Curl
Katherine M. Hudson

AUDIT AND OTHER FEES

Audit and Other Fees for Past Two Fiscal Years

The following table sets forth the aggregate fees billed to Charming Shoppes for services rendered by our principal independent auditors, Ernst & Young LLP, for the fiscal years ended January 31, 2009 and February 2, 2008:

	Fiscal 2009	Fiscal 2008
Audit fees(1)	$1,903,000	$2,720,000
Audit-related fees(2)	95,000	168,000
Tax fees(3)	319,000	127,000
All other fees	0	0
Total	$2,317,000	$3,015,000

(1)
Audit fees consist of the annual audit of Charming Shoppes’ consolidated financial statements and internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002. Audit fees also include interim reviews of the quarterly consolidated financial statements, as well as, work generally only the independent auditor can reasonably be expected to provide, such as statutory audits and financial audits of subsidiaries, services associated with SEC registration statements filed in connection with securities offerings (i.e., comfort letters and consents) and financial accounting and reporting consultations.

(2)
Audit-related fees consist principally of securitization-related services, and assurance and related services that are reasonably related to the performance of the audit or review of Charming Shoppes’ consolidated financial statements.

(3)
Tax fees consist principally of tax planning and advisory services, transfer pricing documentation, tax examination assistance and preparation and review of certain state and foreign subsidiary tax returns and filings ($144,000 and $13,000 in fiscal years 2009 and 2008, respectively).

Audit and Permissible Non-Audit Services Pre-Approval Policies and Procedures

All services provided by Ernst & Young LLP in fiscal year 2009 were pre-approved by our Audit Committee.

The Audit Committee has policies and procedures for pre-approval of all audit and permissible non-audit services provided by Ernst & Young LLP in order to assure that the provision of such services does not impair the independence of Ernst & Young LLP and are consistent with the Securities and Exchange Commission’s and Public Company Accounting Oversight Board’s independence rules. Each pre-approval is detailed as to the particular service or category of service and includes estimated fees.

The annual recurring audits and audit-related services and estimated fees are subject to specific pre-approval of the Audit Committee. In addition, the Audit Committee provides pre-approval of certain other audit and audit- related services and estimated fees. This provides the flexibility to permit Charming Shoppes to consult with Ernst & Young LLP on routine audit and audit-related matters and enables Ernst & Young LLP to provide services that are reasonably related to the performance of the audit or review of Charming Shoppes’ consolidated financial statements.

The Audit Committee provides pre-approval of certain tax assistance and advice, including estimated fees, thereby also providing the flexibility and permitting Charming Shoppes to be able to consult with Ernst & Young LLP on routine tax matters.

If circumstances arise during the year that require the engagement of Ernst & Young LLP for additional audit and audit related services not contemplated in the original pre-approvals, as well as other tax services and permissible non-audit services that are determined to be in the best interests of Charming Shoppes and would not impair the independence of Ernst & Young LLP, then these services and estimated fees would require specific pre-approval by the Audit Committee.

The Audit Committee has delegated to the Audit Committee Chairman the authority to evaluate and approve services and estimated fees of Ernst & Young LLP on behalf of the Audit Committee if a need arises for pre-approval between Audit Committee meetings. If the Chairman approves any such services and estimated fees, they are reported to the Audit Committee at the next scheduled meeting. Additionally, the Audit Committee receives reports at its meetings regarding the extent of services provided by Ernst & Young LLP in accordance with the pre-approval policy and the fees for services performed to date.

PROPOSAL FOR RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has selected Ernst & Young LLP as the independent auditors of Charming Shoppes for our fiscal year 2010.

Although we are not required to do so, we believe that it is appropriate for us to request shareholder ratification of the appointment of Ernst & Young LLP as our independent auditors. If shareholders do not ratify the appointment, the Audit Committee will investigate the reasons for the shareholders’ rejection and reconsider the appointment. In addition, even if the shareholders ratify the selection of Ernst & Young LLP, the Audit Committee may in its discretion appoint a different independent auditor at any time during the year if the Audit Committee determines that a change is in the best interest of the Company.

Representatives of Ernst & Young LLP are expected to be present at the Meeting to respond to shareholders’ questions and to have the opportunity to make statements they consider appropriate.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG AS OUR INDEPENDENT AUDITORS FOR FISCAL 2010.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

SEC rules require our Directors, executive officers and holders of more than 10% of our outstanding Common Stock to file Forms 3, 4 and 5 reports disclosing information concerning their transactions in and beneficial ownership of our Common Stock. Based solely on a review of filed reports and the written representations of our Directors and executive officers that no other reports were required, we believe that all Section 16(a) filing requirements have been met during fiscal 2009.

PROPOSALS FOR 2010 ANNUAL MEETING

In accordance with applicable SEC rules, any proposals of shareholders that are intended to be presented at our 2010 Annual Meeting of Shareholders and included in our proxy materials for that meeting or any nominees proposed as Director by shareholders, must be received at our principal executive offices no later than January 15, 2010 and must comply with all other applicable legal requirements in order to be included in our Proxy Statement and Proxy Card for that meeting.

In addition, under the terms of our By-laws, a shareholder who intends to present an item of business at the 2010 Annual Meeting of Shareholders, excluding a nomination for Director and other than a proposal submitted for inclusion in our proxy materials, must provide notice of such business to Charming Shoppes after February 14, 2010 and on or before March 16, 2010 and must comply with all applicable requirements of our By-laws.  Our By-laws generally require shareholders to provide advance notice to the Company of any item of business. This notice generally must, among other things, (1) identify the name and address of the proposing shareholder and any beneficial owner; (2) state the number of shares of owned of record by the proposing shareholder, beneficial owner and certain associated persons; (3) describe any interest which the proposing shareholder, beneficial owner or certain associated persons have in the proposed business; (4) describe any arrangements or understandings among the proposing shareholder, beneficial owner, certain associated persons and any other third person regarding the proposed business; (5) describe the proposed business, the reason for the proposed business and include a proposed resolution; and (6) the extent to which the nominating shareholder, any beneficial owner and certain associated persons have hedged their positions in the Company.

The full text of the relevant By-law provisions, which includes the full list of the information that must be submitted for a shareholder proposal, may be obtained upon written request directed to our Corporate Secretary.

Under the terms of our By-laws, a shareholder who intends to submit nominees to our Board of Directors, must provide notice of such nominees to Charming Shoppes no later than January 15, 2010 and must comply with all requirements of our By-laws.  See also “CORPORATE GOVERNANCE AT CHARMING SHOPPES—Director Nominations.”

COST OF SOLICITATION

The cost of solicitation of proxies will be borne by Charming Shoppes. In addition to the use of the mail, solicitations may be made by telephone and personal interviews by officers, Directors and regularly engaged employees of Charming Shoppes. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward this Proxy Statement to the beneficial owners of the shares held of record by such persons, and Charming Shoppes will reimburse them for their reasonable charges and expenses in this connection.

HOUSEHOLDING

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of Charming Shoppes’ Proxy Statement or Notice may have been sent to multiple shareholders in your household, unless Charming Shoppes has received contrary instructions from one or more shareholders. Charming Shoppes will promptly deliver a separate copy of any of these documents to you if you request one by writing as follows: Colin D. Stern, Corporate Secretary, Charming Shoppes, Inc., 3750 State Road, Bensalem, Pennsylvania 19020 or by calling Investor Relations at 215-245-9100. If you would like to receive separate copies of the Annual Report and Proxy Statement or the Notice in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact Charming Shoppes at the above address or phone number.

ADDITIONAL INFORMATION

A copy of our Annual Report on Form 10-K, which contains financial statements audited by our independent auditors as filed with the Securities and Exchange Commission (including financial statements and schedules), as well as copies of our corporate governance materials, will be furnished without charge to a shareholder upon written request to: Colin D. Stern, Corporate Secretary, Charming Shoppes, Inc., 3750 State Road, Bensalem, Pennsylvania 19020 or by calling Investor Relations at 215-245-9100.

The Reports of the Compensation Committee and the Audit Committee included in this Proxy Statement shall not be deemed “soliciting material” or otherwise deemed “filed” and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any other filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that Charming Shoppes specifically incorporates those portions of this Proxy Statement by reference therein. We are not including the information contained on our website as part of, or incorporating it by reference into, this Proxy Statement.

It is important that your shares be represented at the Meeting. If you are unable to be present in person, we respectfully request that you sign the enclosed Proxy Card and return it to us in the enclosed stamped and addressed envelope as promptly as possible.

By Order of the Board of Directors

COLIN D. STERN
Secretary

Bensalem, Pennsylvania
May 15, 2009

APPENDIX A
CHARMING SHOPPES, INC.
2004 STOCK AWARD AND INCENTIVE PLAN
As amended and restated April 30, 2009

1.           Purpose of the Plan.

The purpose of this 2004 Stock Award and Incentive Plan (the "Plan") is to aid Charming Shoppes, Inc., a Pennsylvania corporation (the "Company"), in attracting, retaining, motivating and rewarding employees and other persons who provide substantial services to the Company or its subsidiaries or affiliates, to provide for equitable and competitive compensation opportunities, to recognize individual contributions and reward achievement of Company goals, and promote the creation of long-term value for shareholders by closely aligning the interests of Participants with those of shareholders.  The Plan authorizes stock-based and cash-based incentives for Participants.

2.           Definitions.

In addition to the terms defined in Section 1 above and elsewhere in the Plan, the following capitalized terms used in the Plan have the respective meanings set forth in this Section:

        (a)           "Award" means any Option, SAR, Restricted Stock, Deferred Stock, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award, or Performance Award, together with any related right or interest, granted to a Participant under the Plan.

(b)           "Beneficiary" shall mean any person or trust which has been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under this Plan upon such Participant's death or, if there is no designated Beneficiary or surviving designated Beneficiary, then any person or trust entitled by will or the laws of descent and distribution to receive such benefits.

(c)           "Board" means the Company’s Board of Directors.

(d)           "Code" means the Internal Revenue Code of 1986, as amended. References to any provision of the Code or regulation (including a proposed regulation) thereunder shall include any successor provisions and regulations.

(e)           "Committee" means the Compensation and Stock Option Committee of the Board, the composition and governance of which is established in the Committee's Charter as approved from time to time by the Board and other corporate governance documents of the Company.  No action of the Committee shall be void or deemed to be without authority due to the failure of any member, at the time the action was taken, to meet any qualification standard set forth in the Committee Charter or this Plan.  The full Board may perform any function of the Committee hereunder, in which case the term "Committee" shall refer to the Board.

(f)           "Covered Employee" means an Eligible Person who is a Covered Employee as specified in Section 10(j).

(g)           "Deferred Stock" means a right, granted to a Participant under Section 6(e), to receive Stock or other Awards or a combination thereof at the end of a specified deferral period.  Deferred Stock may be denominated as "stock units," "restricted stock units," "phantom shares," "performance shares," or other appellations.

(h)           "Dividend Equivalent" means a right, granted to a Participant under Section 6(g), to receive cash, Stock, other Awards or other property equal in value to all or a specified portion of the dividends paid with respect to a specified number of shares of Stock.

(i)           "Effective Date" means the effective date specified in Section 10(p).

(j)           "Eligible Person" has the meaning specified in Section 5.

(k)           "Exchange Act" means the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act or rule (including a proposed rule) thereunder shall include any successor provisions and rules.

(l)           "Fair Market Value" means the fair market value of Stock, Awards or other property as determined in good faith by the Committee or under procedures established by the Committee.  Unless otherwise determined by the Committee, the Fair Market Value of Stock as of any given date means the closing sale price of a share reported on the NASDAQ National Market (or, if Shares are then principally traded on a national securities exchange, in the reported “composite transactions” for such exchange) for such date, or, if no shares were traded on that date, on the next preceding day on which there was such a trade. Fair Market Value relating to the exercise price of any Non-409A Option or Stock Appreciation Right shall conform to requirements under Code Section 409A.

(m)           "409A Awards" means Awards that constitute a deferral of compensation subject to Code Section 409A and regulations thereunder. "Non-409A Awards" means Awards other than 409A Awards (including Awards exempt under Treasury Regulation § 1.409A-1(b)(4) and any successor regulation, and Awards that vested before 2005 and which therefore are "grandfathered" under Section 409A). Although the Committee retains authority under the Plan to grant Options and Stock Appreciation Rights and Restricted Stock on terms that will qualify those Awards as 409A Awards, Options and Stock Appreciation Rights and Restricted Stock are intended to be Non-409A Awards (referred to herein as "Non-409A Options" and "Non-409A Stock Appreciation Rights") unless otherwise expressly specified by the Committee.

(n)           "Incentive Stock Option" or "ISO" means any Option designated as an incentive stock option within the meaning of Code Section 422 or any successor provision thereto and qualifying thereunder.

(o)           "Option" means a right, granted to a Participant under Section 6(b), to purchase Stock or other Awards at a specified price during specified time periods.

(p)           "Other Stock-Based Awards" means Awards granted to a Participant under Section 6(h).

(q)           "Participant" means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

(r)           "Performance Award" means a conditional right, granted to a Participant under Sections 6(i) and 7, to receive cash, Stock or other Awards or payments, as determined by the Committee, based upon performance criteria specified by the Committee.

(s)           "Preexisting Plan" means the Company’s 1993 Employees' Stock Incentive Plan, the 1999 Associates' Stock Incentive Plan and the 2000 Associates' Stock Incentive Plan.

(t)           "Qualified Member" means a member of the Committee who is a "Non-Employee Director" within the meaning of Rule 16b-3(b)(3), an “outside director” within the meaning of Regulation 1.162-27 under Code Section 162(m), and "independent" within the meaning of The NASDAQ Stock Market Inc.'s Marketplace Rules and applicable corporate governance documents of the Company.

(u)           "Restricted Stock" means Stock granted to a Participant under Section 6(d) which is subject to certain restrictions and to a risk of forfeiture.

(v)           "Rule 16b-3" means Rule 16b-3, as from time to time in effect and applicable to Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(w)           "Stock" means the Company’s Common Stock, and any other equity securities of the Company that may be substituted or resubstituted for Stock pursuant to Section 10(c).

(x)           "Stock Appreciation Rights" or "SAR" means a right granted to a Participant under Section 6(c).

3.           Administration.

(a)           Authority of the Committee.  The Plan shall be administered by the Committee, which shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants; to grant Awards; to determine the type and number of Awards, the dates on which Awards may be exercised and on which the risk of forfeiture or deferral period relating to Awards shall lapse or terminate, the acceleration of any such dates, the expiration date of any Award, whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards, or other property, and other terms and conditions of, and all other matters relating to, Awards (including authority to specify terms of Awards applicable in the event of a change in control); to prescribe documents evidencing or setting terms of Awards (such Award documents need not be identical for each Participant), amendments thereto, and rules and regulations for the administration of the Plan and amendments thereto; to construe and interpret the Plan and Award documents and correct defects, supply omissions or reconcile inconsistencies therein; and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. Decisions of the Committee with respect to the administration and interpretation of the Plan shall be final, conclusive, and binding upon all persons interested in the Plan, including Participants, Beneficiaries, transferees under Section 10(b) and other persons claiming rights from or through a Participant, and shareholders.

(b)           Manner of Exercise of Committee Authority.  At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award intended by the Committee to qualify as "performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder or intended to be covered by an exemption under Rule 16b-3 under the Exchange Act may be taken by a subcommittee, designated by the Committee or the Board, composed solely of two or more Qualified Members or may be taken by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action, provided that, upon such abstention or recusal, the Committee remains composed of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such nonqualified Member(s), shall be the action of the Committee for purposes of the Plan. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. To the fullest extent authorized under applicable provisions of the Pennsylvania Business Corporation Law, the Committee may delegate to officers or managers of the Company or any subsidiary or affiliate, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation will not cause Awards intended to qualify as "performance-based compensation" under Code Section 162(m) to fail to so qualify.  In furtherance of this authorization, unless otherwise determined by the Committee the Company's internal stock option committee shall be authorized to grant options and other awards to any eligible employee other than an executive officer in any fiscal year and subject to such limitations as the Committee may specify..

(c)           Limitation of Liability.  The Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant, legal counsel, or other professional retained by the Company to assist in the administration of the Plan.  Members of the Committee, any person acting pursuant to authority delegated by the Committee, and any officer or employee of the Company or a subsidiary or affiliate acting at the direction or on behalf of the Committee or a delegee shall not be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and any such person shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

4.           Stock Subject to Plan and Related Limitations.

(a)           Overall Number of Shares Available for Delivery.  Subject to adjustment as provided in Section 10(c), the total number of shares of Stock reserved and available for delivery in connection with Awards under the

Plan shall be (i) 6,500,000 plus (ii) the number of shares remaining available at the Effective Date under the 1993 Employees' Stock Incentive Plan and (iii) the number of shares subject to Awards under the Plan or awards under the Preexisting Plans which become available in accordance with Section 4(b) after the Effective Date   Of these shares, 2,000,000 may be delivered in connection with "full-value Awards," meaning Awards other than Options, SARs, or Awards for which the Participant pays the intrinsic value directly or by forgoing a right to receive a cash payment from the Company; provided, however, that full-value Awards relating to shares in excess of the number specified in this sentence may be granted and shares delivered in settlement thereof if the number of shares that may thereafter be delivered in connection with non-full-value Awards is reduced by three shares for each such excess share delivered in settlement of a full-value Award.  The limitation on full-value Awards under this Section 4(a) shall be subject to Section 4(b) and subject to adjustment as provided in Section 10(c).  In order that applicable regulations under the Code relating to ISOs shall be satisfied, the maximum number of shares of Stock that may be delivered upon exercise of  ISOs shall be the number specified in clauses (i) and (ii) of the first sentence of this Section 4(a), and, if necessary to satisfy such regulations, that same maximum limit shall apply to the number of shares of Stock that may be delivered in connection with each other type of Award under the Plan (applicable separately to each type of Award).  Any shares of Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.

(b)           Share Counting Rules.  The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.  Shares that are potentially deliverable under an Award under the Plan or an award under any Preexisting Plan that is canceled, expired, forfeited, settled in cash or otherwise terminated without a delivery of such shares to the Participant will not be counted as delivered under the Plan or such Preexisting Plan but will again be available for Awards under the Plan.  Shares that have been issued in connection with an Award (e.g., Restricted Stock) or Preexisting Plan award that is canceled, forfeited, or settled in cash such that those shares are returned to the Company will again be available for Awards under the Plan.  Shares withheld in payment of the exercise price or taxes relating to an Award or Preexisting Plan award and shares equal to the number surrendered in payment of any exercise price or taxes relating to an Award or Preexisting Plan award shall be deemed to constitute shares not delivered to the Participant and shall be deemed to be available for Awards under the Plan.  The foregoing notwithstanding, if issued shares are returned to the Company, including upon a cash out of Restricted Stock, surrender of shares in payment of an exercise price or taxes relating to an Award, or withholding of shares in payment of taxes upon vesting of Restricted Stock, such shares shall not become available again under the Plan if the transaction resulting in the return of shares occurs more than ten years after the date of the most recent shareholder approval of the Plan, and otherwise shares shall not become available under this Section 4(b) in an event that would constitute a "material amendment" of the Plan subject to shareholder approval under then applicable NASDAQ Marketplace Rules.  In addition, in the case of any Award granted in substitution for an award of a company or business acquired by the Company or a subsidiary or affiliate, shares issued or issuable in connection with such substitute Award shall not be counted against the number of shares reserved under the Plan, but shall be available under the Plan by virtue of the Company’s assumption of the plan or arrangement of the acquired company or business. This Section 4(b) shall apply to the share limit imposed to conform to the Treasury regulations governing ISOs only to the extent consistent with applicable regulations relating to ISOs under the Code.  Because shares will count against the number reserved in Section 4(a) upon delivery, and subject to the share counting rules under this Section 4(b), the Committee may determine that Awards may be outstanding that relate to a greater number of shares than the aggregate remaining available under the Plan, so long as Awards will not result in delivery and vesting of shares in excess of the number then available under the Plan.

(c)           Run Rate Limitation.  The aggregate number of shares that may be subject to Awards granted under the Plan in any fiscal year shall not exceed two percent of the outstanding class of Common Stock fully diluted as of the last day of the preceding fiscal year.  For this purpose, awards granted in a given fiscal year but also cancelled or forfeited within that year will be disregarded.

5.           Eligibility and Certain Award Limitations.

(a)           Eligibility.  Awards may be granted under the Plan only to Eligible Persons.  For purposes of the Plan, an "Eligible Person" means an employee of the Company or any subsidiary or affiliate, including any executive officer, a consultant or other person who provides substantial services to the Company or a subsidiary or affiliate (but excluding a person providing services solely as a non-employee director), and any person who has been offered employment by the Company or a subsidiary or affiliate, provided that such prospective employee may not receive any payment or exercise any right relating to an Award until such person has commenced employment with the Company or a subsidiary or affiliate. An employee on leave of absence may be considered as still in the employ of the Company or a subsidiary or affiliate for purposes of eligibility for participation in the Plan.  For purposes of the Plan, a joint venture in which the Company or a subsidiary has a substantial direct or indirect equity investment shall be deemed an affiliate, if so determined by the Committee.

(b)           Per-Person Award Limitations.  In each fiscal year during any part of which the Plan is in effect, an Eligible Person may be granted Awards in the aggregate relating to up to his or her Annual Limit.  A Participant's Annual Limit, in any fiscal year during any part of which the Participant is then eligible under the Plan, shall equal two million shares plus the amount of the Participant's unused Annual Limit relating to Stock-denominated Awards as of the close of the previous fiscal year, subject to adjustment as provided in Section 10(c).  In the case of a cash-denominated Award for which the limitation set forth in the preceding sentence would not operate as an effective limitation satisfying Treasury Regulation 1.162-27(e)(4) (including a cash Performance Award under Section 7), an Eligible Person may not be granted Awards authorizing the earning during any fiscal year of an amount that exceeds the Participant's Annual Limit, which for this purpose shall equal $2 million plus the amount of the Participant's unused cash Annual Limit as of the close of the previous year (this limitation is separate and not affected by the number of Awards granted during such calendar year subject to the limitation in the preceding sentence).  For this purpose, (i) "earning" means satisfying performance conditions so that an amount becomes payable, without regard to whether it is to be paid currently or on a deferred basis or continues to be subject to any service requirement or other non-performance condition, and (ii) a Participant's Annual Limit is used to the extent a number of shares or cash amount may be potentially earned or paid under an Award, regardless of whether such shares or amount in fact are earned or paid.

6.           Specific Terms of Awards.

(a)           General.  Awards may be granted on the terms and conditions set forth in this Section 6.  In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment or service by the Participant and terms permitting a Participant to make elections relating to his or her Award.  The Committee shall retain full power and discretion with respect to any term or condition of an Award that is not mandatory under the Plan.  The Committee may require payment of consideration for an Award except as limited by the Plan.

(b)           Options.  The Committee is authorized to grant Options to Participants on the following terms and conditions:

(i)           Exercise Price.  The exercise price per share of Stock purchasable under an Option (including both ISOs and nonqualified Options) shall be determined by the Committee, provided that such exercise price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such Option, subject to Sections 6(f) and 8(a).

(ii)           Option Term; Time and Method of Exercise.  The Committee shall determine the term of each Option, provided that in no event shall the term of any ISO or SAR in tandem therewith exceed a period of ten years from the date of grant.  The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid and the form of such payment (subject to Section 10(k)), including, without limitation, cash, Stock (including through withholding of Stock deliverable upon exercise, except that any such withholding transaction that will result in additional accounting expense to the Company must be expressly authorized by the Committee), other Awards or awards granted under other plans of the Company or any subsidiary or affiliate, or other property (including through "cashless exercise" arrangements, to the extent permitted by applicable law), and the methods by or forms in which Stock will be delivered or deemed to be delivered in satisfaction of Options to Participants (including deferred delivery of shares representing the Option "profit," at the election of the Participant or as mandated by the Committee, with such deferred shares subject to any vesting, forfeiture or other terms as the Committee may specify).

(iii)           ISOs.  The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Code Section 422, including but not limited to the requirement that no ISO shall be granted more than ten years after the Effective Date.

(c)           Stock Appreciation Rights.  The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(i)           Right to Payment.  A SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee, which grant price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such SAR.

(ii)           Other Terms.  The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be free-standing or in tandem or combination with any other Award, and the maximum term of an SAR, which in no event shall exceed a period of ten years from the date of grant.  The Committee may require that an outstanding Option be exchanged for an SAR exercisable for Stock having vesting, expiration, and other terms substantially the same as the Option (subject to Section 10(k)).

(d)           Restricted Stock.  The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(i)           Grant and Restrictions.  Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award document relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a shareholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee).

(ii)           Forfeiture.  Except as otherwise determined by the Committee, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes.

(iii)           Certificates for Stock.  Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv)           Dividends and Splits.  As a condition to the grant of an Award of Restricted Stock, the Committee may require that any dividends paid on a share of Restricted Stock shall be either (A) paid with respect to such Restricted Stock at the dividend payment date in cash, in kind, or in a number of shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) automatically reinvested in additional Restricted Stock or held in kind, which shall be subject to the same terms as applied to the original Restricted Stock to which it relates, or (C) deferred as to payment, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in shares of Deferred Stock, other Awards or other investment vehicles, subject to such terms as the Committee shall determine or permit a Participant to elect. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(e)           Deferred Stock.  The Committee is authorized to grant Deferred Stock to Participants, which are rights to receive Stock, other Awards, or a combination thereof at the end of a specified deferral period, subject to the following terms and conditions:

(i)           Award and Restrictions.  Issuance of Stock will occur upon expiration of the deferral period specified for an Award of Deferred Stock by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Deferred Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, and under such other circumstances as the Committee may determine at the date of grant or thereafter. Deferred Stock may be satisfied by delivery of Stock, other Awards, or a combination thereof (subject to Section 10(k)), as determined by the Committee at the date of grant or thereafter.

(ii)           Forfeiture.  Except as otherwise determined by the Committee, upon termination of employment or service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award document evidencing the Deferred Stock), all Deferred Stock that is at that time subject to such forfeiture conditions shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes.

(iii)           Dividend Equivalents.  Unless otherwise determined by the Committee, Dividend Equivalents on the specified number of shares of Stock covered by an Award of Deferred Stock shall be either (A) paid with respect to such Deferred Stock at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Deferred Stock, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in additional Deferred Stock, other Awards or other investment vehicles having a Fair Market Value equal to the amount of such dividends, as the Committee shall determine or permit a Participant to elect.

(f)           Bonus Stock and Awards in Lieu of Obligations.  The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations of the Company or a subsidiary or affiliate to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee; provided, however, that not more than five percent of the shares of Stock authorized under the Plan may be granted pursuant this Section 6(f).

(g)           Dividend Equivalents.  The Committee is authorized to grant Dividend Equivalents to a Participant, entitling the Participant to receive cash, Stock, other Awards, or other property equivalent to all or a portion of the dividends paid with respect to a specified number of shares of Stock. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to restrictions on transferability, risks of forfeiture and such other terms as the Committee may specify.

(h)           Other Stock-Based Awards.  The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock or factors that may influence the value of Stock, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries or affiliates or other business units. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine; provided, however, that any such Award for which the purchase price (together with any other cash consideration paid or forgone by the Participant) is "discounted" such that it does not at least equal the Fair Market Value of the underlying shares at the date the Award is granted shall be deemed a full-value Award for purposes of this Plan.  Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(h).

(i)           Performance Awards.  Performance Awards, denominated in cash or in Stock or other Awards, may be granted by the Committee in accordance with Section 7.

7.           Performance Awards.

(a)           Performance Awards Generally.  The Committee is authorized to grant Performance Awards on the terms and conditions specified in this Section 7. Performance Awards may be denominated as a cash amount, number of shares of Stock, or specified number of other Awards (or a combination) which may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Sections 7(b) and 7(c) in the case of a Performance Award intended to qualify as "performance-based compensation" under Code Section 162(m).

(b)           Performance Awards Granted to Covered Employees.  If the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as "performance-based compensation" for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of a preestablished performance goal and other terms set forth in this Section 7(b).

(i)           Performance Goal Generally.  The performance goal for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 7(b). The performance goal shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder (including Regulation 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being "substantially uncertain." The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(ii)           Business Criteria.  One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or affiliates or other business units of the Company, shall he used by the Committee in establishing performance goals for such Performance Awards: (1) net sales; (2) earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items; (3) net income or net income per common share (basic or diluted); (4) return measures, including, but not limited to, return on assets (gross or net), return on investment, return on capital, or return on equity; (5) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (6) interest expense after taxes; (7) economic value created or economic profit; (8) operating margin or profit margin; (9) shareholder value creation measures, including but not limited to stock price or total shareholder return; (10) dividend payout as a percentage of net income; (11) expense targets, working capital targets, or operating efficiency; and (12) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.  The Committee may specify that performance will be determined before payment of bonuses, capital charges, non-recurring or extraordinary income or expense, or other financial and general and administrative expenses for the performance period.

(iii)           Performance Period; Timing for Establishing Performance Goals.  Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to one year or more than one year, as specified by the Committee. A performance goal shall be established not later than the earlier of (A) 90 days after the beginning of any performance period applicable to such Performance Award or (B) the time 25% of such performance period has elapsed.

(iv)           Performance Award Pool.  The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 7(b)(ii) during the given performance period, as specified by the Committee in accordance with Section 7(b)(iv). The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

(v)           Settlement of Performance Awards; Other Terms.  Settlement of such Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 7(b). Any settlement which changes the form of payment from that originally specified shall be implemented in a manner such that the Performance Award and other related Awards do not, solely for that reason, fail to qualify as "performance-based compensation" for purposes of Code Section 162(m). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant or other event (including a change in control) prior to the end of a performance period or settlement of such Performance Awards.

(c)           Written Determinations.  Determinations by the Committee as to the establishment of performance goals, the amount potentially payable in respect of Performance Awards, the level of actual achievement of the specified performance goals relating to Performance Awards, and the amount of any final Performance Award shall be recorded in writing in the case of Performance Awards intended to qualify under Section 162(m). Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Section 162(m), prior to settlement of each such Award granted to a Covered Employee, that the performance objective relating to the Performance Award and other material terms of the Award upon which settlement of the Award was conditioned have been satisfied.

8.           Certain Provisions Applicable to Awards.

(a)           Stand-Alone, Additional, Tandem, and Substitute Awards.  Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any subsidiary or affiliate, or any business entity to be acquired by the Company or a subsidiary or affiliate, or any other right of a Participant to receive payment from the Company or any subsidiary or affiliate.  Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards. Subject to Sections 10(e) and 10(k), the Committee may determine that, in granting a new Award, the in-the-money value of any surrendered Award or award may be applied to reduce the exercise price of any Option, grant price of any SAR, or purchase price of any other Award, and the fair value of any surrendered Award or award may be used to reduce the fair-value purchase price of any other Award.

(b)           Term of Awards.  The term of each Award shall be for such period as may be determined by the Committee, subject to the express limitations set forth in Section 6(b)(ii) and 6(c)(ii).

(c)           Form and Timing of Payment under Awards; Deferrals.  Subject to the terms of the Plan (including Section 10(k)) and any applicable Award document, payments to be made by the Company or a subsidiary or affiliate upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property and may be made in it single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (subject to Section 10(k)).  Installment or deferred payments may be required by the Committee (subject to Section 10(e)) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock.

(d)           Exemptions from Section 16(b) Liability.  With respect to a Participant who is then subject to the reporting requirements of Section 16(a) of the Exchange Act in respect of the Company, the Committee shall implement transactions under the Plan and administer the Plan in a manner that will ensure that each transaction with respect to such a Participant is exempt from liability under Rule 16b-3 or otherwise not subject to liability under Section 16(b)), except that this provision shall not limit sales by such a Participant, and such a Participant may engage in other non-exempt transactions under the Plan.  The Committee may authorize the Company to repurchase any Award or shares of Stock deliverable or delivered in connection with any Award (subject to Section 10(k)) in order that a Participant who is subject to Section 16 of the Exchange Act will avoid incurring liability under Section 16(b).  Unless otherwise specified by the Participant, equity securities or derivative securities acquired under the Plan which are disposed of by a Participant shall be deemed to be disposed of in the order acquired by the Participant.

(e)           Limitation on Vesting of Certain Awards.  Full-value Awards (as defined in Section 4(a)) other than bonus shares granted under Section 6(f) and shares issuable in connection with dividend equivalents under Section 6(g), if their grant or vesting is subject to performance conditions, shall have a minimum vesting period of no less than one year, and such Awards, if neither their grant nor vesting is subject to performance conditions, shall have a minimum vesting period of no less than three years; provided, however, that such Awards may vest on an accelerated basis in the event of a Participant’s death, disability, retirement, other termination not due to the fault of the Participant, or in the event of a change in control or other special circumstances.  For purposes of this Section 8(e), (i) a performance period that precedes the grant of the Award will be treated as part of the vesting period if the participant has been notified promptly after the commencement of the performance period that he or she has the opportunity to earn the Award based on performance and continued service, and (ii) vesting over a one-year period or three-year period will include periodic vesting over such period if the rate of such vesting is proportional (or less rapid) throughout such period.

9.           Additional Award Forfeiture Provisions.

The Committee may condition a Participant's right to receive a grant of an Award, to exercise the Award, to retain cash, Stock , other Awards, or other property acquired in connection with an Award, or to retain the profit or gain realized by a Participant in connection with an Award, including cash or other proceeds received upon sale of Stock acquired in connection with an Award, upon compliance by the Participant with specified conditions relating to non-competition, confidentiality of information relating to or possessed by the Company, non-solicitation of customers, suppliers, and employees of the Company, cooperation in litigation, non-disparagement of the Company and its officers, directors and affiliates, and other restrictions upon or covenants of the Participant, including during specified periods following termination of employment or service to the Company.

10.           General Provisions.

(a)           Compliance with Legal and Other Requirements.  The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.

(b)           Limits on Transferability; Beneficiaries.  No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a subsidiary or affiliate thereof), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee, subject to any terms and conditions which the Committee may impose thereon (including limitations the Committee may deem appropriate in order that offers and sales under the Plan will meet applicable requirements of registration forms under the Securities Act of 1933 specified by the Securities and Exchange Commission). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award document applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(c)           Adjustments.  In the event that any large, special and non-recurring dividend or other distribution (whether in the form of cash or property other than Stock), recapitalization, forward or reverse split, Stock dividend, reorganization, merger, consolidation, spin-off, combination. repurchase, share exchange, liquidation. dissolution or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate under the Plan, then the Committee may, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock which may be delivered in connection with Awards granted thereafter, including the aggregate share limitation and full-value share limitation then applicable under the Plan, (ii) the number and kind of shares of Stock by which annual per-person Award limitations are measured under Section 5(b), (iii) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards and (iv) the exercise price, grant price or purchase price relating to any Award or, if deemed appropriate, the Committee may make provision for a payment of cash or property to the holder of an outstanding Award in settlement of such Award.  The Committee shall provide for such equitable adjustments of outstanding awards in order to preserve the positive intrinsic value of such awards, unless in the circumstances the Participant would be able to realize such intrinsic value in the absence of an adjustment.  In furtherance of the foregoing, a Participant shall have a legal right to an adjustment to an Award which constitutes a “share-based payment arrangement” in the event of an “equity restructuring,” as such terms are defined under Statement of Financial Accounting Standards No.

123R, which adjustment shall preserve without enlarging the value of the Award to the Participant.  In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals and any hypothetical funding pool relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any subsidiary or affiliate or other business unit, or the financial statements of the Company or any subsidiary or affiliate, or in response to changes in applicable laws. regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any subsidiary or affiliate or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that the existence of such authority or the making of a particular adjustment would cause Options, SARs, or Performance Awards granted under Section 8 to Participants designated by the Committee as Covered Employees and intended to qualify as "performance-based compensation" under Code Section 162(m) and regulations thereunder to otherwise fail to so qualify.

(d)           Tax Provisions.

(i)           Withholding.  The Company and any subsidiary or affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award.  This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s withholding obligations, either on a mandatory or elective basis in the discretion of the Committee.  Other provisions of the Plan notwithstanding, only the minimum amount of Stock deliverable in connection with an Award necessary to satisfy statutory withholding requirements will be withheld, except a greater amount of Stock may be withheld provided that any such withholding transaction that will result in additional accounting expense to the Company must be expressly authorized by the Committee.

(ii)           Required Consent to and Notification of Code Section 83(b) Election.  No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under a similar provision of the laws of a jurisdiction outside the United States may be made unless expressly permitted by the terms of the Award document or by action of the Committee in writing prior to the making of such election.  In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.

(iii)           Requirement of  Notification Upon Disqualifying Disposition Under Code Section 421(b).  If any Participant shall make any disposition of shares of Stock delivered pursuant to the exercise of Incentive Stock Options under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten days thereof.

(e)           Changes to the Plan.  The Board may amend, suspend or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of shareholders or Participants; provided, however, that any amendment to the Plan shall be submitted to the Company’s shareholders for approval not later than the earliest annual meeting for which the record date is after the date of such Board action if such shareholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other amendments to the Plan to shareholders for approval; and provided further, that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any outstanding Award. Without the approval of shareholders, the Committee will not amend or replace previously granted Options in a transaction that constitutes it "repricing."  For this purpose, a “repricing” means: (1) amending the terms of an Option or SAR after it is granted to lower its exercise price or base price; (2) any other action that is treated as a repricing under generally accepted accounting principles; and (3) canceling an Option or SAR at a time when its strike price is equal to or greater than the fair market value of the underlying Stock, in exchange for another Option, SAR, Restricted Stock, or other equity, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction. A cancellation and exchange described in clause (3) of the preceding sentence will be considered a repricing regardless of whether the Option, Restricted Stock or other equity is delivered simultaneously with the cancellation, regardless of whether it is treated as a repricing under generally accepted accounting principles, and regardless of whether it is voluntary on the part of the Option holder.  Adjustments to awards under Section 10(c) will not be deemed "repricings," however.

(f)           Right of Setoff.  The Company or any subsidiary or affiliate may, to the extent permitted by applicable law, deduct from and set off against any amounts the Company or it subsidiary or affiliate may owe to the Participant from time to time, including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation owed to the Participant.  Such amounts as may be owed by the Participant to the Company, although the Participant shall remain liable for any part of the Participant’s payment obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff under this Section 10(f).

(g)           Unfunded Status of Awards; Creation of Trusts.  The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation (excluding awards of Restricted Stock).  With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company’s obligations under the Plan.  Such trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

(h)           Nonexclusivity of the Plan.  Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements, apart from the Plan, as it may deem desirable, including incentive arrangements and awards which do not qualify under Code Section 162(m), and such other arrangements may be either applicable generally or only in specific cases.

(i)           Payments in the Event of Forfeitures; Fractional Shares.  Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash consideration, the Participant shall be repaid the amount of such cash consideration.  No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award.  The Committee shall determine whether and when cash, other Awards or other property shall be issued or paid in lieu of such fractional shares, or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j)           Compliance with Code Section 162(m).  It is the intent of the Company that Options and SARs granted to Covered Employees and other Awards designated as Awards to Covered Employees subject to Section 7 shall constitute qualified "performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder, unless otherwise determined by the Committee at the time of authorization or grant of an Award.  Accordingly, the terms of Sections 7(b), (c), and (d), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder.  The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee as likely to be a Covered Employee with respect to a specified fiscal year.  If any provision of the Plan or any Award document relating to a Performance Award that is designated as intended to comply with Code Section 162(m) does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable in connection with any such Award upon attainment of the applicable performance objectives.

(k)           Certain Limitations Relating to Accounting Treatment of Awards.  At any time that the Company is accounting for stock-denominated Awards under Accounting Principles Board Opinion 25 ("APB 25"), the Company intends that, with respect to such Awards, the compensation measurement date for accounting purposes shall occur at the date of grant or the date performance conditions are met if an Award is fully contingent on achievement of performance goals, unless the Committee specifically determines otherwise.  Therefore, other provisions of the Plan notwithstanding, in order to preserve this fundamental objective of the Plan, if any authority granted to the Committee hereunder or any provision of the Plan or an Award agreement would result, under APB 25, in "variable" accounting or a measurement date other than the date of grant or the date such performance conditions are met with respect to such Awards, if the Committee was not specifically aware of such accounting consequence at the time such Award was granted or provision otherwise became effective, such authority shall be limited and such provision shall be automatically modified and reformed to the extent necessary to preserve the accounting treatment of the award intended by the Committee.  This provision shall cease to be effective if and at such time as the Company no longer accounts for equity compensation under APB 25.

(l)           Governing Law.  The validity, construction, and effect of the Plan, any rules and regulations under the Plan, and any agreement under the Plan shall be determined in accordance with the Pennsylvania Business Corporation Law, to the extent applicable, other laws (including those governing contracts) of the Commonwealth of Pennsylvania, without giving effect to principles of conflicts of laws, and applicable federal law.

(m)           Awards to Participants Outside the United States.  The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. An Award may be modified under this Section 10(m) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) for the Participant whose Award is modified.

(n)           Limitation on Rights Conferred under Plan.  No Participant shall have any of the rights or privileges of a shareholder of the Company under the Plan, including as a result of the grant of an Award or the creation of any trust and deposit of shares therein, except at such time as an Option or SAR may have been duly exercised or shares may be actually delivered in settlement of an Award; provided, however, that a Participant granted Restricted Stock shall have rights of a shareholder except to the extent that those rights are limited by the terms of the Plan and the agreement relating to the Restricted Stock.  Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a subsidiary or affiliate, (ii) interfering in any way with the right of the Company or a subsidiary or affiliate to terminate any Eligible Person’s or Participant’s employment or service at any time, or (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees.  Except as expressly provided in the Plan and an Award document, neither the Plan nor any Award document shall confer on any person other than the Company and the Participant any rights or remedies thereunder.

(o)           Severability; Entire Agreement.  If any of the provisions of this Plan or any Award document is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability, and the remaining provisions shall not be affected thereby; provided, that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder.  The Plan and any Award documents contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.

(p)           Plan Effective Date and Termination.  The Plan shall become effective if, and at such time as, the shareholders of the Company have approved it by a majority of the votes cast at a duly held meeting of shareholders at which a quorum is present.  Unless earlier terminated by action of the Board of Directors, the Plan will remain in effect until such time as no Stock remains available for delivery under the Plan and the Company has no further rights or obligations under the Plan with respect to outstanding Awards under the Plan.

11.   Compliance with Code Section 409A

(a)           409A Awards and Deferrals.  Other provisions of the Plan notwithstanding, the terms of any 409A Award (which for this purpose excludes any Award that was both granted and vested before 2005 and therefore is deemed to be “grandfathered” under applicable IRS regulations and guidance unless such award is materially modified to become a 409A Award, and excludes any Award granted to a person not subject to U.S. Federal income taxation in the year of grant), including any authority of the Company and rights of the Participant with respect to the 409A Award, shall be limited to those terms permitted under Section 409A, and any terms not permitted under Section 409A shall be automatically modified and limited to the extent necessary to conform with Section 409A but only to the extent that such modification or limitation is permitted under Code Section 409A and the regulations and guidance issued thereunder.  The following rules will apply to 409A Awards:

(i)
Elections.  If a Participant is permitted to elect to defer compensation and in lieu thereof receive an Award, or is permitted to elect to defer any payment under an Award, such election will be permitted only at times in compliance with Section 409A (including transition rules thereunder).  Such election shall be made in accordance with Exhibit A hereto;

(ii)
Changes in Distribution Terms.  The Committee may, in its discretion, require or permit on an elective basis a change in the distribution terms applicable to 409A Awards (and Non-409A Awards that qualify for the short-term deferral exemption under Section 409A) in accordance with, and to the fullest extent permitted by, applicable guidance of the Internal Revenue Service (including Proposed Treasury Regulation § 1.409A, Preamble § XI.C and IRS Notice 2005-1), and otherwise in accordance with Section 409A and regulations thereunder.  The Senior Vice President -- Human Resources and General Counsel of the Company are authorized to modify any such outstanding Awards to permit election of different deferral periods provided that any such modifications may not otherwise increase the benefits to Participants or the costs of such Awards to the Company.  Other provisions of this Plan notwithstanding, changes to distribution timing resulting from amendments to this Plan or changes in Participant elections in 2008 shall not have the affect of accelerating distributions into 2008 or causing distributions that otherwise would have occurred in 2008 to be deferred until a year after 2008;

(iii)
Exercise and Distribution.  Except as provided in Section 11(a)(iv) hereof, no 409A Award shall be exercisable (if the exercise would result in a distribution) or otherwise distributable to a Participant (or his or her beneficiary) except upon the occurrence of one of the following (or a date related to the occurrence of one of the following), which must be specified in a written document governing such 409A Award and otherwise meet the requirements of Treasury Regulation § 1.409A-3:

(A)	Specified Time. A specified time or a fixed schedule;

(B)
Separation from Service.  The Participant’s separation from service (within the meaning of Treasury Regulation § 1.409A-1(h) and other applicable rules under Code Section 409A); provided, however, that if the Participant is a “specified employee” under Treasury Regulation § 1.409A-1(i), settlement under this Section 11(a)(iii)(B) shall instead occur at the expiration of the six-month period following separation from service under Section 409A(a)(2)(B)(i).  During such six-month delay period, no acceleration of settlement may occur, except (1) acceleration shall occur in the event of death of the Participant, (2), if the distribution date was specified as the earlier of separation from service or a fixed date and the fixed date falls within the delay period, the distribution shall be triggered by the fixed date, and (3) acceleration may be permitted otherwise if and to the extent permitted under Section 409A.  In the case of installments, this delay shall not affect the timing of any installment otherwise payable after the six-month delay period.  With respect to any 409A Award, a reference in any agreement or other governing document to a "termination of employment" which triggers a distribution shall be deemed to mean a "separation from service" within the meaning of Treasury Regulation § 1.409A-1(h);

(C)
Death.  The death of the Participant.  Unless a specific time otherwise is stated for payment of a 409A Award upon death, such payment shall occur in the calendar year in which falls the 30th day after death;

(D)	Disability. The date the Participant has experienced a 409A Disability (as defined below); and

(E)	409A Change in Control. The occurrence of a 409A Change in Control (as defined below).

(iv)
No Acceleration.  The exercise or distribution of a 409A Award may not be accelerated prior to the time specified in accordance with Section 11(a)(iii) hereof, except in the case of one of the following events:

(A)
Unforeseeable Emergency.  The occurrence of an Unforeseeable Emergency, as defined below, but only if the net amount payable upon such settlement does not exceed the amounts necessary to relieve such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the settlement, after taking into account the extent to which the emergency is or may be relieved through reimbursement or compensation from insurance or otherwise or by liquidation of the Participant’s other assets (to the extent such liquidation would not itself cause severe financial hardship), or by cessation of deferrals under the Plan. Upon a finding that an Unforeseeable Emergency has occurred with respect to a Participant, any election of the Participant to defer compensation that will be earned in whole or part by services in the year in which the emergency occurred or is found to continue will be immediately cancelled.

(B)
Domestic Relations Order.  The 409A Award may permit the acceleration of the exercise or distribution time or schedule to an individual other than the Participant as may be necessary to comply with the terms of a domestic relations order (as defined in Section 414(p)(1)(B) of the Code).

(C)
Conflicts of Interest.  Such 409A Award may permit the acceleration of the settlement time or schedule as may be necessary to comply with an ethics agreement with the Federal government or to comply with a Federal, state, local or foreign ethics law or conflict of interest law in compliance with Treasury Regulation § 1.409A-3(j)(4)(iii).

(D)
Change.  The Committee may exercise the discretionary right to accelerate the lapse of the substantial risk of forfeiture of any unvested compensation deemed to be a 409A Award upon a 409A Change in Control or to terminate the Plan upon or within 12 months after a 409A Change in Control, or otherwise to the extent permitted under Treasury Regulation § 1.409A-3(j)(4)(ix), or accelerate settlement of such 409A Award in any other circumstance permitted under Treasury Regulation § 1.409A-3(j)(4).

(v)	Definitions. For purposes of this Section 11, the following terms shall be defined as set forth below:

(A)
“409A Change in Control” shall be deemed to have occurred if, in connection with a Change in Control (or any other event defined as a change in control relating to a 409A Award under any applicable Company document), there occurs a change in the ownership of the Company, a change in effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company, as defined in Treasury Regulation § 1.409A-3(i)(5).

(B)
“409A Disability” means an event which results in the Participant being (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii), by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company or its subsidiaries.

(C)
“Unforeseeable Emergency” means a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, or a dependent (as defined in Code Section 152, without regard to Code Sections 152(b)(1), (b)(2), and (d)(1)(B)) of the Participant, loss of the Participant’s property due to casualty, or similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, and otherwise meeting the definition set forth in Treasury Regulation § 1.409A-3(i)(3).

(vi)
Time of Distribution.  In the case of any distribution of a 409A Award, if the timing of such distribution is not otherwise specified in the Plan or an Award agreement or other governing document, the distribution shall be made within 60 days after the date at which the settlement of the Award is specified to occur.  In the case of any distribution of a 409A Award during a specified period following a settlement date, the maximum period shall be 90 days, and the Participant shall have no influence (other than permitted deferral elections) on any determination as to the tax year in which the distribution will be made during any period in which a distribution may be made;

(vii)
Determination of “Specified Employee.” For purposes of a distributions under Section 11(a)(iii)(B), status of a Participant as a “specified employee” shall be determined annually under the Company’s administrative procedure for such determination for purposes of all plans subject to Code Section 409A.

(viii)
Non-Transferability.  The provisions of Section 10(b) notwithstanding, no 409A Award or right relating thereto shall be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant or the Participant's Beneficiary.

(ix)
Limitation on Setoffs.  If the Company has a right of setoff that could apply to a 409A Award, such right may only be exercised at the time the 409A Award would have been distributed to the Participant or his or her Beneficiary, and may be exercised only as a setoff against an obligation that arose not more than 30 days before and within the same year as the distribution date if application of such setoff right against an earlier obligation would not be permitted under Code Section 409A.

(x)
409A Rules Do Not Constitute Waiver of Other Restrictions.  The rules applicable to 409A Awards under this Section 11(a) constitute further restrictions on terms of Awards set forth elsewhere in this Plan.

(b)           Separate Payments.  Unless otherwise specified in the applicable Award agreement, each vesting tranche of an Award shall be deemed to be a separate payment for purposes of Code Section 409A, and any portion of a vesting tranche that would vest on a pro rata basis in the event of a separation from service on December 31 of a given year and the portion that would or would not vest pro rata for the period from the beginning of a calendar year to the end of the Company's fiscal year, and the remaining portion of such vesting tranche that would not so vest, each shall be deemed to be a separate payment for purposes of Code Section 409A.

(c)           Distributions Upon Vesting.  In the case of any Non-409A Award providing for a distribution upon the lapse of a substantial risk of forfeiture, if the timing of such distribution is not otherwise specified in the Plan or an Award agreement or other governing document, the distribution shall be made not later than the 15th day of the third month after the end of the fiscal year in which the substantial risk of forfeiture lapsed, and if a determination is to be made promptly following the end of a performance year (as in the case of performance shares) then the determination of the level of achievement of performance and the distribution shall be made between the start of the subsequent fiscal year and the 15th day of the third month of such subsequent fiscal year.  In all cases, the Participant shall have no influence (aside from any permitted deferral election) on any determination as to the tax year in which the distribution will be made.

(d)           Grandfathered Awards.  Any award that was both granted and vested before 2005 and which otherwise might constitute a deferral of compensation under Section 409A is intended to be “grandfathered” under Section 409A, unless it has been materially modified since October 3, 2004.  No amendment or change to the Plan or other change (including an exercise of discretion) with respect to such a grandfathered award after October 3, 2004, shall be effective if such change would constitute a “material modification” within the meaning of applicable guidance or regulations under Section 409A, except in the case of an award that is, following such modification, compliant as a 409A Award or compliant with an exemption under Section 409A.

(e)           Limitation on Adjustments.  Any adjustment under Section 10(c) shall be implemented in a way that complies with applicable requirements under Section 409A so that Non- 409A Option/SARs do not, due to the adjustment, become 409A Awards, and otherwise so that no adverse consequences under Section 409A result to Participants.

(f)           Release or Other Termination Agreement.  If the Company requires a Participant to execute a release, non-competition, or other agreement as a condition to receipt of a payment upon or following a termination of employment, the Company will supply to the Participant a form of such release or other document not later than the date of the Participant's termination of employment, which must be returned within the minimum time period required by law and must not be revoked by the Participant within the applicable time period for revocation in order for the Participant to satisfy any such condition.  If any amount payable during a fixed period following termination of employment is subject to such a requirement and the fixed period would begin in one tax year and end in the next tax year, the Company, in determining the time of payment of any such amount, will not be influenced by the timing of any action of the Participant including execution of such a release or other document and expiration of any revocation period.  In particular, the Company will be entitled in its discretion to deposit any such payment in escrow during either year comprising such fixed period, so that such deposited amount is constructively received and taxable income to the Participant upon deposit but with distribution from such escrow remaining subject to the Participant's execution and non-revocation of such release or other document.

(g)           Special Disability Provision.  Unless otherwise provided in an applicable Award agreement or other governing document, in case of a disability of a Participant, (i) for any Award or portion thereof that constitutes a short-term deferral for purposes of Section 409A, the Company shall determine whether the Participant's circumstances are such that the Participant will not return to service, in which case such disability will be treated as a termination of employment for purposes of determining the time of payment of such Award or portion thereof then subject only to service-based vesting, and (ii) for any Award or portion thereof that constitutes a 409A Award, the Company shall determine whether there has occurred a "separation from service" as defined under Treasury Regulation § 1.409A-1(h) based on Participant's circumstances, in which case such disability will be treated as a separation from service for purposes of determining the time of payment of such Award or portion thereof then subject only to service-based vesting.  In each case, the Participant shall be accorded the benefit of vesting that would result in the case of disability in the absence of this provision, so that the operation of this provision, intended to comply with Section 409A, will not disadvantage the Participant.  The Company's determinations hereunder will be made within 30 days after the disability arises or there occurs a material change in the Participant's condition that constitutes the disability.  In the case of any short-term deferral, if (i) circumstances arise constituting a disability but not constituting a termination of employment, (ii) the Award would provide for vesting upon a termination due to disability, and (iii) the Award would not qualify as a short-term deferral if the Participant were then permitted to elect the time at which to terminate employment due to the disability, then only the Company will be entitled to act to terminate Participant's employment due to disability.

(h)           Limit on Authority to Amend.  The authority to adopt amendments under Section 10(e) does not include authority to take action by amendment that would have the effect of causing Awards to fail to meet applicable requirements of Section 409A.

(i)           Scope and Application of this Provision.  For purposes of this Section 11, references to a term or event (including any authority or right of the Company or a Participant) being “permitted” under Section 409A mean that the term or event will not cause the Participant to be deemed to be in constructive receipt of compensation relating to the 409A Award prior to the distribution of cash, Shares or other property or to be liable for payment of interest or a tax penalty under Section 409A.

Exhibit A

Deferral Election Rules

If a participant in a plan, program or other compensatory arrangement (a "plan") of Charming Shoppes, Inc. (the "Company") is permitted to elect to defer awards or other compensation, any such election relating to compensation deferred under the applicable plan must be received by the Company prior to the date specified by or at the direction of the administrator of such plan (the "Administrator," which in most instances will be the Human Resources Department).  For purposes of compliance with Section 409A of the Internal Revenue Code (the "Code"), any such election to defer shall be subject to the rules set forth below, subject to any additional restrictions as may be specified by the Administrator.  Under no circumstances may a participant elect to defer compensation to which he or she has attained, at the time of deferral, a legally enforceable right to current receipt of such compensation.

(1)
Initial Deferral Elections.  Any initial election to defer compensation (including the election as to the type and amount of compensation to be deferred and the time and manner of settlement of the deferral) must be made (and shall be irrevocable) no later than December 31 of the year before the participant’s services are performed which will result in the earning of the compensation, except as follows:

•	Initial deferral elections with respect to compensation that, absent the election, constitutes a short-term deferral may be made in accordance with Treasury Regulation § 1.409A-2(a)(4) and (b);
•
Initial deferral elections with respect to compensation that remains subject to a requirement that the participant provide services for at least 12 months (a “forfeitable right” under Treasury Regulation § 1.409A-2(a)(5)) may be made on or before the 30th day after the participant obtains the legally binding right to the compensation, provided that the election is made at least 12 months before the earliest date at which the forfeiture condition could lapse and otherwise in compliance with Treasury Regulation § 1.409A-2(a)(5);

•
Initial deferral elections by a participant in his or her first year of eligibility may be made within 30 days after the date the participant becomes eligible to participate in the applicable plan, with respect to compensation paid for services to be performed after the election and in compliance with Treasury Regulation § 1.409A-2(a)((7);

•
Initial deferral elections by a participant with respect to performance-based compensation (as defined under Treasury Regulation § 1.409A-1(e)) may be made on or before the date that is six months before the end of the performance period, provided that (i) the participant was employed continuously from either the beginning of the performance period or the later date on which the performance goal was established, (ii) the election to defer is made before such compensation has become readily ascertainable (i.e., substantially certain to be paid), (iii) the performance period is at least 12 months in length and the performance goal was established no later than 90 days after the commencement of the service period to which the performance goal relates, (iv) the performance-based compensation is not payable in the absence of  performance except due to death, disability, a 409A Change in Control (as defined in Section 11(a)(v)(A) of the 2004 Stock Award and Incentive Plan) or as otherwise permitted under Treasury Regulation § 1.409A-1(e), and (v) this initial deferral election must in any event comply with Treasury Regulation § 1.409A-2(a)(8);

•	Initial deferral elections resulting in Company matching contributions may be made in compliance with Treasury Regulation § 1.409A-2(a)(9);
•	Initial deferral elections may be made to the fullest permitted under other applicable provisions of Treasury Regulation § 1.409A-2(a); and

(2)
Further Deferral Elections.  The foregoing notwithstanding, for any election to further defer an amount that is deemed to be a deferral of compensation subject to Code Section 409A (to the extent permitted under Company plans, programs and arrangements), any further deferral election made under the Plan shall be subject to the following, provided that deferral elections in 2005 - 2008 may be made under applicable transition rules under Section 409A:

•	The further deferral election will not take effect until at least 12 months after the date on which the election is made;
•
If the election relates to a distribution event other than a Disability (as defined in Treasury Regulation § 1.409A-3(i)(4)), death, or Unforeseeable Emergency (as defined in Treasury Regulation § 1.409A-3(i)(3)), the payment with respect to which such election is made must be deferred for a period of not less than five years from the date such payment would otherwise have been paid (or in the case of a life annuity or installment payments treated as a single payment, five years from the date the first amount was scheduled to be paid), to the extent required under Treasury Regulation § 1.409A-2(b);

•
The requirement that the further deferral election be made at least 12 months before the original deferral amount would be first payable may not be waived by the Administrator, and shall apply to a payment at a specified time or pursuant to a fixed schedule (and in the case of a life annuity or installment payments treated as a single payment, 12 months before the date that the first amount was scheduled to be paid);

•	The further deferral election shall be irrevocable when filed with the Company; and
•	The further deferral election otherwise shall comply with the applicable requirements of Treasury Regulation § 1.409A-2(b).

(3)
Transition Rules.  Initial deferral elections and elections to change any existing deferred date for distribution of compensation in any transition period designated under Department of the Treasury and IRS regulations may be permitted by the Company to the fullest extent authorized under transition rules and other applicable guidance under Code Section 409A (including transition rules in effect in the period 2005 – 2008).

CHARMING SHOPPES, INC.
Proxy for the Annual Meeting of Shareholders

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Alan Rosskamm and Yvonne M. Curl, and each of them, Proxies of the undersigned, with full power of substitution, to vote and act as designated on the reverse side with respect to all shares of Common Stock of Charming Shoppes, Inc. (the “Company”) which the undersigned would be entitled to vote, as fully as the undersigned could vote and act if personally present, at the Annual Meeting of Shareholders of the Company to be held on Thursday, June 25, 2009 and at any adjournments thereof.

UNLESS OTHERWISE INDICATED ON THE REVERSE SIDE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NINE NOMINEES FOR DIRECTOR, “FOR” THE RE-APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER THE 2004 STOCK AWARD AND INCENTIVE PLAN, AND “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF CHARMING SHOPPES TO SERVE FOR THE 2010 FISCAL YEAR, AS SET FORTH IN THE PROXY STATEMENT.

(Continued and to be signed on the reverse side)

PROXY CARD FOR

ANNUAL MEETING OF SHAREHOLDERS OF

CHARMING SHOPPES, INC.

Thursday, June 25, 2009
10:00 a.m. Eastern Time
Lane Bryant offices of Charming Shoppes, Inc.
3344 Morse Crossing Road
Columbus, OH 43219-3092

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement, Proxy Card and the Company’s Annual Report on Form 10-K
are available at www.charmingshoppes.com/proxy2009

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

$ Please detach along perforated line and mail in the envelope provided. $

■    20930300000000000000 7                                                                                                                                                                                                                          062509

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NINE NOMINEES FOR DIRECTOR AND “FOR” PROPOSALS 2 AND 3.  PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. To elect the nine (9) Director nominees named herein for a one-year term:		FOR AGAINST ABSTAIN
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	NOMINEES: O Arnaud Ajdler O Michael C. Appel O Richard W. Bennet, III O Yvonne M. Curl O James P. Fogarty O Michael Goldstein O Katherine M. Hudson O Alan Rosskamm O M. Jeannine Strandjord

2. To re-approve the material terms of the performance goals under our 2004 Stock Award and Incentive Plan to preserve Charming Shoppes’ tax deductions in accordance with Section 162(m) of the Internal Revenue Code.

3. To ratify the appointment of Ernst & Young LLP as independent auditors of Charming Shoppes to serve for the 2010 fiscal year.
☐ ☐ ☐ ☐ ☐ ☐
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●
The Proxies are authorized to vote in their discretion upon such other matters as may properly come before the Meeting.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement, and revokes all previously granted Proxies.

To change the address on your account, please check the box at right and indicate your new address in the address
space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.   ☐

Signature of Shareholder:  [                                                                       ]  Date: [                            ]  Signature of Shareholder:  [                                                              ]  Date:  [                           ]
Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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